                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_]  Preliminary Proxy Statement    [_]  Confidential, For Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to Rule 14a-12


                  MARRIOTT RESIDENCE INN II LIMITED PARTNERSHIP

--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[_] No fee required.
[X] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    Units of limited partnership interest in Marriott Residence Inn II Limited Partnership
--------------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

    70,000 units of limited partnership interest in Marriott Residence Inn II Limited Partnership
--------------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it is determined):

    The filing fee was determined by (1) adding (a) the general partner's merger consideration of $200,000 to (b) the product of 70,000, the sum of units of limited partnership interest in Marriott Residence Inn II Limited Partnership, and the merger consideration of $415.00 per unit in cash and
    (2) multiplying that result ($29,250,000) by 1/50 of one percent.
--------------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

    $29,250,000
--------------------------------------------------------------------------------

    (5) Total fee paid:

    $5,850
--------------------------------------------------------------------------------

[X] Fee paid previously with preliminary proxy materials.
[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

--------------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
    (3) Filing Party:

--------------------------------------------------------------------------------
    (4) Date Filed:

--------------------------------------------------------------------------------

                  MARRIOTT RESIDENCE INN II LIMITED PARTNERSHIP
                               10400 Fernwood Road
                            Bethesda, Maryland 20817
                                 (301) 380-9000

                                                                    July 5, 2002

To the Limited Partners of Marriott Residence Inn II Limited Partnership:

     Your general partner is seeking your consent to the agreement and plan of merger, dated as of April 30, 2002, among the partnership, RIBM Two LLC, Apple Hospitality Two, Inc. and AHT Res II Acquisition, L.P., a wholly owned indirect subsidiary of Apple Hospitality. If the merger agreement is approved and the merger becomes effective, each unit of limited partnership interest that you own immediately prior to consummation of the merger will be converted into $415 in cash. Thereafter, the partnership will be a wholly owned indirect subsidiary of Apple Hospitality.

     In addition to the $415 per unit of merger consideration that you will receive from Apple Hospitality, you also will receive your pro rata beneficial interest in a liquidating trust to be established by the partnership to, among other things, facilitate certain post-closing adjustments among the parties and hold certain contingent assets of the partnership. Prior to the closing of the merger, the partnership will contribute $300,000 of partnership cash (approximately $4.28 per unit) and assign certain contingent assets of the partnership to the liquidating trust. As soon as the liquidating trust has satisfied the obligations for which it is created, which is expected to occur approximately two years after the completion of the merger, it will be liquidated and all of its remaining assets will be distributed to the beneficiaries of the liquidating trust.

     The liquidating trust will be administered without profit by RIBM Two LLC. The beneficial interests in the liquidating trust will not be certificated and will not be transferable.

     Completion of the merger requires the consent of the holders of a majority of the issued and outstanding units of limited partnership interest in the partnership. Only holders of record of the units at the close of business on July 3, 2002 will be entitled to consent to the merger agreement.

     In our capacity as general partner of the partnership, RIBM Two LLC carefully reviewed and considered the terms and conditions of the proposed merger. Based on our review, we have determined that the terms of the merger agreement and the merger are advisable and fair to and in the best interests of the partnership and its limited partners. In making this determination, we considered, among other things, the opinion of Merrill Lynch & Co., the partnership's financial advisor, to the effect that, as of the date of the opinion, and based upon the assumptions made, matters considered and limitations on Merrill Lynch's review described in the opinion, the $415 per unit to be received by the limited partners pursuant to the merger, exclusive of any distribution of available unrestricted partnership cash or the intended distribution of beneficial interests in the liquidating trust to be made in connection with the merger, is fair from a financial point of view to the limited partners.

     After careful consideration, we have determined that the merger agreement and the merger are fair to and in the best interests of the partnership and the limited partners and we recommend that you vote "FOR" approval of the merger agreement by checking the "FOR" box on the enclosed consent form.
             ----------------------

     The attached consent solicitation statement provides you with detailed information about the proposed merger. A copy of the merger agreement is attached to the consent solicitation statement as Appendix A. Please read these
                                                  -----------
materials carefully.

     Your vote is very important. Abstentions or failure to return the enclosed consent form will have the same effect as voting against the merger. Therefore, you are requested to complete, sign and return the consent form in the enclosed pre-paid envelope at your earliest convenience and, in any event, by the expiration date of the consent solicitation period which is 2:00 p.m., New York City time, on August 8, 2002, or such later date and time as we may set. You may withdraw your consent at any time before the expiration of the consent solicitation period.

     If you have any questions about the consent solicitation statement, please call our information agent, Georgeson Shareholder Communications, Inc. at (866) 761-0261.

                                                  Very truly yours,


                                                  RIBM Two LLC
                                                  General Partner

                                                  Robert E. Parsons, Jr.
                                                  President and Manager


        PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED CONSENT FORM.

     This consent solicitation statement is dated July 5, 2002. This consent solicitation statement and the related consent form are being mailed to limited partners on or about July 8, 2002.

                                TABLE OF CONTENTS
                                -----------------

QUESTIONS AND ANSWERS ABOUT THE MERGER ....................................................................  iii
SUMMARY TERM SHEET ........................................................................................  1
    The Parties ...........................................................................................  1
    The Consent Solicitation ..............................................................................  2
    The Merger Agreement ..................................................................................  2
    Recommendation of the General Partner .................................................................  6
    Opinion of Financial Advisor ..........................................................................  6
    Interests of the General Partner and its Affiliates in the Merger .....................................  7
THE CONSENT SOLICITATION ..................................................................................  8
    Purpose of Consent Solicitation .......................................................................  8
    Record Date; Units Outstanding Entitled to Vote .......................................................  8
    Required Vote .........................................................................................  8
    Consent Solicitation Period ...........................................................................  8
    Consent Procedures; Change or Withdrawal of Consents ..................................................  8
    Effective Time of the Merger ..........................................................................  9
    No Special Meeting ....................................................................................  9
    Solicitation of Consents; Expenses ....................................................................  9
    Recommendation of the General Partner ................................................................. 10
THE PARTIES ............................................................................................... 11
    Marriott Residence Inn II Limited Partnership ......................................................... 11
    The General Partner ................................................................................... 12
    Apple Hospitality and AHT Res II Acquisition .......................................................... 13
THE MERGER ................................................................................................ 14
    Background of the Merger .............................................................................. 14
    Reasons for the Merger ................................................................................ 20
    Recommendation of the General Partner ................................................................. 22
    Opinion of Financial Advisor .......................................................................... 22
    Merger Financing ...................................................................................... 27
    Regulatory Approvals .................................................................................. 27
    Interests of the General Partner and Affiliates in the Merger ......................................... 27
    Material Federal Income Tax Considerations of the Merger .............................................. 27
    Material Federal Income Tax Considerations of the Receipt of Interests in the Liquidating Trust ....... 31
    No Rights of Appraisal ................................................................................ 35
    Failure to Approve the Merger Agreement ............................................................... 35
THE MERGER AGREEMENT ...................................................................................... 38
    Structure of the Merger ............................................................................... 38
    The Effective Time of the Merger ...................................................................... 38
    Merger Consideration; Conversion of Partnership Interests in the Merger ............................... 38
    Other Distributions to be Made in Connection with the Merger .......................................... 39
    Escrow Deposit ........................................................................................ 39
    Exchange of Units for Merger Consideration ............................................................ 40
    Establishment of the Liquidating Trust ................................................................ 41
    Representations and Warranties ........................................................................ 44
    Conduct of Business by the Partnership Pending the Merger ............................................. 45

    Additional Covenants ................................................................. 47
    Indemnification by the General Partner and the Liquidating Trust ..................... 51
    No Solicitation by the Partnership or the General Partner ............................ 52
    Conditions to Completion of the Merger ............................................... 54
    Termination of the Merger Agreement .................................................. 56
    Termination Fee ...................................................................... 59
    Expenses ............................................................................. 60
    Waiver and Amendment of the Merger Agreement ......................................... 61
    Deposit Escrow Agreement ............................................................. 61
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT ........................... 64
PRICE RANGE FOR THE UNITS ................................................................ 65
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS ..................................... 66
WHERE YOU CAN FIND ADDITIONAL INFORMATION ................................................ 67

APPENDIX A    AGREEMENT AND PLAN OF MERGER

APPENDIX B    OPINION OF MERRILL LYNCH & CO.

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

       The following questions and answers are intended to address briefly some commonly asked questions regarding the merger. These questions and answers may not address all questions that may be important to you as a limited partner. Please refer to the more detailed information contained elsewhere in this consent solicitation statement and its appendices.

Q:     To what am I being asked to consent?

A: You are being asked to consent to the merger agreement. Approval of the merger agreement will also constitute approval of the merger and the other transactions contemplated by the merger agreement, including the establishment of the liquidating trust. The merger agreement provides that AHT Res II Acquisition, L.P., a wholly owned indirect subsidiary of Apple Hospitality, will merge with and into the partnership, with the partnership being the surviving entity, and the partners of AHT Res II Acquisition, L.P. becoming the sole partners of the partnership. After the merger, the partnership will be a wholly owned indirect subsidiary of Apple Hospitality.

Q:     What will I receive as a result of the merger?

A: You will receive $415 in cash for each unit of limited partnership interest that you own immediately prior to the closing of the merger.

       In addition to the $415 per unit of merger consideration described above, if the merger is completed you also will receive your pro rata beneficial interest in a liquidating trust to be created by the partnership to hold several contingent assets of the partnership and to facilitate certain cash flow adjustments and other transactions to be made by the parties after the closing of the merger.

Q:     How much will the general partner receive in the merger?

A: The general partner will receive $200,000 in cash for its 1% general partner interest. The general partner's merger consideration will be retained by Apple Hospitality for a period of time after completion of the merger to satisfy certain indemnification obligations that the general partner agreed to fund under the merger agreement.

Q:     What is the general partner's recommendation with respect to the merger?

A: After careful consideration, which included obtaining an opinion from Merrill Lynch & Co. concerning the fairness, from a financial point of view, of the $415 per unit to be received by the limited partners pursuant to the merger, the general partner has determined that the merger agreement and the merger are fair to and in the best interests of the partnership and the limited partners. Therefore, the general partner recommends that you vote "FOR" approval of the merger agreement.

Q:     Who is entitled to vote on the merger?

A: Only limited partners of record holding units of limited partnership interest as of the close of business on July 3, 2002 are entitled to vote on the merger. Each limited partner who has been admitted to the partnership is entitled to cast one vote for each unit held of record. Holders of fractional units are entitled to cast a fractional vote with respect to any fractional unit held of record.

Q: What vote is required for limited partners to approve the merger agreement?

A: In order for the merger agreement to be approved, limited partners holding a majority of the issued and outstanding units must affirmatively approve the merger agreement.

Q:     What happens if I abstain or fail to return a consent form?

A: Abstentions or failure to return the enclosed consent form will have the same effect as voting against the merger agreement.

Q: What happens if I properly execute a consent form but do not include voting instructions?

A: All properly executed consent forms that contain no voting instructions will be deemed to have been voted for the approval of the merger agreement.

Q:     What do I need to do now?

A: You should carefully read and consider the information contained in this consent solicitation statement. You should then complete, date and sign your consent form and return it in the enclosed return envelope as soon as possible so that your units will be voted.

Q:     What is the deadline to return my consent form?

A: The consent solicitation period ends at 2:00 p.m., New York City time, on August 8, 2002, unless this period is extended by the general partner in its sole discretion. You will be notified by mail if this period is extended. Consent forms received after the consent solicitation period will not be voted.

Q:     Can I change my vote after I have mailed the consent form?

A: Yes. You may withdraw your consent or change your vote at any time before the expiration of the consent solicitation period by executing and delivering a subsequently dated consent form or a written notice stating that the consent is withdrawn to Georgeson Shareholder Communications, Inc., 17 State Street, New York, NY 10004. Consent forms and notices of withdrawal or change of vote received after the expiration of the consent solicitation period will not be valid.

Q:     What happens if the limited partners do not approve the merger agreement?

A: If the limited partners do not approve the merger agreement the merger will not occur. In such event, you will not receive the merger consideration or the liquidating trust distribution described in this consent solicitation statement which is to be made subject to and in connection with the merger.

       Regardless of whether the merger is completed, the general partner and the manager of the partnership's inns expect to make certain changes to the management agreement pursuant to which the manager operates the inns. These changes are discussed in detail in this consent solicitation statement. If the limited partners do not approve the merger agreement, they will continue to own a limited partner interest in the partnership and receive, if enacted, the benefits, if any, of such proposed changes to the management agreement. There can be no assurance, however, that such changes will be made or that such changes will be made in substantially the form described in this consent solicitation statement.

Q:     Are there any other conditions to completion of the merger?

A: Yes. In addition to the approval of the limited partners, consummation of the merger also is conditioned upon the consent of the partnership's lender, the consent of the manager of the partnership's inns and other customary conditions.

Q:     Will I have appraisal rights as a result of the merger?

A: No. Limited partners are not entitled to appraisal rights as a result of the merger.

Q:     When will I receive the merger consideration?

A: The merger is expected to be completed as soon as practicable following the expiration of the consent solicitation period. Following the merger, you will receive instructions on how to receive your cash payment in exchange for your units of limited partnership interest. You will receive your cash payment promptly after you return your letter of transmittal to the paying agent. Because your units are held by the partnership in book entry form, you do not have to return any certificates you may have with the letter of transmittal. You also will receive the beneficial interests in the liquidating trust promptly after the closing of the merger.

Q.     Will I receive any cash in addition to the merger consideration?

A. At this time, we believe that any unrestricted partnership cash remaining in the partnership immediately prior to the consummation of the merger will be minimal. If the amount of unrestricted partnership cash remaining would equal $5.00 or more per unit, we will make a distribution of that amount to you immediately prior to the closing of the merger. If the amount of partnership cash per unit is less than $5.00, the partnership cash will be contributed to the assets of the liquidating trust.

Q: What material federal income tax considerations should I consider in connection with the merger?

A: You will be treated as having made a taxable disposition of your units of limited partnership interest pursuant to the merger. In general, it is expected that you will recognize long- or short-term capital gain or loss in the merger in an amount equal to the difference between (a) the sum of the cash you receive as merger consideration and the portion of the partnership's liabilities allocable to your units for federal income tax purposes and (b) your tax basis in your units. In addition, the issuance to you of beneficial interests in the liquidating trust to be created by the partnership generally will be taxable, but only to the extent that your pro rata share of the cash held by the liquidating trust (estimated as approximately $4.28 per unit) exceeds your basis in your units immediately before the issuance.

       We recommend that you read the sections entitled "The Merger--Material Federal Income Tax Considerations of the Merger" and "The Merger--Material Federal Income Tax Considerations of the Receipt of Beneficial Interests in the Liquidating Trust" in this consent solicitation statement for a more detailed explanation of the tax considerations of the merger and the issuance of beneficial interests in the liquidating trust. You also should consult your tax advisor regarding the specific tax consequences of these events that are applicable to you.

Q:     Who can help answer more questions?

A: If you have more questions about the merger after reading this consent solicitation statement, you should contact the information agent:

         Georgeson Shareholder Communications, Inc.
         (866) 761-0261

                               SUMMARY TERM SHEET

     This summary term sheet, together with the preceding question and answer section, highlights selected information from this consent solicitation statement and may not contain all of the information that is important to you. To understand fully the transactions contemplated by the merger agreement, you should carefully read this entire consent solicitation statement, the merger agreement which is attached as Appendix A and the other documents to which this
                               ----------
consent solicitation statement refers you. For details on how you can obtain more information about the partnership, see "Where You Can Find Additional Information" on page 67. Each item in this summary term sheet includes a page reference directing you to a more complete description of that item.

                            The Parties (See page 11)

Marriott Residence Inn II Limited Partnership
RIBM Two LLC
10400 Fernwood Road
Bethesda, Maryland 20817
(301) 380-2070

     The partnership is a limited partnership formed under the laws of Delaware to acquire and own, together with its wholly owned subsidiary Bossier RIBM Two LLC, 23 Marriott Residence Inn properties and the land on which the properties are located. The partnership's and its subsidiary's inns have a total of 2,487 suites and are located in 16 states in the United States: four in Florida, three in California, two in each of North Carolina and South Carolina and one in each of Alabama, Illinois, Louisiana, Massachusetts, Michigan, Mississippi, Nevada, New Mexico, Ohio, Pennsylvania, Tennessee and Texas. The partnership's and its subsidiary's inns are operated as part of the Residence Inn by Marriott franchise system and are managed by Residence Inn by Marriott, Inc., a wholly owned subsidiary of Marriott International, Inc., under long-term management agreements. The partnership was formed in 1988 through a public offering of 70,000 units of limited partnership interest.

     RIBM Two LLC is the sole general partner of the partnership. The general partner has exclusive authority to conduct the business and affairs of the partnership in accordance with the partnership agreement and applicable laws. The general partner owns a 1% general partner interest in the partnership.

Apple Hospitality Two, Inc.
AHT Res II Acquisition, L.P.
10 South Third Street
Richmond, Virginia 23219
(804) 344-8121

     Apple Hospitality Two, Inc., a Virginia corporation, was formed on January 17, 2001. Apple Hospitality focuses on purchasing and owning upper-end, extended-stay hotel properties located in selected metropolitan areas. Wholly owned indirect subsidiaries of Apple Hospitality currently own 25 extended-stay hotels located in 11 states in the United States. Apple Hospitality leases all of its hotels to Apple Hospitality Management Inc., its taxable real estate investment trust subsidiary or its subsidiaries. Through Apple Hospitality Management, Apple Hospitality engages Residence Inn by Marriott, Inc. to operate its hotels, all of which are operated as part of the Residence Inn by Marriott franchise system.

     AHT Res II Acquisition, L.P. is a wholly owned indirect subsidiary of Apple Hospitality that was formed solely for the purpose of effecting the merger.

     "Residence Inn by Marriott" is a trademark of Marriott International, Inc. This consent solicitation statement also includes trademarks and trade names of other parties.

                      The Consent Solicitation (See page 8)

Consent Requested; Record Date (See page 8)

     The general partner is soliciting the limited partners' approval of the merger agreement. Approval of the merger agreement also will constitute approval of the merger and the other transactions contemplated by the merger agreement, including the establishment of the liquidating trust. The general partner has set the close of business on July 3, 2002 as the record date for the determination of limited partners entitled to approve the merger agreement. Only holders of record of the units of limited partnership interest on the record date will be entitled to approve the merger agreement. As of the record date, there were 70,000 units issued and outstanding, held of record by 3,230 limited partners. Except for the 1% general partner interest held by the general partner, the partnership has no other class of securities.

Required Consent (See page 8)

     Under the terms of the partnership agreement, approval of the merger agreement requires the affirmative consent of limited partners holding a majority of the issued and outstanding units, excluding units held by the general partner and its affiliates. As of the record date, neither the general partner nor affiliates of the general partner owned any units. Each limited partner is entitled to cast one vote for each unit held of record on the record date. Holders of fractional units are entitled to cast a fractional vote with respect to any fractional unit held of record.

Solicitation Period (See page 8)

     To have your vote count, you must complete, sign and return the consent form in the enclosed postage-paid envelope prior to 2:00 p.m., New York City time, on August 8, 2002, or such later date and time as the general partner may set. You may withdraw your consent at any time before the expiration of the consent solicitation period.

                       The Merger Agreement (See page 38)

The Structure of the Merger (See page 38)

     In the merger, AHT Res II Acquisition will be merged with and into the partnership, with the partnership being the surviving entity. As a result of the merger, the outstanding units of limited partnership interest and the general partner interest of the partnership will be converted into the right to receive the merger consideration provided for in the merger agreement, and the partners of AHT Res II Acquisition will become the sole partners of the partnership. After the merger, the partnership will be a wholly owned indirect subsidiary of Apple Hospitality.

     The merger agreement is included as Appendix A to this consent solicitation
                                         ----------
statement. It is the legal document that governs the merger.

Merger Consideration and Other Distributions in Connection with the Merger (See pages 38 and 39)

     If the merger is completed, you will receive $415 in cash for each unit of limited partnership interest that you own immediately prior to the effective time of the merger. In addition, the general partner will receive $200,000 in cash for its 1% general partner interest. The general partner's merger consideration will be retained by Apple Hospitality for a period of time after completion of the merger to satisfy the general partner's indemnification obligations under the merger agreement.

     In addition to the $415 per unit of merger consideration that you will receive from Apple Hospitality, you also will receive your pro rata beneficial interest in a liquidating trust to be established by the partnership to, among other things, facilitate certain post-closing adjustments among the parties and hold certain contingent assets of the partnership. The beneficial interests in the liquidating trust will not be certificated and will not be transferable. As soon as the liquidating trust has satisfied the obligations for which it is created, which is expected to occur approximately two years after the completion of the merger, it will be liquidated and all of its remaining assets will be distributed to the beneficiaries of the liquidating trust.

     Furthermore, although we believe that any unrestricted partnership cash remaining in the partnership immediately prior to the consummation of the merger will be minimal, if the amount of unrestricted partnership cash remaining would equal $5.00 or more per unit, we will make a distribution of that amount to you immediately prior to the closing of the merger. If the amount of partnership cash per unit is less than $5.00, the partnership cash will be contributed to the assets of the liquidating trust.

     Apple Hospitality has deposited into escrow $3 million of the $29.25 million purchase price, $1 million of which is being held as an earnest money deposit. The remaining amount of the limited partner merger consideration will be delivered to the paying agent by Apple Hospitality at the closing of the merger.

Payment of Merger Consideration (See page 40)

     After the merger occurs, the paying agent designated by Apple Hospitality will send a letter of transmittal to you that will provide instructions on the procedures for obtaining the merger consideration due to you. The intended issuance of beneficial interests in the liquidating trust and any cash distribution, both of which are subject to the closing of the merger, will be sent to you directly from the partnership.

Establishment of the Liquidating Trust (See page 41)

     Pursuant to the merger agreement, the partnership will establish a liquidating trust to hold several contingent assets of the partnership and to facilitate certain cash flow adjustments and other transactions to be made by the parties after the closing of the merger. Among other things, the liquidating trust will permit the limited partners to receive certain cash flows of the partnership attributable to the period prior to the closing that will not be known or available to the partnership until after the merger has been completed. The liquidating trust also will be responsible for paying or reimbursing the surviving partnership for certain expenses that are attributable to the period prior to the closing of the merger and for indemnifying the surviving partnership and related parties against damages or liabilities, if any, resulting from certain litigation involving the partnership's and its subsidiary's inns which existed prior to the merger.

     Promptly after its establishment, the partnership will contribute $300,000 of partnership cash (approximately $4.28 per unit) and assign certain contingent assets of the partnership to the liquidating trust. Subject to the closing of the merger, the partnership will issue to each limited partner your pro rata beneficial interest in the liquidating trust. Beneficial interests in the liquidating trust will not be certificated but will be maintained in book-entry format by the liquidating trust. In addition, the beneficial interests in the liquidating trust will not be transferable, except by will, intestate succession or operation of law. The liquidating trust will be administered by the general partner without profit. As soon as the liquidating trust has satisfied the obligations for which it is created, which is expected to occur approximately two years after the completion of the merger, it will be liquidated and all of its remaining assets will be distributed to the beneficiaries of the liquidating trust.

No Appraisal Rights (See page 35)

     There are no dissenters' rights of appraisal in connection with the merger.

The Effective Time of the Merger (See page 38)

     The merger will be completed when all of the conditions to completion of the merger set forth in the merger agreement are satisfied or waived. The merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware or at such later time as is provided in the certificate of merger. Consummation of the merger is expected to occur during the third quarter of 2002.

What is Needed to Complete the Merger (See page 54)

     The partnership and Apple Hospitality will complete the merger only if they satisfy or, if the law permits, waive several conditions, including the following:

     . holders of a majority of the issued and outstanding units of limited partnership interest approve the merger;

     . the lender of the partnership's outstanding indebtedness consents to the transactions contemplated by the merger agreement;

     . the manager of the inns owned by the partnership and its subsidiary confirms certain effects of the merger under the partnership's and its subsidiary's management agreements;

     . the manager of the inns owned by the partnership and its subsidiary consents to the lease of the inns by the surviving partnership to one or two of its affiliates and the assignment of the management agreements to such affiliates;

     . the manager of the inns owned by the partnership and its subsidiary consents to certain changes to the management agreements pursuant to amended and restated management agreements between manager and surviving partnership's affiliates;

     . the manager of the inns owned by the partnership and its subsidiary waives any rights it may have under section 18.01 of the management agreements with respect to the transactions contemplated by the merger agreement or which are necessary to implement AHT Res II Acquisition's proposed real estate investment trust structure;

     . the cash remaining in the partnership at the closing of the merger is at least equal to the amount required under the merger agreement;

     . the operating agreement of the general partner is amended to permit the consummation of the transactions contemplated by the merger agreement;

     . the representations and warranties of each party to the merger agreement are true and correct in all respects, except for such inaccuracies that would not, in the aggregate, reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of such party;

     . each party to the merger agreement has performed and complied in all material respects with its obligations required by the merger agreement;

     . there does not exist any material adverse change in the business, financial condition or results of operations of the partnership and its subsidiaries, other than adverse effects caused by general industry and economic factors or specified in the merger agreement;

     . Hospitality Properties Trust has waived any rights of first offer it may have had with respect to the transactions contemplated by the merger agreement; and

     . other customary contractual conditions set forth in the merger agreement are satisfied.

Regulatory Approvals (See page 27)

     We are not aware of any material governmental or regulatory approvals required for completion of the merger, other than compliance with applicable law.

Federal Income Tax Considerations (See page 27)

     You will be treated as having made a taxable disposition of your units of limited partnership interest pursuant to the merger. In general, it is expected that you will recognize long- or short-term capital gain or loss in the merger in an amount equal to the difference between (a) the sum of the cash you receive and the portion of the partnership's liabilities allocable to your units for federal income tax purposes and (b) your tax basis in your units. In addition, the issuance to you of beneficial interests in the liquidating trust to be established by the partnership generally will be taxable, but only to the extent that your pro rata share of the cash held by the liquidating trust (estimated as approximately $4.28 per unit) exceeds your basis in your units immediately before the issuance.

     Determining the tax consequences of the merger to you can be complicated. Such consequences will depend on your specific situation and on variables not within the control of the partnership or Apple Hospitality. You should consult with your own tax advisors for a full understanding of the tax consequences to you of the merger and the issuance of beneficial interests in the liquidating trust.

Termination of the Merger Agreement (See page 56)

     The merger agreement contains provisions addressing the circumstances under which the partnership or Apple Hospitality may terminate the merger agreement. In addition, the merger agreement provides that, under certain circumstances, the partnership may be required to pay Apple Hospitality a termination fee of $250,000.

Failure to Approve the Merger Agreement (See page 35)

     If the limited partners do not approve the merger agreement, the merger will not occur and the general partner will continue to conduct the business and affairs of the partnership in accordance with the partnership agreement. In such event, you will not receive the merger consideration. In addition, if the merger does not occur, you also will not receive the distribution of beneficial interests in the liquidating trust described in this consent solicitation statement.

     Regardless of whether the merger is completed, the general partner and the manager of the inns of the partnership and its subsidiary expect to make certain changes to the management agreements pursuant to which the manager operates the inns. These changes are discussed in detail in this consent solicitation statement. If the limited partners do not approve the merger agreement, they will continue to own a limited partner interest in the partnership and receive, if enacted, the benefits, if any, of such proposed changes to the management agreements. There can be no assurance, however, that such changes will be made or that such changes will be made in substantially the form described in this consent solicitation statement.

               Recommendation of the General Partner (See page 22)

     After careful consideration, which included obtaining an opinion from Merrill Lynch & Co. concerning the fairness, from a financial point of view, of the $415 per unit to be received by the limited partners pursuant to the merger, the general partner has determined that the merger agreement and the merger are fair to and in the best interests of the partnership and the limited partners. The general partner recommends that limited partners vote "FOR" approval of the merger agreement.

                   Opinion of Financial Advisor (See page 22)

     Merrill Lynch & Co., the partnership's financial advisor, delivered a written opinion to the board of managers of the general partner to the effect that, as of April 29, 2002, the $415 per unit to be received by the limited partners pursuant to the merger, exclusive of any distribution of available unrestricted partnership cash or the intended distribution of beneficial interests in the liquidating trust to be made in connection with the merger, is fair from a financial point of view to the limited partners. We have attached a copy of Merrill Lynch's opinion, dated April 29, 2002, as Appendix B to this
                                                          ----------
consent solicitation statement. The opinion of Merrill Lynch does not constitute a recommendation as to whether you should provide your consent with respect to the merger agreement. We urge you to read the opinion of Merrill Lynch in its entirety for a description of the procedures followed, assumptions made, matters considered and limitations on the review undertaken by Merrill Lynch.

        Interests of the General Partner and its Affiliates in the Merger
                                  (See page 27)

     As part of the merger, the general partner will receive $200,000 in cash for its 1% general partner interest. The general partner's merger consideration will be retained by Apple Hospitality for a period of time after completion of the merger to satisfy the general partner's indemnification obligations under the merger agreement. The merger agreement requires the general partner to indemnify Apple Hospitality and its affiliates for any claims by limited partners against the partnership or the general partner with respect to matters occurring prior to the closing of the merger, excluding claims with respect to the transactions contemplated by the merger agreement. Neither the general partner nor any affiliate of the general partner owns any units of limited partnership interest as of the record date.

                            THE CONSENT SOLICITATION

Purpose of Consent Solicitation

     The general partner is soliciting the consent of the limited partners to approve the merger agreement which provides, among other things, for the acquisition by a wholly owned indirect subsidiary of Apple Hospitality of all outstanding units of limited partnership interest for $415 in cash per unit. In addition to the merger consideration described in the preceding sentence, the merger agreement provides for the establishment of the liquidating trust described in this consent solicitation statement if the merger is completed.

Record Date; Units Outstanding Entitled to Vote

     The general partner has set the close of business on July 3, 2002 as the record date for the determination of limited partners entitled to consent to the merger agreement. Only holders of record of the units on the record date will be entitled to consent to the merger agreement. As of the record date, there were 70,000 units issued and outstanding, held of record by 3,230 limited partners. Except for the 1% general partner interest held by the general partner, the partnership has no other class of securities.

Required Vote

     Under the terms of the partnership agreement, approval of the merger agreement requires the affirmative consent of limited partners holding a majority of the issued and outstanding units, excluding units held by the general partner and its affiliates. As of the record date, neither the general partner nor affiliates of the general partner owned any units. Each limited partner is entitled to cast one vote for each unit held of record on the record date. Holders of fractional units are entitled to cast a fractional vote with respect to any fractional unit held of record.

Consent Solicitation Period

     The consent solicitation period is the time during which limited partners may vote for or against the merger agreement. The consent solicitation period will commence upon delivery of this consent solicitation statement and the consent form and will expire at 2:00 p.m., New York City time, on August 8, 2002. The general partner may, in its sole discretion, elect to extend the consent solicitation period.

Consent Procedures; Change or Withdrawal of Consents

     A consent form is included with this consent solicitation statement. To consent, simply mark your consent form, sign and date it, and return it in the postage-paid envelope provided. All consent forms that are properly executed and returned to the partnership's information agent, Georgeson Shareholder Communications, Inc., prior to the expiration of the consent solicitation period will be voted in accordance with the instructions contained therein. Consent forms will be effective only when actually received by the partnership's information agent.

     You may vote "FOR" or "AGAINST" or abstain on the approval of the merger agreement. All properly executed consent forms that contain no voting instructions will be deemed to have voted "FOR" approval of the merger agreement. If you properly execute and date your consent form and mark "ABSTAIN," your units will have the same effect as a vote against the approval of the merger agreement. Failure to return the consent form also will have the same effect as a vote against the approval of the merger agreement.

     Consent forms may be withdrawn at any time prior to the expiration of the consent solicitation period. In addition, following the submission of a consent form, but before the expiration of the consent solicitation period, limited partners may change their vote. For a withdrawal or change of vote to be effective, you must execute and deliver, prior to the expiration of the consent solicitation period, a subsequently dated consent form or a written notice stating that the consent is withdrawn to Georgeson Shareholder Communications, Inc., 17 State Street, New York, NY 10004. Consent forms and notices of withdrawal or change of vote received after the expiration of the consent solicitation period will not be valid.

     If you have any questions about (1) how to complete the consent form, (2) where to send the consent form or (3) how to obtain additional consent forms, please contact Georgeson Shareholder Communications, Inc. at (866) 761-0261.

Effective Time of the Merger

     As soon as practicable after all conditions of the merger agreement have been satisfied or waived, if waivable, the general partner will file a certificate of merger with the Secretary of State of the State of Delaware. The merger will become effective upon the filing of the certificate of merger with the Secretary of State of the State of Delaware or upon such later time as is provided in the certificate of merger.

No Special Meeting

     The general partner is seeking the approval of limited partners of the merger agreement through this consent solicitation. Accordingly, no meeting of the limited partners will be held to consider this matter.

Solicitation of Consents; Expenses

     The partnership will pay the expenses of soliciting consents and the cost of copying and mailing this consent solicitation statement.

     In addition to solicitations by mail, consents may be solicited by the general partner's officers and managers. These officers and managers will not be specifically compensated, but may be reimbursed for out-of-pocket expenses incurred in connection with the solicitation. Arrangements also will be made to furnish copies of solicitation materials to custodians, nominees, fiduciaries and brokerage houses for forwarding to beneficial owners of units. Such persons will be paid for reasonable expenses incurred in connection therewith. To assist in the solicitation of consents, the partnership has engaged Georgeson

Shareholder Communications, Inc. to act as information agent for a fee of $12,500, plus reasonable out-of-pocket expenses.

Recommendation of the General Partner

     After careful consideration, the general partner has determined that the merger agreement and the merger are fair to and in the best interest of the partnership and the limited partners. The general partner recommends that limited partners vote "FOR" approval of the merger agreement. See "The Merger--Recommendation of the General Partner."

                                   THE PARTIES

Marriott Residence Inn II Limited Partnership

     The partnership, a Delaware limited partnership, was formed to acquire and own, together with its wholly owned subsidiary Bossier RIBM Two LLC, 23 Marriott Residence Inn properties and the land on which the properties are located. The partnership's inns (which for the purposes of this presentation includes the inn of its subsidiary) have a total of 2,487 suites and are located in 16 states in the United States: four in Florida, three in California, two in each of North Carolina and South Carolina, and one in each of Alabama, Illinois, Louisiana, Massachusetts, Michigan, Mississippi, Nevada, New Mexico, Ohio, Pennsylvania, Tennessee and Texas. The partnership's inns are operated as part of the Residence Inn by Marriott franchise system and are managed by Residence Inn by Marriott, Inc., a wholly owned subsidiary of Marriott International, Inc., under a long-term management agreement. The partnership was formed in 1988 through a public offering of 70,000 units of limited partnership interest.

     The partnership's inns range in age between 13 and 19 years. The partnership's inns generally have fewer guest rooms than traditional full-service hotels, in most cases containing between 64 to 192 guest suites, as compared to full-service Marriott hotels which typically contain 350 or more guest rooms. The partnership's inns are extended-stay, limited service hotels which cater primarily to business and family travelers who stay more than five consecutive nights. The partnership's inns have an average of 108 suites, which are a mixture of studio, one bedroom, two bedroom and two story penthouse suites. They are located in suburban settings throughout 16 states and feature a series of residential style buildings with landscaped walkways, courtyards and recreational areas. To maintain the overall quality of the partnership's properties, each property undergoes refurbishments and capital improvements on a regularly scheduled basis. Typically, refurbishing at Marriott Residence Inn properties is provided at intervals of five to seven years, based on an annual review of the condition of each property. The following table sets forth the location and number of rooms for each of the partnership's properties.

       Inn                                                Number of Suites
       ---                                                ----------------
       Alabama
          Birmingham - Inverness .....................         128
       California
          Irvine - Spectrum ..........................         112
          Pasadena - Arcadia .........................         120
          Placentia - Fullerton ......................         112
       Florida
          Boca Raton .................................         120
          Jacksonville - Baymeadows ..................         112
          Pensacola - University Mall ................          64
          St. Petersburg - Clearwater ................          88
       Illinois
          Chicago - Deerfield ........................         128
       Louisiana
          Bossier City - Shreveport ..................          72
       Massachusetts
          Boston - North Shore .......................          96
       Michigan
          Kalamazoo ..................................          83

       Inn                                                Number of Suites
       ---                                                ----------------
       Mississippi
          Jackson                                              120
       Nevada
          Las Vegas - Convention Center                        192
       New Mexico
          Santa Fe                                             120
       North Carolina
          Charlotte - North/University Area                     91
          Greensboro                                           128
       Ohio
          Akron                                                112
       Pennsylvania
          Philadelphia - Valley Forge                           88
       South Carolina
          Columbia                                             128
          Spartanburg                                           88
       Tennessee
          Memphis - East                                       105
       Texas
          Lubbock                                               80
                                                          ----------------
       Total Number of Suites                                2,487
                                                          ================

     The partnership has no employees. Host Marriott, L.P., a member of the general partner, provides the services of certain of its employees, including the general partner's executive officers, to the partnership and the general partner. To the extent that any officer, manager or employee devotes time to the partnership, the general partner or Host Marriott, L.P., as applicable, is entitled to reimbursement from the partnership for the cost of providing such services.

     The partnership's executive offices are located at 10400 Fernwood Road, Bethesda, Maryland 20817, and the telephone number of its Partnership Investor Relations Group is (301) 380-2070.

The General Partner

     The partnership's sole general partner, RIBM Two LLC, a Delaware limited liability company, owns a 1% general partner interest in the partnership. The general partner has exclusive authority to conduct the business and affairs of the partnership in accordance with the partnership agreement and applicable laws. Host Marriott, L.P. owns a 1% Class A managing economic interest, Rockledge Hotel Properties, Inc., a Delaware corporation and a subsidiary of Host Marriott, L.P., owns a 98% Class B non-managing economic interest in the general partner and Rockledge RIBM Two Corporation, a Delaware corporation and indirect subsidiary of Host Marriott, L.P., owns a 1% Class B non-managing economic interest in the general partner.

     The general partner is required to devote to the partnership such time as may be necessary for the proper performance of its duties, but the officers and managers of the general partner are not required to devote their full time to the performance of such duties. The partnership reimburses the general partner or Host Marriott L.P., as applicable, for the cost of providing administrative and other services to the extent that any officer or manager devotes time to the partnership. In addition, the general partner is entitled to receive distributions of the partnership's operating cash flow and net sale or refinancing proceeds.

     The general partner's offices are located at 10400 Fernwood Road, Bethesda, Maryland 20817 and its telephone number is (301) 380-2070.

Apple Hospitality and AHT Res II Acquisition

     Apple Hospitality Two, Inc., a Virginia corporation, was formed on January 17, 2001. Apple Hospitality focuses on purchasing and owning upper-end, extended-stay hotel properties located in selected metropolitan areas. Wholly owned indirect subsidiaries of Apple Hospitality currently own 25 extended-stay hotels located in 11 states in the United States: six in California, five in Ohio, four in Georgia, two in Missouri, two in Texas and one in each of Alabama, Colorado, Connecticut, Illinois, Massachusetts and Michigan. Apple Hospitality leases all of its hotels to Apple Hospitality Management Inc., its taxable real estate investment trust subsidiary or its subsidiaries. Through Apple Hospitality Management, Apple Hospitality engages Residence Inn by Marriott, Inc. to operate its hotels, all of which are operated as part of the Residence Inn by Marriott franchise system.

     AHT Res II Acquisition is a wholly owned indirect subsidiary of Apple Hospitality that was formed solely for the purpose of effecting the merger.

     Apple Hospitality and AHT Res II Acquisition's offices are located at 10 South Third Street, Richmond, Virginia 23219, and their telephone number is
(804) 344-8121.

                                   THE MERGER

Background of the Merger

     The terms of the partnership agreement obligate the general partner to consider, from time to time, whether or not, in the reasonable judgment of the general partner, it would be in the best interests of the partnership to effectuate a sale or refinancing of all or a portion of the partnership's inns (which for the purposes of this presentation includes the inn of its subsidiary). The partnership agreement further requires the general partner after 2000 to use its reasonable best efforts to sell the partnership's inns, in one or more transactions, subject to the terms of the management agreement and the partnership's loan agreement. To satisfy its obligations under the partnership agreement and the investment objectives established at the formation of the partnership, the general partner has regularly evaluated different strategies involving the sale of some or all of the partnership's assets with a view towards maximizing the value of the limited partnership interests of the partnership. Set forth below is a chronology of events that led up to the execution of the merger agreement.

     In the summer of 1996, the general partner began discussions with Merrill Lynch regarding strategic alternatives to maximize value and achieve liquidity for the limited partners. As a result of these discussions, in 1997 the partnership pursued a "roll-up" strategy intended to result in the initial public offering of a limited service hotel REIT which would own, among other things, the assets of the partnership. Due to deteriorating capital markets in 1998, this strategy, as well as subsequent attempts to identify potential strategic acquirers, were abandoned.

     In 1999, the partnership engaged Merrill Lynch as its financial advisor to market the partnership's inns or, in the alternative, the units of limited partnership interest. In June 1999, this process culminated with the receipt by the partnership of several non-binding preliminary proposals relating to the acquisition of the units. These proposals contained offers for the units ranging from $30 per unit to $250 per unit. The general partner decided at that time that it was not in the best interests of the partnership and the limited partners to accept any such offer.

     On November 27, 2000, James Risoleo, Executive Vice President responsible for acquisitions and development for Host Marriott Corporation, which indirectly owns the general partner and provides administrative services to the partnership, received a telephone call from Justin Knight during which Mr. Knight indicated that the soon-to-be-formed Apple Hospitality would be interested in purchasing the partnership's inns. During the call, Mr. Knight did not propose any specific price or terms for a transaction. Mr. Risoleo indicated an interest in continuing these discussions and agreed to further discussions with Apple Hospitality once Mr. Risoleo had discussed the matter with officers of the general partner. From time to time over the following two months, representatives of the partnership and Apple Hospitality discussed generally the possibility of an acquisition transaction involving the partnership.

     In January 2001, Edward Walter, Executive Vice President of the general partner, spoke with Douglas Greene, managing member of Haberhill LLC and a former senior executive of Host Marriott Corporation, at a conference they both were attending. Mr. Walter and Mr. Greene discussed the partnership's desire to sell some or all of the partnership's inns or, in the alternative, support a transaction involving a sale of the partnership interests. As a result of these discussions, Haberhill executed a confidentiality agreement with the partnership, dated February 1, 2001, and was provided with certain material non-public information about the partnership.

     In February 2001, the general partner and Apple Hospitality determined that, as a result of the progress of their discussions, it would be beneficial for Apple Hospitality to proceed with its due diligence of the partnership. On February 3, 2001, Apple Hospitality and the partnership entered into a mutual confidentiality agreement. Promptly thereafter, the parties began to exchange financial, business and other non-public information and business, legal and accounting due diligence commenced.

     Mr. Risoleo and Lan Elliott, Vice President, Acquisitions of Host Marriott Corporation, met with Mr. Greene of Haberhill on February 8, 2001 to discuss a possible acquisition transaction involving the partnership. At this meeting, the parties discussed Haberhill's valuation of the partnership based on the partnership's 2001 budget provided to Mr. Greene under the Confidentiality Agreement.

     On March 1, 2001, Mr. Greene contacted representatives of the general partner and proposed to acquire the general partner interest of the partnership but not the limited partnership interest.

     Also on March 1, 2001, the general partner received a preliminary acquisition proposal from Apple Hospitality pursuant to which Apple Hospitality proposed a business combination in which Apple Hospitality would acquire the partnership's inns and, in exchange, the limited partners of the partnership would receive units of a new partnership to be created by Apple Hospitality. Pursuant to this proposal, the new partnership to be created by Apple Hospitality would have had the right, effective one year after the closing of the transaction, to redeem the units issued to the limited partners for cash or common stock in Apple Hospitality.

     In early March 2001, Mr. Greene contacted representatives of the general partner and made a proposal pursuant to which (a) RIBM Two LLC would withdraw and Haberhill would be substituted as the partnership's general partner and (b) Haberhill would make a cash tender offer for not less than all of the outstanding units of limited partnership interest of the partnership. Haberhill would be joined in this proposed acquisition by Madison Capital Management, LLC.

     On March 16, 2001, Ms. Elliott and Mr. Greene had a telephone conversation to discuss the Madison/Haberhill proposal. During this call, Mr. Greene described a modified proposal pursuant to which Haberhill would (a) be substituted as the general partner of the partnership and (b) make a cash tender offer for all, but not less than 51%, of the outstanding units of limited partnership interest of the partnership. On March 19, 2001, Mr. Greene sent a letter to Robert E. Parsons, Jr., president and manager of the general partner, outlining this modified proposal.

     Mr. Parsons and other representatives of the general partner met with Mr. Greene and Ronald Dickerman and Bryan Gordon of Madison Capital Management on March 23, 2001 to discuss the modified acquisition proposal. In response to various questions and issues raised by Mr. Parsons during these discussions, Mr. Greene sent a letter to Mr. Parsons on March 26, 2001 addressing such questions and issues.

     On March 27, 2001, representatives of the general partner met at the offices of Hogan & Hartson L.L.P., the partnership's legal counsel, to discuss the Apple Hospitality and Madison/Haberhill acquisition proposals and the process to be undertaken in considering these proposals.

     On March 28, 2001, representatives of the general partner and Merrill Lynch met with Glade Knight and Jay Olander of Apple Hospitality to discuss Apple Hospitality's acquisition proposal in greater detail. Merrill Lynch had been previously contacted by the general partner concerning its potential engagement as financial advisor in connection with a possible business combination involving the partnership. The parties discussed various alternatives by which Apple Hospitality could acquire the partnership's inns, as well as the tax and timing implications of Apple Hospitality's proposal.

     The general partner received a revised offer from Apple Hospitality on April 1, 2001 pursuant to which, based on more current financial information of the partnership, Apple Hospitality revised its proposal to increase the amount of equity that the limited partners would receive in the new partnership to be created by Apple Hospitality.

     On April 4, 2001, the officers of the general partner determined that it was appropriate to engage an independent financial advisor to assist the general partner in evaluating the proposals submitted by Apple Hospitality and Madison/Haberhill. The officers also concluded that, in order to obtain the highest value for the limited partners in any sale transaction, the partnership should solicit bids from other interested parties. The general partner engaged Merrill Lynch as its financial advisor on April 9, 2001 in connection with a possible business combination involving the partnership, and publicly announced the retention of a financial advisor for this purpose in the partnership's Quarterly Report on Form 10-Q filed with the SEC on May 7, 2001. The general partner notified both Apple Hospitality and Madison/Haberhill that Merrill Lynch would be conducting a broad marketing process in an effort to maximize value for the limited partners and invited both parties to participate in the process. Apple Hospitality agreed to participate in the process, while Madison/Haberhill declined to participate.

     During the week of May 14, 2001, Merrill Lynch began to actively seek indications of interest for the purchase of the partnership's inns or, in the alternative, the units of limited partnership interest. Merrill Lynch contacted 48 entities it had identified as potential purchasers. The partnership entered into confidentiality agreements with 19 of these entities, each of whom received detailed confidential information packages. Potential purchasers were instructed by Merrill Lynch to assume that approximately $15 million of the partnership's cash balance would be held back and distributed to the partners simultaneous with the closing of any transaction while approximately $5 million would be delivered to any buyer at closing. The deadline for receiving non-binding initial indications of interest from these parties was set as June 29, 2001.

     By the June 29, 2001 deadline for receiving non-binding initial indications of interest, Merrill Lynch had received two written proposals relating to the acquisition of the units of limited partnership interest. In addition, one new bidder submitted an offer after the June 29, 2001 deadline for the first round of bidding, and the general partner determined that it was in the best interests of the partnership to consider this additional bid. The offers from the three bidders (including the anticipated cash distributions to the partners) would have resulted in an aggregate payment to the partners ranging from approximately $22 million, or approximately $316 per unit, to approximately $30 million, or approximately $433 per unit.

     Between June 29, 2001 and July 19, 2001, the manager of the partnership's inns was made available to the first-round bidders to discuss the management agreements pursuant to which the manager operates the inns and the partnership's renovation/capital expenditure plan. The general partner also responded during this time to questions from the bidders and provided each of the bidders with updated financial results for the partnership through Period 6 of the manager's fiscal year, which covers the period December 30, 2000 through June 15, 2001.

     All three bidders were asked to submit "best and final" offers by July 19, 2001. One of the first round bidders declined to participate in the second round of bidding. Another first round bidder reduced its bid for the final round. The third first round bidder indicated that it would not be changing its initial bid for the final round. Apple Hospitality's final round bid provided the highest consideration to the partnership's limited partners of all of the final bids.

     The general partner, after determining that the offer from Apple Hospitality was the most favorable to the limited partners of the partnership, began exclusive negotiations with Apple Hospitality. On July 25, 2001, the parties entered into a non-binding letter of intent for the sale of the partnership to Apple Hospitality for $14.2 million, consisting of $14.0 million for the units of limited partnership interest and the lesser of the amount credited to the general partner's capital account or $200,000 for the general partner interest. Including approximately $15 million of anticipated cash distributions to the limited partners, this offer would have resulted in an aggregate payment to the partners of approximately $29 million, or approximately $419 per limited partnership unit. Negotiations and drafting immediately began on a definitive merger agreement. In addition, Apple Hospitality began an on-site due diligence review of each of the partnership's inns.

     On September 21, 2001, Madison Liquidity Investors 117, LLC, a Delaware limited liability company owned by MRI Partners LLC, a joint venture between subsidiaries of Madison and Haberhill, and other affiliates of Madison, filed with the SEC a Tender Offer Statement on Schedule TO offering to purchase up to 7,000 units of limited partnership interest at a price equal to $275 per unit in cash, reduced by any cash distributions made or declared by the partnership on or after September 21, 2001. The Offer to Purchase, dated September 21, 2001, indicated that the bidders would pay interest at the rate of 7% per annum on the $275 tender offer consideration from the expiration date of the tender offer to the date of payment of the tender offer consideration.

     On October 9, 2001, the partnership filed with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 stating that the general partner was not expressing an opinion or making a recommendation on the tender offer by Madison Liquidity Investors. The general partner noted in the Statement on Schedule 14D-9 that prior to the commencement of the tender offer, Haberhill, together with Madison, had been in discussions with representatives of the general partner regarding a possible acquisition transaction involving the partnership. The general partner also referenced the previous disclosure that the general partner had hired Merrill Lynch to explore the sale of the partnership's inns or, in the alternative, the units of limited partnership interest. The general partner stated that as of the date of the statement, the partnership had begun exclusive discussions with one potential acquirer.

     During the period when Apple Hospitality and the general partner were negotiating the merger agreement, terrorists destroyed the World Trade Center towers in New York City and damaged the Pentagon outside Washington, D.C. As a result, airline travel was halted for several days and the demand for hotel rooms was severely affected. The stock prices of companies in the lodging business declined precipitously, including the stock prices of Host Marriott Corporation and Marriott International, as investors became concerned about the impact of significantly lighter travel nationwide on hotel occupancies and room rates. Similar to the rest of the lodging industry, the partnership's inns experienced a significant decrease in occupancy following the events of September 11, 2001. As a further example of the weakened economic environment of the domestic lodging industry, on September 21, 2001, FelCor Lodging Trust and MeriStar Hospitality Corp. announced that they were canceling their previously announced $2.7 billion merger due to a difficult financing environment and a need for both companies to focus on their individual businesses. During the week of September 24,

2001, David McKenney of Apple Hospitality contacted Merrill Lynch concerning the effects of September 11, 2001 on the partnership. Mr. McKenney noted the decline in the stocks of hotel chains in the wake of these terrorist attacks and expressed concern over the decline in the inns' performance. He indicated that these negative fundamentals had affected Apple Hospitality's willingness to proceed with the merger at the price agreed to in the letter of intent. Mr. McKenney indicated that Apple Hospitality would be willing to continue to negotiate the acquisition but that it would only do so at a lower price. As a result, Apple Hospitality revised its offer price for the units downward by $9.0 million from $14.0 million to $5.0 million, which resulted in a decrease in the limited partner consideration (including the anticipated cash distributions to the partners) from approximately $419 per unit to approximately $290 per unit. Representatives of the general partner discussed the revised proposal with Merrill Lynch and Merrill Lynch contacted the other final round bidder to determine its level of interest in proceeding with a transaction. This other party indicated that it was no longer interested in pursuing a transaction with the partnership. Merrill Lynch and the general partner had several phone conversations with representatives from Apple Hospitality between the week of September 24, 2001 and mid-October 2001 in an effort to negotiate the terms of a mutually acceptable transaction. In mid-October 2001, Merrill Lynch and the general partner contacted Apple Hospitality and indicated that the partnership was not willing to proceed with a transaction at the level indicated in Apple Hospitality's revised proposal. The parties agreed to continue to monitor the performance of the partnership's inns but to suspend active negotiations to allow the parties to determine the effect of the terrorist attacks of September 11, 2001 on the business and operations of the partnership, as well as the current economic conditions generally.

     On October 22, 2001, the partnership filed with the SEC Amendment No. 1 to the Solicitation/Recommendation Statement on Schedule 14D-9 filed with the SEC on October 9, 2001, in which the general partner noted that at that time the exclusive discussions with a potential acquirer had been suspended to allow the parties to determine the effect on the business and operations of the partnership of the terrorist attacks of September 11, 2001, as well as the then current economic conditions generally.

     On October 26, 2001, Madison Liquidity Investors filed with the SEC an amendment to its Tender Offer Statement on Schedule TO extending the expiration date of its tender offer for 7,000 units at $275 per unit to November 20, 2001. On November 16, 2001, Madison Liquidity Investors filed with the SEC an amendment to its Tender Offer Statement on Schedule TO reporting a previous tender offer by Sutter for the partnership's units. Madison Liquidity Investors reported that Sutter agreed that it would tender to Madison any partnership units it acquired prior to the termination of Madison Liquidity Investors' tender offer.

     After the expiration of its tender offer on November 20, 2001, Madison Liquidity Investors issued a press release on December 3, 2001 indicating that it had accepted for purchase all of the approximately 5,399.75 units that had been tendered in the offer.

     By February 2002, the inns were showing a consistent trend of improvement. Merrill Lynch approached Apple Hospitality regarding reopening active discussions on the sale of the partnership. Over the next two months, Merrill Lynch prepared several analyses on the partnership which were given to Apple Hospitality.

     On February 19, 2002, Madison Liquidity Investors filed with the SEC a second Tender Offer Statement on Schedule TO offering to purchase up to 8,341 units for $300 per unit in cash, reduced by any cash distributions made or declared on or after February 15, 2002. As it did in its initial tender offer,

Madison Liquidity Investors indicated that it would pay interest at the rate of 7% per annum from the expiration date of the tender offer to the date of payment of the tender offer consideration.

     The partnership filed with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 on March 6, 2002 stating that the general partner would not express an opinion or make a recommendation on this new tender offer. In the Statement on Schedule 14D-9, the general partner also noted that the partnership had begun exclusive discussions with one potential acquirer, however shortly after the events of September 11, 2001, these discussions were suspended to allow the parties to determine the effect on the business and operations of the partnership of the terrorist attacks of September 11, 2001, as well as the current economic conditions generally. The general partner also noted that since it did not believe cash from operations and the partnership's remaining cash reserves would be sufficient to fund the partnership's required debt service payments and all of the proposed capital improvements to the partnership's inns, it appeared unlikely that cash distributions to the limited partners will be possible for the next several years. Additionally, the general partner noted that based on the partnership's then current results of operations, its debt-service obligations, its capital expenditure requirements for the next several years and the purchase price range discussed with the potential acquirer prior to September 11, 2001, the general partner did not believe that, at that time, the aggregate consideration, including any potential cash distribution made in connection with any such transaction, that a limited partner would receive in any acquisition transaction would significantly exceed the tender offer price of $300 per unit.

     On March 19, 2002, Madison Liquidity Investors filed with the SEC an amendment to its Tender Offer Statement on Schedule TO dated February 15, 2002, amending its offer to acquire 8,341 units by reducing the price at which Madison Liquidity Investors was willing to purchase units from $300 per unit to the amended tender offer purchase price of $200 per unit, reduced by any cash distributions made or declared on or after February 15, 2002, with interest at the rate of 7% per annum from the expiration date of the tender offer to the date of payment.

     During the week of April 8, 2002, based upon Apple Hospitality's review of the recent performance of the partnership's inns and the then-current outlook for the partnership, representatives of the partnership and Apple Hospitality recommenced active negotiations.

     On April 11, 2002, the partnership filed with the SEC an amendment to its Statement on Schedule 14D-9 stating that the general partner would not express an opinion or make a recommendation on the tender offer, as amended. In the Statement on Schedule 14D-9, the general partner noted the previous report to limited partners that following the terrorist attacks on September 11, 2001, the exclusive discussions being held with one potential acquirer of the partnership were suspended to allow the parties to determine the effect of the terrorist attacks, as well as economic conditions generally, on the business and operations of the partnership. However, based on the potential acquirer's review of the recent performance of the partnership's inns and the current outlook for the partnership, the general partner and the potential acquirer had recommenced negotiations. The general partner stated that although the discussions were in the preliminary stage, based upon the proposed per unit purchase price range then being discussed with the potential acquirer, the general partner believed that the aggregate consideration that a limited partner would receive on a per unit basis in any such transaction was likely to exceed significantly the amended tender offer purchase price of $200 per unit.

     On April 12, 2002, the general partner and Apple Hospitality reached an oral agreement for Apple Hospitality to acquire the partnership for $29.25 million, consisting of $29.05 million for the units and $200,000 for the general partner interest, subject to negotiation of the definitive terms of an agreement. This purchase price equaled $415 per limited partner unit, and did not anticipate any additional cash distribution to the limited partners upon closing. As part of the transaction, Apple Hospitality would assume the partnership's obligation to fund the $9.7 million capital expenditure plan for the 2002 fiscal year, and Apple Hospitality would receive $24.45 million dollars of partnership cash (which amount includes the $9.7 million allocated for capital expenditures for fiscal 2002) less any amounts spent on 2002 capital expenditures prior to the merger. Over the following two weeks, representatives of the partnership and Apple Hospitality participated in numerous discussions to negotiate the terms of the proposed merger and draft a definitive merger agreement.

     On April 29, 2002, the board of managers of the general partner met to deliberate and make a decision on whether to approve the proposed merger with Apple Hospitality. At the meeting, the board of managers reviewed the material terms and conditions of the merger and the transactions contemplated by the merger agreement. Merrill Lynch presented the results of its financial and valuation analysis of the partnership and the proposed transaction. Merrill Lynch then delivered its oral opinion, later confirmed in writing, concerning the fairness, from a financial point of view, of the $415 per unit to be received by the limited partners pursuant to the merger. Hogan & Hartson L.L.P. also made a presentation to the board of managers regarding the fiduciary duties of the board with respect to the proposed transaction. The board of managers discussed the information presented by its legal and financial advisors, asked questions of those advisors and considered the terms of the merger agreement.

     After due consideration, the board of managers approved the merger agreement and the related ancillary agreements, recommended that the merger agreement be approved by the limited partners and directed the merger agreement be submitted to the limited partners for approval.

     On April 30, 2002, the partnership and Apple Hospitality finalized and executed the merger agreement. Also on April 30, 2002, the general partner distributed a letter to the limited partners announcing the execution of the definitive merger agreement.

Reasons for the Merger

     In making its determination that the merger is fair to and in the best interests of the limited partners, and its decision to approve the merger agreement and to recommend to the limited partners that they vote their units of limited partnership interest in favor of adoption of the merger agreement, the board of managers of the general partner identified and considered a number of factors which weighed in favor of the approval of the merger and the adoption of the merger agreement, including the following:

     . the fact that the partnership agreement provides that after 2000 the general partner is required to use its reasonable best efforts to sell the partnership's inns;

     . the general partner's belief that the sale process whereby Merrill Lynch, the partnership's financial advisor, solicited 48 potential purchasers, provided confidential information to 19 of these entities and received indications of interest from three interested purchasers is a reliable indicator of fair market value;

     . the presentation by Merrill Lynch and the written opinion of Merrill Lynch concerning the fairness, from a financial point of view, of the $415 per unit to be received by the limited partners pursuant to the merger;

     . the fact that the merger agreement provides the opportunity for the general partner to maximize value to the limited partners by permitting the partnership to terminate the merger agreement, after the payment to Apple Hospitality of a $250,000 break-up fee, if any person has proposed an acquisition transaction that the general partner determines in good faith, after consultation with its financial advisors, to be reasonably likely to result in a Superior Acquisition Proposal (as defined in the merger agreement);

     . the terms and conditions of the merger agreement, including the fact that the terms were determined through arm's length negotiations;

     . the terms and conditions of the merger agreement allow the limited partners to obtain full value for the partnership cash, and Apple Hospitality would assume the partnership's obligation to fund the current year's required capital expenditures of $9.7 million;

     . information with respect to the financial condition, results of operations, business and prospects of the partnership, particularly in light of the events of September 11, 2001 and the current economic environment, and the adverse impact that those events have had on the travel and lodging industry;

     . the fact that the merger will not occur without the consent of limited partners holding a majority of the units of limited partnership interest; and

     . the fact that although there is no established trading market for the units and except for one recent trade, the per unit merger consideration significantly exceeds the prices that have been paid in the limited secondary market during the past two years and pursuant to two recent third-party tender offers conducted by Madison Liquidity Investors.

     The general partner also considered the following potentially negative facts in its deliberations concerning the merger agreement:

     . the fact that because the limited partners would receive only cash in the merger, and not an interest in the surviving entity, the limited partners would not have the opportunity to participate in future growth prospects of the partnership; and

     . the fact that the partnership is being offered for sale at a time when the domestic lodging industry is experiencing a weak economic environment, which environment was further negatively affected by the events of September 11, 2001.

     After due consideration, the general partner concluded that the benefits to the limited partners of the merger outweighed the negative factors.

     In view of the variety of factors considered with its evaluation of the merger and the transactions contemplated by the merger agreement, the general partner did not quantify or otherwise assign relative weights to the various factors that it considered or determine that any factor was of particular importance in reaching its determination that the merger is fair to and in the best interests of the limited partners. Rather, the general partner made its determination based on the totality of the information it considered.

Recommendation of the General Partner

     After careful consideration, the general partner has determined that the merger agreement and the merger are fair to and in the best interest of the partnership and the limited partners. The general partner recommends that limited partners vote "FOR" approval of the merger agreement.

Opinion of Financial Advisor

     On April 9, 2001, the partnership and the general partner retained Merrill Lynch to act as financial advisor in connection with a possible business combination involving the partnership. The partnership and the general partner retained Merrill Lynch based on Merrill Lynch's experience, expertise, reputation and its familiarity with the partnership and its business. Merrill Lynch is an internationally recognized investment banking and financial advisory firm with experience in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of securities, private placements and valuations for corporate purposes. Merrill Lynch currently provides, and has in the past provided, financial advisory and financing services to the partnership, Host Marriott, L.P., Host Marriott Corporation, the general partner of Host Marriott, L.P., and entities that may be deemed their "affiliates."

     On April 29, 2002, Merrill Lynch delivered its oral opinion to the board of managers of the general partner, subsequently confirmed in writing, that, as of that date and based upon the assumptions made, matters considered and limitations on Merrill Lynch's review, the proposed $415 per unit to be received pursuant to the merger by the holders of units of limited partnership interest who are limited partners immediately prior to the effective time of the merger, exclusive of any distributions of available unrestricted partnership cash or interests in the liquidating trust to be made in connection with the merger, is fair from a financial point of view to these limited partners. The consideration to be paid pursuant to the merger was determined through arm's length negotiations between Apple Hospitality's senior management and the general partner with the assistance of Merrill Lynch. Other than with respect to limiting Merrill Lynch's analyses to the consideration to be paid to the limited partners, neither the partnership nor the general partner provided specific instructions to, or placed any limitations on, Merrill Lynch with respect to the procedures to be followed or factors to be considered by Merrill Lynch in performing its analyses or providing its opinion.

     The full text of Merrill Lynch's opinion, which sets forth the assumptions made, matters considered and limitations on the review undertaken, is attached as Appendix B to this consent solicitation statement and is incorporated into
   ----------
this document by reference. The description of Merrill Lynch's opinion below sets forth the material terms of the opinion. You are urged to and should read carefully the opinion in its entirety. The following summary of Merrill Lynch's opinion is qualified in its entirety by reference to the full text of the opinion.

     Merrill Lynch's opinion is addressed to the board of managers of the general partner and addresses only the fairness from a financial point of view of the $415 per unit to be received pursuant to the merger by the holders of units of limited partnership interest who are limited partners immediately prior to the effective time of the merger, exclusive of any distributions of available unrestricted partnership cash or interests in the liquidating trust to be made in connection with the merger. The opinion does not address any other aspect of the merger or any related transaction, including the consideration to be paid for the general partner interest in the partnership or the merits of the general partner's underlying decision to engage in the merger, and the opinion does not constitute, nor should it be construed as, a recommendation by Merrill Lynch to any limited partner as to whether he or she should provide his or her consent with respect to the merger agreement.

     In connection with the preparation of the opinion, Merrill Lynch, among other things:

     . reviewed certain publicly available business and financial information relating to the partnership that it deemed to be relevant;

     . reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities, capital requirements and prospects of the partnership furnished to it by the general partner;

     . conducted discussions with members of senior management of the general partner concerning the matters described above;

     . performed various valuation analyses that it deemed relevant, including a "cap rate" analysis, discounted cash flow analysis, analysis of the secondary market transfer prices for the units of limited partnership interest and analysis of recent third-party tender offer prices for the units of limited partnership interest;

     . reviewed the results of the partnership's operations and compared them with those of certain publicly traded companies that it deemed to be relevant;

     . participated in discussions and negotiations among representatives of the general partner and Apple Hospitality and their legal advisors;

     . reviewed the draft version of the merger agreement, dated as of April 28, 2002;

     . conducted a "market test" regarding the sale of the partnership to other potential acquirers, including public and private hotel companies, real estate opportunity funds and other financial buyers; and

     . reviewed other financial studies and analyses and took into account other matters that it deemed necessary, including its assessment of general economic, market and monetary conditions and specific economic and market conditions affecting the domestic lodging industry as a result of the September 11, 2001 terrorist attacks in the United States.

     In preparing its opinion, Merrill Lynch assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to it, discussed with or reviewed by it, or which was publicly available, and it did not assume any responsibility for independently verifying any of this information or undertake an independent evaluation or appraisal of any of the assets or liabilities of the partnership, nor was Merrill Lynch furnished with an independent evaluation or appraisal. In addition, Merrill Lynch did not assume any obligation to conduct any physical inspection of the properties or facilities of the partnership. With respect to the financial forecast information furnished to or discussed with Merrill Lynch by the general partner, Merrill Lynch has assumed that they have been reasonably prepared and reflect the best currently available estimates and judgment of the general partner as to the expected future financial performance of the partnership. Merrill Lynch expresses no opinion as to the financial forecast information or the assumptions on which they were based. Merrill Lynch assumed the effectiveness of the proposed amendments to the management agreement pursuant to which the partnership's inns are managed, and as described in this consent solicitation statement. Merrill Lynch also has assumed that the final form of the merger agreement will be substantially similar to the last draft reviewed by Merrill Lynch.

     Merrill Lynch's opinion is necessarily based upon market, economic and other conditions as they existed and could be evaluated on, and upon the information made available to Merrill Lynch as of, the date of the opinion.

     In accordance with customary investment banking practice, Merrill Lynch employed generally accepted valuation methods in reaching its opinion. The following is a summary of the material analyses utilized by Merrill Lynch in connection with providing its opinion.

Valuation of the Company

     Solicited Third Party Interest. In connection with the preparation of its opinion, Merrill Lynch was authorized by the general partner to solicit, and did actively solicit, third-party indications of interest for the acquisition of the partnership or, alternatively, all of the partnership's assets. Specifically, Merrill Lynch contacted 48 potential purchasers, including public and private hotel companies, real estate opportunity funds and other financial buyers. Nineteen of these parties executed confidentiality agreements and received detailed confidential information packages, and two made final offers following various rounds of bidding, with Apple Hospitality having made the highest final bid. Following the tragedies of September 11, 2001, Apple Hospitality notified the general partner and Merrill Lynch that it was prepared to move forward with the merger, but was significantly reducing its offering price. Merrill Lynch subsequently re-contacted the other final round bidder, who expressed no interest in pursuing a transaction at that time. In mid-October 2001, Merrill Lynch and the general partner contacted Apple Hospitality and indicated that the partnership was not willing to proceed with a transaction at the level indicated by Apple Hospitality's revised proposal. The parties agreed to continue to monitor the performance of the partnership's inns but to suspend active negotiations to allow the parties to determine the effect of the terrorist attacks of September 11, 2001 on the business and operations of the partnership as well as the current economic conditions generally. In February 2002, the parties reopened negotiations on the partnership, and in April 2002, the general partner and Apple Hospitality agreed on a new price of $415 per unit.

     Historical Secondary Market Transfer Prices. Merrill Lynch reviewed the historical secondary market transfer prices for the units of limited partnership interest based upon information supplied by the general partner for the period from January 2, 2001 through March 23, 2002, which represents the most recent data available, as the units only transfer through the general partner at the beginning of each quarter. Apple Hospitality's offer represents a discount of 2% to the high of the units' secondary market transfer prices during this period and a premium of 822% to the low during this period. For details on the historical secondary market transfer prices for the units, see "Price Range for the Units" on page 65.

     Third-Party Tender Offer Prices. Merrill Lynch reviewed the price offered for the units of limited partnership interest pursuant to third-party tender offers made during the period from January 2, 2001 through April 25, 2002 based upon information provided by the general partner. Apple Hospitality's offer represents a premium of 51% to the offered high during this period and a premium of 177% to the offered low during this period. The most recent of these tender offers, made at a price of $200 per unit, expired on April 16, 2002.

     Going-in Cap Rate Analysis. Merrill Lynch performed a "going-in cap rate" analysis (i.e., an analysis of the capitalized value of actual 2001 net operating income) based upon information provided by the general partner. Assuming no current deduction for incentive management fees, commonly referred to as "IMF," in accordance with the actual payment in 2001 to the manager of the partnership's inns, based upon the hotel management agreement between the partnership and the manager, and a normalized 7.0% furniture, fixtures and equipment reserve provided by the general partner, Merrill Lynch applied a range of going-in cap rates from 12.0% to 14.0% to the actual 2001 net operating income. In determining the appropriate range of going-in cap rates, Merrill Lynch relied on its extensive industry knowledge and considered, among other things, (a) the current general economic environment, (b) the uncertainty associated with the U.S. lodging sector fundamentals in the wake of the tragedies of September 11, 2001, (c) the local markets in which the individual properties are located, (d) the age and condition of the properties, (e) the significance of the required renovations and other capital expenditures and (f) the terms of similar transactions. These calculations produced a range of aggregate enterprise values for the partnership. After adding $32.2 million in combined partnership and restricted cash, Merrill Lynch then subtracted partnership debt and the net present values of required renovation and other capital expenditures projected by the general partner and future payments of deferred IMF projected by the general partner (using 10% as a market discount rate) to arrive at a total equity value. Merrill Lynch then subtracted $200,000 from the total equity value, representing payment for the general partnership interest, to arrive at a total limited partnership equity value. Merrill Lynch then divided this total limited partnership equity value by the number of the partnership's outstanding units of limited partnership interest to determine a reference range for an implied value of $0 to $244 per unit.

     Discounted Cash Flow Analysis. Merrill Lynch performed a discounted cash flow analysis (i.e., an analysis of the present value of the projected leveraged cash flows) for the partnership for the 5-year period beginning in 2002 and ending in 2006 based upon projections and assumptions provided by the general partner. Merrill Lynch discounted the projected leveraged cash flows using equity discount rates ranging from 20% to 30%. In determining the appropriate range of equity discount rates, Merrill Lynch relied on its extensive industry knowledge and considered, among other things, (a) the current general economic environment, (b) the uncertainty associated with the U.S. lodging sector fundamentals in the wake of the tragedies of September 11, 2001, (c) the local markets in which the individual properties are located, (d) the age and condition of the properties, (e) the significance of the required renovations and other capital expenditures, (f) the amount and terms of the partnership's existing indebtedness and (g) the terms of similar transactions. Merrill Lynch added to the present value of the annual cash flows the present value of the terminal value of the partnership at the end of the year 2006 using the same 20% to 30% discount rate range to arrive at a total equity value. The terminal value at the end of 2006 was calculated using the projected 2006 net operating income provided by the general partner and applying the same methodology as in the going-in cap rate analysis, except utilizing a 12.5% to 14.5% cap rate range to reflect the aging of the hotel portfolio. Merrill Lynch then subtracted $200,000 from the total equity value, representing payment for the general partnership interest, to arrive at a total limited partnership equity value. Merrill Lynch divided this total limited partnership equity value figure by the number of the partnership's outstanding units of limited partnership interest to determine a reference range for an implied value of $141 to $307 per unit.

     The summary set forth above does not purport to be a complete description of the analyses presented by Merrill Lynch. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and therefore is not necessarily susceptible to partial analysis or summary description. Merrill Lynch believes that selecting any portion of its analyses or the summary set forth above, without considering the analyses as a whole, would create an incomplete view of the process underlying Merrill Lynch's opinion. In arriving at its opinion, Merrill Lynch considered the results of all its analyses. Merrill Lynch did not attribute any particular weight to any analysis or factor considered by it. The analyses performed by Merrill Lynch and estimates contained in these analyses are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those suggested by Merrill Lynch's analyses. The analyses do not purport to be appraisals or to reflect the prices at which the partnership might actually be sold or the prices at which units of limited partnership interest may be transferred at any time in the future. The analyses were prepared solely for the purposes of Merrill Lynch providing its opinion to the board of managers of the general partner. Because the analyses are inherently subject to uncertainty, being based upon numerous factors and events, including, without limitation, factors related to industry performance and general business, economic, market, financial and competitive conditions beyond the control of the parties or their respective advisors, none of Merrill Lynch, the partnership, the general partner, Apple Hospitality or any other person assumes responsibility if future results or actual values are materially different from those forecast. The foregoing summary does not purport to be a complete description of the analyses performed by Merrill Lynch and is qualified by reference to the written opinion dated as of April 29, 2002 of Merrill Lynch which is attached to this consent solicitation statement as Appendix B.
                          ----------

     Under the terms of an engagement letter dated April 9, 2001, the partnership and the general partner will pay Merrill Lynch for its services and for rendering its opinion to the general partner. Pursuant to this engagement letter, Merrill Lynch will be paid $500,000 for rendering its opinion and will be paid a separate transaction fee, conditioned on the merger becoming effective, equal to 1% of the aggregate purchase price paid in the merger, including the merger consideration paid by Apple Hospitality for the general partnership interest and limited partnership interests in the partnership and the amount of mortgage indebtedness of the partnership or any affiliate or subsidiary of the partnership assumed or acquired by Apple Hospitality or retired or defeased in connection with the merger. In addition to any fees payable to Merrill Lynch under the engagement letter, the partnership has agreed to reimburse Merrill Lynch for its reasonable out-of-pocket expenses incurred in connection with providing its services and rendering its opinion, including the reasonable fees of its legal counsel. The partnership has also agreed to indemnify Merrill Lynch, its affiliates and each of their respective directors, officers, agents, employees and controlling persons against liabilities, including liabilities under U.S. federal securities laws, related to or arising out of the merger or the engagement and related performance of Merrill Lynch and to reimburse Merrill Lynch, its affiliates and each of their respective directors, officers, agents, employees and controlling persons for reasonable related expenses, including reasonable outside counsel fees and expenses. These indemnity obligations have been guaranteed by Host Marriott, L.P.

     Merrill Lynch currently provides, and has in the past provided, financial advisory and financing services to the partnership, Host Marriott, L.P. and Host Marriott Corporation and entities that may be deemed their "affiliates" and may continue to do so and has received, and may receive, fees for the rendering of these services. In addition to acting as financial advisor in connection with the merger, Merrill Lynch has, during the past two years, acted as financial advisor to Marriott Residence Inn Limited Partnership in connection with its merger with Apple Hospitality, participated as co-manager in the underwriting of an unsecured senior notes offering for Host Marriott, L.P. in December of 2001, participated as co-manager in the underwriting of an unsecured senior notes offering for Host Marriott, L.P. in September of 2000 and provided financial advisory services to two subsidiaries of Host Marriott Corporation with respect to the sale of two partnerships, in which the subsidiaries held the general partnership interests, to two affiliates of Host Marriott Corporation. In connection with the provision of these services, Merrill Lynch has received, and expects to receive, compensation from Host Marriott, L.P., Host Marriott Corporation and their affiliates. During the past two years, Merrill Lynch has received an aggregate of approximately $7.5 million for providing these services. Merrill Lynch may provide financial advisory and financing services to Apple Hospitality or its affiliates in the future and receive fees for providing those services. In the ordinary course of its business, Merrill Lynch may also engage in transactions involving units of limited partnership interest and the securities of Host Marriott, L.P., Host Marriott Corporation and their affiliates for Merrill Lynch's own account and for the accounts of its customers and, accordingly, Merrill Lynch may at any time hold a long or short position in these securities.

Merger Financing

     The total amount of funds required to pay the merger consideration to the limited partners and the general partner is estimated to be approximately $29.25 million. Apple Hospitality has deposited into escrow $3 million of the purchase price, $1 million of which is being held as an earnest money deposit. The remaining amount of the limited partner merger consideration will be delivered to the paying agent by Apple Hospitality at the closing of the merger. Apple Hospitality will use cash on hand to fund the remaining amount of the merger consideration.

Regulatory Approvals

     We are not aware of any material filings, approvals or other action by any federal or state governmental administrative or regulatory authority required for the completion of the merger, other than compliance with applicable law.

Interests of the General Partner and Affiliates in the Merger

     In considering the recommendation of the general partner to vote in favor of the merger agreement, you should be aware that the general partner will receive $200,000 for its general partner's interest. As described more fully below, the general partner's merger consideration will be retained by Apple Hospitality for a period of time after the completion of the merger in order to satisfy certain indemnification obligations that the general partner agreed to fund under the merger agreement. Neither the general partner nor any affiliate of the general partner owns any units of limited partnership interest as of the record date. In addition, if the merger is completed and the liquidating trust created, the general partner will administer the liquidating trust without profit.

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

Material Federal Income Tax Considerations of the Merger

     General. The following discussion summarizes certain federal income tax considerations related to the receipt by the limited partners of the merger consideration.

     The information in this section is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations thereunder, rulings, and other pronouncements and decisions now in effect, all of which are subject to change (perhaps with retroactive effect). The general partner has not requested, and does not plan to request, any rulings from the IRS concerning the tax treatment of the limited partners in connection with the merger. Thus, it is possible that the IRS would challenge the statements in this discussion, which do not bind the IRS or the courts, and that a court would agree with the IRS.

     The discussion set forth herein is not intended to be exhaustive of all possible tax considerations. For example, this summary does not give a detailed discussion of any state, local, or foreign tax considerations. Nor does it discuss all aspects of federal income taxation that may be relevant to specific limited partners in light of their particular circumstances. Except where specifically indicated, the discussion below describes general federal income tax considerations applicable to individuals who are citizens or residents of the United States. Accordingly, the following discussion has limited application to domestic corporations and persons subject to specialized federal income tax treatment, such as foreign persons, tax-exempt entities, regulated investment companies and insurance companies.

     The following discussion includes an estimate by the general partner, on a per unit basis, of a limited partner's adjusted tax basis in his units (including the amount of syndication costs includible in his basis, if any) and the amount of the partnership's liabilities allocable to such limited partner. These amounts are only estimates, and there could be material differences between these estimated amounts and the actual numbers due to a variety of factors. In addition, these estimates apply only to a limited partner who purchased his units on the date of the original offering of the units by the partnership and who has held his units continuously since that time. The estimated amounts could differ considerably for a limited partner who acquired some or all of his units after the date of the original offering. The amount of gain recognized by such limited partners in connection with the disposition of their units pursuant to the merger will depend upon when they acquired their units and the price they paid for the units (as adjusted for subsequent allocations of partnership income and loss and subsequent partnership distributions).

     LIMITED PARTNERS SHOULD BOTH REVIEW THE FOLLOWING DISCUSSION AND CONSULT WITH THEIR TAX ADVISORS TO DETERMINE THE TAX CONSEQUENCES - INCLUDING ANY FEDERAL, STATE, LOCAL OR NON-U.S. TAX CONSEQUENCES - TO THEM OF THE MERGER IN LIGHT OF THEIR PARTICULAR TAX SITUATION.

     Material Tax Considerations to Limited Partners of the Merger. Each limited partner will be treated as having made a taxable disposition of his units pursuant to the merger, which disposition will be deemed to occur on the effective date of the merger. The gain or loss recognized by a limited partner upon the disposition of his units will equal the difference between the amount considered realized by the limited partner for tax purposes in exchange for his units in the merger and the limited partner's adjusted tax basis in such units. See "--Basis of Units" below.

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

     The amount realized by each limited partner will equal the sum of the following items: (a) the cash received for his units at the time of the merger and (b) the portion of the partnership's liabilities allocable to the limited partner's units for federal income tax purposes immediately prior to the merger. The general partner estimates that, as of December 31, 2001, the dollar amount of the partnership's liabilities allocable to each limited partner was approximately $1,879 per unit.

     To the extent that the amount realized, as determined in the preceding paragraph, exceeds the limited partner's adjusted tax basis in the units, such limited partner will recognize gain. The taxable gain recognized by the limited partner will exceed the cash amount received with respect to his units by an amount equal to the excess (if any) of his share of the partnership's liabilities allocable to him for federal tax purposes over his adjusted tax basis in his units (which is commonly referred to as a "negative capital account").

     To the extent that the limited partner's adjusted tax basis in his units exceeds the amount realized by the limited partner in the merger, such limited partner will recognize a loss.

     For a discussion of the federal income tax rates applicable to the gain or loss recognized by a limited partner from the disposition of a unit in the merger that has been held as a capital asset by the limited partner, see "--Federal Income Tax Rates Applicable to Gain or Loss from Disposition of Units in the Merger" below.

     Allocations of Profits and Losses to Limited Partners. Limited partners will be allocated partnership profits and losses through the period ending on the effective date of the merger. Any allocation of taxable income received by a limited partner prior to the effective date of the merger will increase such limited partner's adjusted tax basis in his units and, thus, will decrease the amount of capital gain, or increase any capital loss, recognized by the limited partner as a result of the disposition of his units pursuant to the merger. As described below in "The Merger Agreement--Other Distributions to be Made in Connection with the Merger," if the unrestricted partnership cash remaining in the partnership is at least $5.00 per unit, the partnership intends to declare a distribution to the limited partners, payable upon the closing of the merger, of such partnership cash. Any such distribution received by a limited partner, as well as the distribution of the interests in the liquidating trust (as described below in "--Material Federal Income Tax Consequences of the Receipt of Interests in the Liquidating Trust"), will decrease such limited partner's adjusted tax basis in his units and, consequently, will increase the amount of capital gain, or decrease any capital loss, recognized by the limited partner as a result of the disposition of his units.

     Basis of Units. In general, a limited partner had an initial tax basis in his units ("Initial Basis") equal to his cash investment in the partnership, plus his share of the partnership's liabilities allocable to him for tax purposes at the time he acquired his units. A limited partner's Initial Basis generally has been increased by (a) such limited partner's share of partnership taxable income, and (b) any increases in his share of liabilities of the partnership. Generally, such limited partner's Initial Basis has been decreased (but not below zero) by (1) his share of partnership cash distributions, (2) any decreases in his share of liabilities of the partnership, (3) his share of losses of the partnership, and (4) his share of nondeductible expenditures of the partnership that are not chargeable to capital. A limited partner's basis in his units would include his share of the syndication costs incurred by the partnership at formation if he acquired his units in the original offering.

     The general partner believes that, as of December 31, 2001, a limited partner who acquired his units at the time of the original offering of such units and has held such units at all times since the offering had an adjusted basis in each unit of approximately $2,383. This amount includes approximately $1,879 attributable to his share of the partnership's nonrecourse liabilities and approximately $112 attributable to his share of syndication costs, but does not take into account the reductions in basis the limited partner will incur as a result of the issuance of beneficial interests in the liquidating trust prior to the merger or may incur as a result of the distribution of certain unrestricted partnership cash at the closing of the merger. See "Material Federal Income Tax Considerations of the Receipt of Interests in the Liquidating Trust--Taxation of Receipt of Interests in the Liquidating Trust."

     Federal Income Tax Rates Applicable to Gain or Loss from Disposition of Units in the Merger. The disposition of units by a limited partner pursuant to the merger generally will result in the recognition of capital gain or capital loss by the limited partner if the units have been held by the limited partner as a capital asset. To the extent, however, that a portion of the amount realized attributable to the limited partner's share of "unrealized receivables" of the partnership differs from the limited partner's share of the basis attributable to those assets, Section 751 of the Code provides that the difference will be treated as ordinary income (taxable to non-corporate limited partners at a maximum statutory rate of 38.6% effective January 1, 2002) or ordinary loss. The ordinary income or loss to be realized by a limited partner is the amount that would have been allocated to the limited partner if the partnership had sold all of its property for its fair market value immediately prior to the merger. Unrealized receivables include, to the extent not previously included in the partnership's income, any rights to payment for services rendered or to be rendered. Unrealized receivables also include amounts that would be subject to recapture as ordinary income (for example, recapture of depreciation with respect to personal property under Section 1245 of the Code) if the partnership had sold its assets at their fair market value immediately prior to the merger. The general partner has not estimated the fair market value of the partnership's personal property, and thus takes no position at this time as to whether the value is such that a limited partner would recognize ordinary income pursuant to Sections 751 and 1245 of the Code upon the disposition of his units. In any event, the ordinary income amount, if any, would be equal to the limited partner's share of the excess, if any, of the value of such personal property at the time of disposition of the units over its adjusted basis at such time.

     For corporations, the maximum rate of tax on the net capital gain from a sale or exchange of a capital asset held for more than twelve months, or with regard to ordinary income, is currently 35%. For individuals, trusts and estates, net capital gain from the sale of a capital asset held one year or less is subject to tax at the applicable rate for ordinary income. For these taxpayers, the maximum rate of tax on the net capital gain from a sale or exchange of an asset held for more than one year generally is 20%. However, applicable Treasury regulations apply a 25% tax rate to a sale of an interest in a pass-through entity, such as a partnership, to the extent that the gain realized on the sale of the interest is attributable to prior depreciation deductions by the partnership that have not otherwise been recaptured as ordinary income under other depreciation recapture rules. Accordingly, any gain from the disposition of units held for more than one year could be treated partly as gain from the sale of a long-term capital asset subject to a 20% tax rate, partly as gain from the sale of depreciable real property subject to a 25% tax rate to the extent attributable to prior depreciation deductions by the partnership that have not otherwise been recaptured as ordinary income, and partly as ordinary income to the extent attributable to unrealized receivables. Each limited partner should consult with his own tax advisor regarding the application of these different rates to the disposition of his units in the merger.

     The partnership anticipates providing limited partners with any information reasonably necessary to permit them to determine which portion, if any, of the gain or loss recognized from the disposition of their units will be subject to tax at ordinary income rates or at the special 25% rate.

     Passive Activity Income and Loss Carryforwards of Limited Partners. Any gain recognized by a limited partner in connection with the disposition of his units pursuant to the merger will constitute "passive activity income" for purposes of the "passive activity loss" limitation rules. Accordingly, such income generally may be offset by losses from all sources, including "passive activity loss" carryforwards with respect to the partnership and "passive" or active losses from other activities. Each limited partner should consult with his own tax advisor regarding whether he may treat any loss recognized in connection with the disposition of his units pursuant to the merger, together with any "passive activity loss" carryforward with respect to the partnership, as an active loss that may be used to offset the limited partner's taxable income in light of the receipt by the limited partner of beneficial interests in the liquidating trust.

     Federal and State Tax Withholding Applicable to Limited Partners. The federal income tax laws require that taxes be withheld on amounts payable to foreign persons by reason of a disposition of certain United States real property interests, which include interests in certain partnerships that hold real property in the United States. Withholding of ten percent (10%) of the amount realized by a limited partner pursuant to the merger may be required unless the limited partner completes, executes and returns a Certificate of Non-Foreign Status. The "amount realized" by a limited partner in connection with the merger will be the sum of (a) the cash amount received for his units at the time of the merger, plus (b) the limited partner's share of the partnership's nonrecourse liabilities immediately prior to the disposition of his units.

     In addition, Apple Hospitality may be required to withhold a portion of the merger consideration to be paid to each limited partner to satisfy the withholding obligations of certain states, including the State of North Carolina.

Material Federal Income Tax Considerations of the Receipt of Interests in the Liquidating Trust

     Classification of the Liquidating Trust for Federal Income Tax Purposes. As discussed in greater detail below under "The Merger Agreement--Establishment of the Liquidating Trust," the liquidating trust will be formed as a statutory business trust under the laws of the State of Delaware to permit the limited partners to receive the benefit of certain cash flows of the partnership attributable to the period prior to the closing that will not be known or available to the partnership until after the merger has been completed and to realize the value of certain contingent assets of the partnership. The liquidating trust also will be responsible for paying or reimbursing the surviving partnership for certain expenses that are attributable to the period prior to the closing and for indemnifying the surviving partnership and related parties with respect to any damages or liabilities resulting from certain litigation involving the partnership's inns that existed prior to the merger. Pursuant to the trust agreement governing the liquidating trust, the general partner will administer the liquidating trust and the beneficial interests in the liquidating trust will be issued to the limited partners, as beneficiaries of the trust, based pro rata upon each limited partner's ownership of units as of the time of such issuance. The liquidating trust will terminate upon payment to the limited partners of all of the liquidating trust's assets, which is expected to occur approximately two years after the completion of the merger. The life of the liquidating trust may be extended if the general partner, as administrator, is currently engaged in the determination, defense or settlement of a claim by or against the liquidating trust.

     Treasury Regulations addressing the classification of entities provide that an organization will be considered a liquidating trust for federal income tax purposes if it is organized for the primary purpose of liquidating and distributing the assets transferred to it, and if its activities are all reasonably necessary to, and consistent with, the accomplishment of that purpose. However, if the liquidation is unreasonably prolonged or if the liquidation purpose becomes so obscured by business activities that the declared purpose of liquidation can be said to be lost or abandoned, the status of the organization will no longer be that of a liquidating trust. An organization that is treated as a liquidating trust for federal income tax purposes and its beneficiaries are generally subject to tax under the rules applicable to grantor trusts. In general, and as described in greater detail below under "--Taxation of Receipt of Interests in the Liquidating Trust," each limited partner, as a beneficiary of the liquidating trust, will be required to report on his income tax return his pro rata share of the income, deductions and credits of the liquidating trust as if the limited partner had received the items directly, while the liquidating trust itself will not be taxable as a separate entity.

     The determination of whether an organization will be classified as a liquidating trust for federal income tax purposes is a factual one relating to the operation and activities of the organization. Although none of the partnership, the general partner or the liquidating trust will seek a private letter ruling from the IRS regarding the classification of the liquidating trust as a "liquidating trust" for federal income tax purposes, the Internal Revenue Service has issued guidance specifying certain conditions that, if satisfied, generally will result in the issuance of a ruling that an organization is classified as a liquidating trust. The relevant factors identified by the IRS are the following:

     . the trust instrument provides that the trust is organized for the primary purpose of liquidating the assets transferred to it with no objective to continue or engage in the conduct of a trade or business;

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

     . the trust instrument contains a fixed or determinable termination date that is generally not more than three years from the date of creation of the trust and that is reasonable based on all the facts and circumstances;

     . the trust instrument provides that the investment powers of the trustee are limited to powers to invest in demand and time deposits in banks or savings institutions or temporary investments such as short-term certificates of deposit or Treasury bills;

     . the trust instrument provides that the trust does not receive or retain cash in excess of a reasonable amount to meet claims and contingent liabilities;

     . the trust instrument provides that the trust does not receive transfers of any listed stocks or securities, any readily-marketable assets, or any operating assets of a going business;

     . the trust instrument provides that the trust does not receive transfers of any unlisted stock of a single issuer that represents 80% or more of the stock of such issuer and does not receive transfers of any general or limited partnership interests;

     . the trust instrument provides that the trust is required to distribute at least annually to known shareholders any proceeds from the sale of assets or income from investments; and

     . the party requesting the ruling represents that the trustee will make continuing efforts to dispose of the trust assets, make timely distributions, and not unduly prolong the duration of the trust.

     The trust agreement governing the liquidating trust will contain provisions intended to satisfy each of the first four factors and the eighth factor above. With regard to the fifth and sixth factors above, the trust agreement will provide that the liquidating trust will not make any loans or incur any indebtedness or acquire any securities (other than short-term investments described in the third factor above). In addition, the exclusive purposes and functions of the liquidating trust, as set forth in the trust agreement, will specifically exclude the objective to continue or engage in the conduct of a trade or business. With regard to the seventh factor above, the general partner, as administrator of the liquidating trust, may make annual or more frequent distributions of proceeds from the sale of assets or income from investments if the general partner determines, in its sole discretion, that the amount of cash remaining in the liquidating trust is sufficient to satisfy the liquidating trust's outstanding claims and contingent liabilities. In light of these provisions of the trust agreement, the liquidating trust should be classified as a liquidating trust for federal income tax purposes, although the matter is not free from doubt.

     Taxation of Receipt of Interests in the Liquidating Trust. For federal income tax purposes, the transfer of assets by the partnership to the liquidating trust, followed by the issuance to the limited partners of beneficial interests in the liquidating trust, will be treated as though the partnership had distributed the transferred assets to the limited partners on a pro rata basis and the limited partners had then contributed such assets to the liquidating trust. The deemed distribution to the limited partners of the assets to be held by the liquidating trust generally will be taxable to a limited partner for federal income tax purposes, but only to the extent that the cash portion of the amount deemed distributed to the limited partner exceeds such limited partner's basis in his units of limited partnership interest immediately before such deemed distribution.

     The general partner estimates that, on a per unit basis, the amount of cash that will be deemed to have been distributed to each limited partner, and contributed by such limited partner to the liquidating trust, will be approximately $4.28. The characterization of, and federal income tax rates applicable to, any recognized gain will be determined in accordance with the rules described above in "Material Federal Income Tax Considerations of the Merger--Federal Income Tax Rates Applicable to Gain or Loss from Disposition of Units in the Merger." A limited partner will not recognize gain or loss on the deemed contribution of the assets to the liquidating trust.

     Each limited partner's basis in his limited partnership units will be decreased (but not below zero) by an amount equal to the lesser of the partnership's basis, immediately prior to the distribution, in the assets deemed distributed to the limited partner or the limited partner's basis, immediately prior to the distribution, in his limited partnership units. The general partner estimates that the partnership's basis in the assets deemed distributed will be approximately $4.28 per limited partnership unit on the date of distribution. This decrease in basis in limited partnership units will increase the amount of capital gain, or decrease the amount of capital loss, recognized by the limited partner as a result of the exchange of his units in the merger. See "Material Federal Income Tax Considerations of the Merger--Material Tax Considerations to Limited Partners of the Merger" and "--Basis of Units" above.

     Initial Tax Basis of Assets Deemed Distributed by the Liquidating Trust. In general, a limited partner will have an Initial Basis in the assets deemed distributed to him equal to the lesser of the partnership's basis, immediately prior to the distribution, in such assets deemed distributed to him or his basis in his limited partnership units immediately prior to the deemed distribution, increased to reflect any gain required to be recognized in connection with the deemed distribution. Upon the deemed contribution of the assets to the liquidating trust, the liquidating trust will have the same adjusted basis in its assets as the limited partners had in those assets prior to the transfer to the liquidating trust.

     Income and Deductions in General; Income Tax Returns. Each limited partner, as a beneficiary of the liquidating trust, will be required to report on his income tax return his pro rata share of the income, deductions and credits of the liquidating trust as if the limited partner had received the items directly. Such items must be included on the limited partner's federal income tax return without regard to whether the liquidating trust makes a distribution of money to the limited partner. The liquidating trust plans to furnish the limited partners with the tax information relating to the liquidating trust reasonably required by them for federal and state income tax reporting purposes within 120 days of the close of each of the liquidating trust's taxable years. No federal income tax will be payable by the liquidating trust.

     Treatment of Liquidating Trust Distributions. Distributions of money by the liquidating trust to a limited partner, whether made currently or in connection with the dissolution of the liquidating trust, will not be taxable to such limited partner.

     Limitations on Deductibility of Losses; Treatment of Passive Activity Income. The passive loss limitations generally provide that individuals, estates, trusts and certain closely held corporations and personal service corporations can only deduct losses from passive activities (generally, "activities" in which the taxpayer does not materially participate, which would include a limited partner's beneficial interest in the liquidating trust, although the matter is not free from doubt) to the extent that such losses are not in excess of the taxpayer's income from passive activities or investments. A limited partner will be able to offset losses from other passive activities against income from the liquidating trust that is considered passive income.

     In addition to the foregoing limitation, a limited partner who holds interests in the liquidating trust may not deduct from taxable income his share of liquidating trust losses, if any, to the extent that such losses exceed the amount for which such holder is considered "at risk" at the end of that year. In general, a limited partner will initially be "at risk" to the extent of the amount of cash and the adjusted bases, if any, in the other assets the limited partner is deemed to have contributed to the liquidating trust. Losses disallowed to a limited partner as a result of these rules can be carried forward and may be allowable to such limited partner to the extent that his "at risk" amount is increased in a subsequent year. The "at risk" rules apply to an individual limited partner, an individual shareholder of a corporate limited partner that is an S corporation and a corporate limited partner if fifty percent (50%) or more of the value of stock of such corporate limited partner is owned directly or indirectly by five or fewer individuals at any time during the last half of the taxable year.

     Each limited partner should consult with his own tax advisor regarding the application of the passive loss limitations (including whether and to what extent the ownership of beneficial interests in the liquidating trust constitutes one or more "passive activities") and the "at risk" rules in light of his particular tax situation.

     Alternative Minimum Tax on Items of Tax Preference. The Code contains different sets of minimum tax rules applicable to corporate and non-corporate taxpayers. The discussion below relates only to the alternative minimum tax applicable to non-corporate taxpayers. LIMITED PARTNERS THAT ARE CORPORATIONS SHOULD CONSULT WITH THEIR TAX ADVISORS WITH RESPECT TO THE EFFECT OF THE CORPORATE MINIMUM TAX PROVISIONS FOLLOWING THE ISSUANCE OF BENEFICIAL INTERESTS IN THE LIQUIDATING TRUST.

     Non-corporate taxpayers are subject to an alternative minimum tax to the extent the tentative minimum tax ("TMT") exceeds the regular income tax otherwise payable. The rate of tax imposed on alternative minimum taxable income ("AMTI") in computing TMT is 26% for AMTI that does not exceed $175,000 and 28% for AMTI over $175,000. AMTI consists of the taxpayer's taxable income, as adjusted under Sections 56 and 58 of the Code, plus his items of tax preference; certain taxpayers are entitled to an exemption amount equal to $49,000 for a joint return or a return filed as a surviving spouse, $35,750 for a single return, $24,500 for married persons filing separate returns, and $22,500 for estates and trusts. These exemption amounts will be phased out if the AMTI of a taxpayer exceeds certain thresholds.

     The liquidating trust will not be subject to the alternative minimum tax, but the limited partners as beneficiaries of the liquidating trust will be required to take into account on their own tax returns their pro rata shares of the liquidating trust's tax preference items and adjustments in order to compute AMTI. Since the impact of this tax depends on each limited partner's particular situation, the limited partners are urged to consult their own tax advisors as to the applicability of the alternative minimum tax to them.

     State and Local Taxes. In addition to the federal income tax aspects described above, a limited partner should be aware of the potential state and local tax consequences of being a beneficiary of the liquidating trust. Tax returns may be required and tax liability may be imposed both in the state or local jurisdictions where a limited partner resides and in each state or local jurisdiction in which the liquidating trust has assets. The liquidating trust anticipates providing the limited partners with any information reasonably necessary to permit them to satisfy state and local return filing requirements.

A limited partner should consult with his personal tax advisor with respect to the state and local income tax implications for such limited partner of being a beneficiary of the liquidating trust.


No Rights of Appraisal

     There are no dissenters' rights of appraisal in connection with the merger agreement.


Failure to Approve the Merger Agreement

     If the limited partners do not approve the merger agreement, the merger will not occur and the general partner will continue to conduct the business and affairs of the partnership in accordance with the partnership agreement. In such event, you will not receive the merger consideration. In addition, if the merger does not occur, you also will not receive the distribution of beneficial interests in the liquidating trust that is described in this consent solicitation statement.

     Proposed Additional Capital Improvements. Regardless of whether the merger is completed, the manager of the partnership's inns (which includes the inn of its subsidiary) has proposed additional improvements that are intended to enhance the overall value and competitiveness of the partnership's inns. In this regard, the manager has proposed additional improvements to the inns totaling approximately $59 million over the next five years. These improvements include total suite refurbishments at a majority of the inns as part of the partnership's ongoing routine capital replacement.

     The general partner has reviewed the manager's proposed inn renovations and improvements with respect to fiscal year 2002 and has agreed to undertake certain of these capital improvements. The improvements that the general partner has agreed to undertake involve inns that were built between 1983 and 1989 and that have not been renovated in four to nine years. The general partner does not believe that cash flows from the operations of the inns will be sufficient to fund these improvements. As a result, the general partner expects to fund these improvements with approximately $9.7 million (approximately $138 per unit) of the partnership's existing cash reserves. Actual funding of these improvements is not expected to occur until the end of this fiscal year.

     The manager of the inns also has proposed additional improvements to the inns that are intended to be implemented in fiscal years subsequent to 2002. The general partner will review and assess these additional proposed improvements annually at the end of each fiscal year.

     If the merger does not occur, the general partner does not believe that cash from inn operations and the partnership's remaining cash reserves will be sufficient to fund the partnership's required debt service payments and all of the proposed additional capital expenditures requested by the manger of the inns. As a result, at the present time, it appears unlikely that cash distributions will be possible for the next several years.

     Changes to Management Agreements. Host Marriott Corporation, the indirect owner of the general partner, currently is in the process of negotiating changes to its management and other agreements with Marriott International and its affiliates. As part of those negotiations, the general partner initiated discussions with Residence Inn by Marriott, Inc., the manager of the inns, concerning changes to the partnership's and its subsidiary's management agreements. These discussions took into account each partner's release of the manager in conjunction with the settlement of litigation in Texas in 2000, the specific aspects of the partnership's and its subsidiary's management agreements and the fact that the inns are limited service hotels rather than full service hotels.

     The general partner and the manager propose to revise the management agreements as follows:

     . FF&E Reserve -- The partnership or its subsidiary, as applicable, would be given the right to approve the annual budget for furniture, fixtures and equipment expenditures under the management agreements with respect to each expenditure of $10,000 or more. Expenditures of less than $10,000 would be budgeted and approved in the aggregate by inn.

     . Adjustments to First Priority Return -- The First Priority Return payable to the partnership or its subsidiary under the management agreements would be increased by $75,000. In addition, Additional Inn Investments (as that term is defined in the management agreements) made after the date of the amendment would be included in the calculation of the partnership's or its subsidiary's First Priority Return rather than in the calculation of the partnership's or its subsidiary's Second Priority Return (as those terms are defined in the management agreements).

     . Design Specifications -- With regard to capital-expenditure programs proposed by the manager, the partnership or its subsidiary, as applicable, would have the right to select in its reasonable discretion a prototype design package for such programs out of applicable prototype design packages then available within the Residence Inn system. The partnership, or its subsidiary, as applicable, and the manager would mutually agree on any custom design packages not contemplated by then-current brand design standards and prototype design packages.

     . Chain Services and Marketing Fund -- Commencing in fiscal year 2002, required contributions by the partnership and its subsidiary to the marketing fund maintained by the manager would not be increased without the prior approval of a majority of the members of The Residence Inn Association, an association of Residence Inn owners and franchisees.

     . Renewal -- The manager would be required, if it wishes to renew the partnership's management agreement, to renew the management agreement with respect to at least 80% of the partnership's inns which either meet the then-current brand standards or are in compliance with a specified ten-year property-improvement program currently required by the manager.

     . Performance Termination -- Commencing in 2004, the partnership's or its subsidiary's ability to terminate the management agreements due to inadequate performance would be based on the inns' performance over the previous two years rather than the previous three years, coupled with a new test comparing the inns' aggregate "revenues per available room" ("RevPar") with the RevPar of hotels in their competitive sets. Any cure payments made by the manager to avoid a performance termination would not be recoverable in later years.

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

     . Accounting -- The manager would be required to provide the partnership and its subsidiary with annual operating projections on both a consolidated and a per-inn basis. The manager would also be required to meet with representatives of the partnership and its subsidiary and consider in good faith the suggestions of such representatives regarding the partnership's and its subsidiary's annual operating projections.

     The general partner believes that the value of the proposed revised management agreements is reflected in the purchase price to be paid by Apple Hospitality. In addition, Apple Hospitality has entered into discussions with the manager regarding certain changes to the management agreements. If the merger closes, it is anticipated that the changes to the management agreements negotiated between the general partner and the manager would be entered into at the same time as the changes agreed to by Apple Hospitality and the manager.

     If the merger is not completed, the general partner and the manager expect to complete their negotiation of the changes to the management agreements discussed above. Therefore, if the limited partners do not approve the merger agreement, they will continue to own a limited partner interest in the partnership and receive, if the negotiations are successful, the anticipated benefits of the proposed changes. However, because the negotiations are ongoing and no definitive agreement has been reached, there can be no assurance that such changes will be made or that such changes will be made in substantially the form described above. The partnership, or its subsidiary, as applicable, and the manager will execute mutual general releases in connection with the merger or, if the merger is not completed, upon implementation of the changes to the management agreements agreed to by the general partner and the manager.

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

                              THE MERGER AGREEMENT

     The following is a summary of the material provisions of the merger agreement and the deposit escrow agreement but does not purport to describe all of the terms of such agreements. This summary is qualified in its entirety by reference to the merger agreement which is attached to this consent solicitation statement as Appendix A. You are urged to read the merger agreement carefully
             ----------
and in its entirety.


Structure of the Merger

     In the merger:

     . AHT Res II Acquisition, a wholly owned indirect subsidiary of Apple Hospitality, will merge with and into the partnership at the effective time of the merger in a transaction in which the partnership will be the surviving entity and the partners of AHT Res II Acquisition will become the sole partners of the partnership;

     . the limited partners and the general partner of the partnership will receive the merger consideration for their respective limited partnership and general partner interests in the partnership; and

     . the partnership will continue its existence as a limited partnership under the laws of the State of Delaware.


The Effective Time of the Merger

     As soon as practicable after all conditions of the merger agreement have been satisfied or waived, the general partner will file a certificate of merger with the Secretary of State of the State of Delaware. The merger will become effective upon the filing of the certificate of merger with the Secretary of State of the State of Delaware or upon such later time as is provided in the certificate of merger.


Merger Consideration; Conversion of Partnership Interests in the Merger

     At the effective time of the merger, without any further action on the part of the limited partners or the general partner, as applicable:

     . the issued and outstanding units of limited partnership interest will be converted into the right to receive cash in an amount equal to $415 per unit; and

     . the general partner interest will be converted into the right to receive cash in an amount equal to $200,000, which will be retained by Apple Hospitality until the second anniversary of the effective date of the merger to partially satisfy the general partner's indemnification obligations under the merger agreement.

Other Distributions to be Made in Connection with the Merger

         In connection with the merger, the partnership intends to distribute to the limited partners, effective upon the closing of the merger, all of the beneficial interests in the liquidating trust. As soon as the liquidating trust has satisfied the obligations for which it is created, which is expected to occur approximately two years after the completion of the merger, it will be liquidated and all of its remaining assets will be distributed to the beneficiaries of the liquidating trust. For details on the liquidating trust and the issuance of the beneficial interests in the liquidating trust, see "--Establishment of the Liquidating Trust."

         In addition, although we believe that any unrestricted partnership cash remaining in the partnership immediately prior to the consummation of the merger will be minimal, if the amount of unrestricted partnership cash remaining would equal $5.00 or more per unit, we will make a distribution of that amount to you immediately prior to the closing of the merger. If the amount of unrestricted partnership cash per unit is less than $5.00, the partnership cash will be contributed to the assets of the liquidating trust.

Escrow Deposit

         Pursuant to the terms of the merger agreement, on May 3, 2002, Apple Hospitality and the partnership entered into a deposit escrow agreement with Wachovia Bank, N.A. as the deposit escrow agent. A summary of the terms of the deposit escrow agreement is provided below. See "--Deposit Escrow Agreement." Simultaneously with the execution and delivery of the deposit escrow agreement, Apple Hospitality deposited $3 million in cash in an escrow account established with the escrow agent, such amount and any interest earned thereon to be held as a deposit on the merger consideration. At or before the effective time of the merger, Apple Hospitality and the partnership will issue written instructions to the deposit escrow agent to deliver the $3 million deposit and any interest earned thereon to the paying agent for the merger. Also, at or before the effective time of the merger, Apple Hospitality will deliver to the paying agent an amount in cash equal to the difference between (1) the aggregate cash consideration to be paid in the merger and (2) the $3 million deposit and any interest earned thereon which was delivered to the paying agent.

         In the event that the merger agreement is terminated other than for a breach of any representation, warranty, covenant, obligation or agreement on the part of Apple Hospitality or AHT Res II Acquisition contained in the merger agreement, Apple Hospitality will be entitled to the immediate return of the $3 million deposit and any interest earned thereon. However, $1 million of the deposit will become the property of and be delivered to the partnership and the remaining $2 million of the deposit will be returned to Apple Hospitality in the event that the merger agreement is terminated by the partnership upon a breach of any representation, warranty, covenant, obligation or agreement on the part of Apple Hospitality or AHT Res II Acquisition contained in the merger agreement.

Exchange of Units for Merger Consideration

         Prior to the closing of the merger, Apple Hospitality will designate a bank or trust company acceptable to the partnership to act as paying agent in the merger for the purpose of distributing the merger consideration. Promptly after the effective time of the merger, the paying agent will mail to each limited partner a letter of transmittal and instructions on how to receive the cash merger consideration.

         Upon receipt of a duly executed letter of transmittal and any other required documents as set forth in the letter of transmittal, the holder of a unit will be entitled to receive the cash merger consideration in exchange for the unit. Because units are held by the partnership in book entry form, limited partners do not have to return any certificates that they may have with the letter of transmittal. After the effective time of the merger, each unit will represent only the right to receive the cash merger consideration.

         In the event of a transfer of ownership of units that is not registered in the transfer books of the partnership, payment of merger consideration may be made to a person other than the registered holder of the surrendered units if:

         .    a letter of transmittal is properly completed; and

         . the person requesting such payment of cash merger consideration pays any transfer or other taxes required by reason of the payment to a person other than the registered holder of such units or establishes to the satisfaction of Apple Hospitality that such taxes have been paid or are not applicable.

         No interest will be paid or will accrue on the cash payable upon surrender of any unit.

         All cash merger consideration delivered upon the surrender of units will be delivered in full satisfaction of all rights pertaining to the units.

         At the effective time of the merger, the transfer books of the partnership will be closed and there will be no further registration of transfers of the units that were outstanding immediately prior to the effective time. Units presented to the surviving partnership or the paying agent after the effective time will be canceled and exchanged for the cash merger consideration.

         Apple Hospitality, the surviving partnership or the paying agent will be entitled to deduct and withhold from the consideration otherwise payable pursuant to the merger agreement such amounts as Apple Hospitality, the surviving partnership or the paying agent is required to deduct and withhold with respect to such payment under the Internal Revenue Code or any provision of state, local or foreign tax law. To the extent that amounts are withheld and paid over to the appropriate taxing authority by Apple Hospitality, the surviving partnership or the paying agent, such withheld amounts will be treated for all purposes of the merger agreement as having been paid to the holder of units in respect of which such deduction and withholding was made.

Establishment of the Liquidating Trust

         Prior to consummation of the merger, the partnership will establish the liquidating trust which will be a statutory business trust under the laws of the State of Delaware to hold several contingent assets of the partnership and to facilitate certain cash flow adjustments and other transactions to be made by the parties after the closing of the merger. Among other things, the liquidating trust will permit the limited partners to receive certain cash flows of the partnership attributable to the period prior to the closing that will not be known or available to the partnership until after the merger has been completed. The liquidating trust also will be responsible for:

         . paying or reimbursing the surviving partnership for certain expenses, including outstanding costs related to the merger that are attributable to the period prior to the closing of the merger;

         . indemnifying the surviving partnership and related parties with respect to any damages or liabilities resulting from certain litigation involving the partnership's inns which existed prior to the merger;

         .    pursuing the contingent assets;

         . satisfying the partnership's obligations to the general partner under the partnership agreement; and

         . satisfying any other obligations of the liquidating trust under the merger agreement.

         Promptly after the establishment of this liquidating trust, the partnership will assign to the liquidating trust all of the partnership's interest in the "contingent assets" described below. Immediately prior to the closing of the merger, the partnership will distribute to the limited partners, effective upon the closing of the merger and on a pro rata basis based upon each limited partner's ownership of units as of the time of such distribution, all of the beneficial interests in the liquidating trust. The liquidating trust will be administered by the general partner without profit. Beneficial interests in the liquidating trust will not be certificated but will be maintained in book-entry format by the liquidating trust. In addition, the beneficial interests in the liquidating trust will not be transferable, except by will, intestate succession or operation of law.

         Prior to the closing of the merger, the partnership will contribute $300,000 of partnership cash to the liquidating trust to enable the liquidating trust to satisfy its obligations under the merger agreement, including those described above. Pursuant to the terms of the merger agreement, the general partner, as the administrator of the liquidating trust, may only permit the liquidating trust to use such funds for these purposes. However, the liquidating trust may distribute such funds to the limited partners once such obligations are satisfied. As soon as the liquidating trust has satisfied the obligations for which it is created, which is expected to occur approximately two years after the completion of the merger, it will be liquidated and all of its remaining assets will be distributed to the beneficiaries of the liquidating trust.

         Contingent Assets

       The contingent assets of the partnership to be transferred to the liquidating trust include the rights to:


       . the "final net profit payment," which is the aggregate amount of operating profit, less any applicable debt service deducted under the terms of the outstanding loan agreement, delivered or paid by the manager or the servicer, as applicable, to the surviving partnership with respect to the last full accounting period (and any portion of the subsequent accounting period) occurring prior to the closing of the merger;

       . the "refunded litigation reserves," which is the amount, if any, of the cash reserves retained by the manager with respect to any damages or liabilities resulting from litigation involving the partnership existing prior to the closing of the merger which is returned to the surviving partnership after the closing of the merger;

       . the "other manager payments," which are any other payments received by the surviving partnership or any of its subsidiaries from the manager or servicer, as applicable, that represent refunds or returns of money to the partnership or any of its subsidiaries as a result of overpayment by the partnership or any of its subsidiaries or underpayment by the manager of such amount during the period prior to the closing of the merger;

       . the "prorated tax adjustment," which is any positive difference between the prorated taxes paid or accrued by the partnership at or prior to the closing of the merger for the period in 2002 ending on the effective date of the merger and the actual amount of such taxes due and payable by the partnership for such period;

       . all claims or demands of any nature which have been or may be asserted by or on behalf of the partnership and which arise out of events occurring prior to the closing of the merger with respect to the material contracts of the partnership; and

       . if unrestricted partnership cash remaining in the partnership immediately prior to the consummation of the merger is less than $5.00 per unit, the partnership cash will be contributed to the assets of the liquidating trust.

       Promptly after the surviving partnership receives the final net profit payment, the refunded litigation reserves or the other manager payments from the manager or servicer, as applicable, the surviving partnership will deliver or pay such amounts to the liquidating trust.

       Promptly after the surviving partnership's tax liability for the period in 2002 ending on the effective date of the merger is determined, the surviving partnership will deliver or pay to the liquidating trust any positive difference between the prorated taxes paid or accrued by the partnership at or prior to the closing of the merger for the respective period and the actual amount of such taxes due and payable by the partnership for such period.

       The general partner, as the administrator of the liquidating trust, will evaluate any claims that are assigned to the liquidating trust and determine if it would be in the best interests of the limited partners, as the beneficiaries of the liquidating trust, to pursue such claims.

       With respect to the "other management payments" and the prorated taxes described above, the liquidating trust also has corresponding obligations to Apple Hospitality as described under "--Taxes" and "--Other Obligations of the Liquidating Trust" below.

       Taxes

       Pursuant to the terms of the merger agreement, the partnership is responsible for the payment of all taxes of the partnership for or with respect to the period ending on or before the effective date of the merger. Taxes owed by the partnership with respect to periods ending on or before the effective date that are not paid by the partnership at or prior to the effective date will be paid by the liquidating trust. In addition, after the effective date, the liquidating trust, on behalf of the partnership, will prepare and file all tax returns for the partnership for or with respect to all taxable periods, or portions thereof, ending on or before the effective date. The liquidating trust will pay all taxes, if any, at the time that any related tax return is filed, and, in any event, on or prior to the date such taxes are due.

       If the prorated taxes paid or accrued at or prior to the closing of the merger for the period in 2002 ending on the effective date of the merger are less than the actual amount of such taxes due and payable for the relevant period, the liquidating trust will promptly pay such difference to Apple Hospitality, upon request, after receipt of such documentation from Apple Hospitality that the liquidating trust reasonably believes is necessary to support such request.

       Indemnification by the Liquidating Trust

       The liquidating trust will indemnify Apple Hospitality, the surviving partnership and their affiliates and representatives against any damages and liabilities, including all reasonable attorneys' fees and expenses, which any of the indemnified parties may sustain and which result from certain litigation involving the partnership's inns which exists prior to the closing of the merger. The liquidating trust will not, however, have any obligation to provide indemnification under the merger agreement for any damages or liabilities which have been reserved for by the manager of the partnership's inns or which will be reimbursed or otherwise covered by the partnership's insurance. The liquidating trust's indemnification obligations under the merger agreement will terminate on the second anniversary of the effective date of the merger.

       In addition to the liquidating trust's obligations under the merger agreement, the liquidating trust will indemnify the general partner after the consummation of the merger on behalf of the partnership to the extent the partnership is required to indemnify the general partner pursuant to the terms of the partnership agreement.

       Other Obligations of the Liquidating Trust

       If the surviving partnership or any of its subsidiaries is required to make any payments to the manager as a result of an underpayment by the partnership or any of its subsidiaries to the manager or an overpayment by the manager to the partnership or any of its subsidiaries with respect to the period prior to the closing of the merger, the liquidating trust will, upon request, promptly pay such amount to Apple Hospitality after receipt of such documentation from Apple Hospitality that the liquidating trust reasonably believes is necessary to support such request.

       In addition, the liquidating trust is obligated to pay and satisfy those obligations to be paid and satisfied by the partnership for the benefit of the limited partners, as determined by the general partner, which arise prior to or in connection with the merger but which by their nature cannot be performed until the merger is completed, including, without limitation, preparing and distributing to the limited partners Schedule K-1 for the period(s) prior to the merger pursuant to the requirements of the Code.

       Distributions by the Liquidating Trust

       The general partner does not intend to cause the liquidating trust to make any distribution until all of the liquidating trust's obligations under the merger agreement are satisfied. As soon as the liquidating trust has satisfied the obligations for which it is created, which is expected to occur approximately two years after the completion of the merger, it will be liquidated and all of its remaining assets will be distributed to the beneficiaries of the liquidating trust.

Representations and Warranties

       The merger agreement contains customary representations and warranties made by each of the partnership, the general partner, Apple Hospitality and AHT Res II Acquisition relating to, among other things:

       .  due organization, good standing and qualification to conduct business;

       . authorization, execution, delivery, performance and enforceability of the merger agreement and related matters;

       . no breach of organizational documents or material agreements or violation of any laws as a result of the merger agreement or the completion of the merger; and

       . required consents, approvals, orders and authorizations of governmental entities necessary to enter into the merger agreement and complete the merger.

       The merger agreement also contains additional representations and warranties made by the partnership relating to, among other things:

       .  subsidiaries;

       .  capital structure;

       .  outstanding and pending litigation;

       . compliance with SEC reporting requirements, accuracy of information contained in the documents filed with the SEC and absence of undisclosed liabilities;

       . absence of events that would constitute a material adverse change since December 31, 2001, except as specified in the merger agreement;

       .  indebtedness;

         .   absence of defaults under certain contracts;

         .   tax matters;

         .   employee matters;

         .   compliance with applicable laws;

         .   environmental matters;

         .   payment of fees of brokers, finders and investment bankers;

         .   disclosure of potential conflicts of interest;

         .   receipt of fairness opinion from its financial advisor;

         . required vote of the holders of a majority of units of limited partnership interest to approve the merger; and

         .   real property owned by the partnership or its subsidiaries.

         The merger agreement also contains additional representations and warranties made by Apple Hospitality and AHT Res II Acquisition, jointly and severally, relating to, among other things:

         .   financial statements;

         .   outstanding and pending litigation;

         . absence of events that would constitute a material adverse change since December 31, 2001; and

         .   payment of fees of brokers, finders and investment bankers.

         None of the representations and warranties made by the partnership, the general partner, Apple Hospitality and AHT Res II Acquisition in the merger agreement will survive the effective time of the merger.

Conduct of Business by the Partnership Pending the Merger

         Under the merger agreement, the partnership has agreed that, unless otherwise permitted by the merger agreement or consented to in writing by Apple Hospitality, from the date of the merger agreement until the effective time of the merger, it will, and will cause each of its subsidiaries to, among other things:

         . carry on its business as conducted at the time of the merger agreement and only in the usual and ordinary course;

         . make no amendments to the material contracts of the partnership or its subsidiaries or any charter or similar organizational document adopted by any subsidiary;

         . use its commercially reasonable efforts to preserve its business organization intact and cause the manager of the partnership's inns and its subsidiary's inn to continue to (1) operate the partnership's and its subsidiary's inns in a good and businesslike fashion consistent with past practices and in accordance with the terms of the partnership's and its subsidiary's management agreement, (2) maintain the partnership's and its subsidiary's inns in good working order and condition in a manner consistent with past practices and in accordance with the terms of the partnership's and its subsidiary's management agreement and (3) maintain the level of insurance with respect to the partnership's and its subsidiary's inns that is required under the partnership's and its subsidiary's management agreement;

         . not incur any material liability or make any material commitment (including, without limitation, making or entering into any new loan) or enter into any other material transaction except in the ordinary and usual course of business or pursuant to agreements existing on the date of the merger agreement;

         . not issue, deliver, sell, grant, pledge, transfer (other than a transfer in the transfer books of the partnership to reflect a transfer of ownership of units by a limited partner in accordance with the partnership agreement) or otherwise encumber or dispose of or subject to any lien, (1) any partnership interests or (2) any options or rights to purchase partnership interests or securities convertible into or exchangeable for partnership interests and not redeem, purchase or otherwise acquire any of its partnership interests;

         . not organize any subsidiary and not acquire or enter into an agreement to acquire, by merger, consolidation or purchase of stock, interests in or assets of, any business or entity;

         . not enter into, modify, amend or terminate any material agreement with respect to any of the partnership's inns and its subsidiary's inn, other than in the ordinary course of business or pursuant to agreements existing on the date of the merger agreement, which would encumber or be binding upon the partnership's inns and its subsidiary's inn from and after the effective time of the merger;

         . not make any distributions to the partners except for distributions of unrestricted partnership cash made after receipt of the approval of the merger by the limited partners, provided, following any such distribution, the aggregate amount of partnership cash remaining in the partnership at the closing of the merger is not less than an amount equal to (1) $24,450,000 less (2) the sum of (A) any amount spent in accordance with the 2002 capital expenditure plan, (B) any capital expenditures required by reason of any law, ordinance, regulation or order of competent governmental authority or are otherwise required by the manager for the continued safe or orderly operation of the partnership's or its subsidiary's inns and (C) any other owner funded capital expenditures made prior to the closing date of the merger with the prior approval of Apple Hospitality;

         . not make or change any material tax election or settle or compromise any material tax liability or refund;

         . not adopt a plan or agreement of, or resolutions providing for or authorizing, complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

         . not make any change in accounting methods, principles or practices affecting the reported assets, liabilities or results of operations of the partnership or any subsidiary, except as required by a change in GAAP;

         . not (1) incur, assume or prepay any indebtedness for borrowed money or guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for any indebtedness or obligation of another person or issue or sell any debt securities or warrants or other rights to acquire any debt securities of the partnership or any subsidiary, or (2) make or forgive any loans, advances or capital contributions to, or investments in, any other person;

         . not pay, discharge, settle or satisfy any claims, liabilities, obligations or litigation of or against the partnership, other than the payment, discharge, settlement or satisfaction, in the ordinary course of business or in accordance with their terms, of liabilities reflected or reserved against in the most recent financial statements of the partnership included in the documents filed by the partnership with the SEC since January 1, 1999 through the effective time of the merger or incurred since the date of such financial statements in the ordinary course of business; and

         . not authorize, or commit or agree to take, any of the foregoing actions or take any action that would make any representation or warranty made by the partnership in the merger agreement untrue or incorrect in any material respect.

         None of the foregoing covenants will restrict the right of the manager of the partnership's inns or its subsidiary's inn under the partnership's or its subsidiary's management agreement to enter into, terminate, amend or otherwise modify any contracts or agreements related to the partnership's inns or its subsidiary's inn or to take any other actions related to the partnership's inns or its subsidiary's inn permitted by the applicable management agreement. Similarly, the foregoing covenants will not restrict the partnership or its subsidiary from entering into, terminating, amending or otherwise modifying any such contracts or agreements where required by the manager as permitted under the applicable management agreement. The partnership or its subsidiary, however, is not permitted to consent to, approve of or execute the same to the extent that the partnership or its subsidiary has the right under the applicable management agreement to withhold such consent or approval, except in accordance with the requirements set forth above.

Additional Covenants

         The partnership and/or the general partner have agreed to additional covenants relating to, among other things:

         . preparing and filing the consent solicitation statement with the SEC;

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

      . using commercially reasonable efforts to respond as promptly as practicable to any comments from the SEC with respect to the consent solicitation statement;

      . using commercially reasonable efforts to obtain from its accountants access to all work papers related to audits of the partnership performed by its accountants and the continued cooperation of its accountants with regard to the preparation of consolidated financial statements for the surviving partnership;

      . using commercially reasonable efforts to include Apple Hospitality in any discussions with the manager with respect to the renovation approval process, and to the extent approval of the partnership is required to undertake such renovation projects, the partnership will obtain the concurrence of Apple Hospitality;

      . using commercially reasonable efforts to assist Apple Hospitality in obtaining a comfort letter from the Environmental Protection Agency relating to Bossier City Residence Inn;

      . providing reasonable access to the partnership's properties, books, agreements, commitments, personnel and records;

      . using commercially reasonable efforts to cooperate with Apple Hospitality during the 30 day period following the closing of the merger with respect to certain Apple Hospitality filings at the SEC and providing the surviving partnership with a representation letter to enable an independent public accountant to render an opinion on the financial statements of the partnership and its subsidiary;

      . paying all taxes of the partnership for or with respect to the period ending on or before the effective date of the merger (taxes to be paid after the closing of the merger will be paid by the liquidating trust on behalf of the partnership);

      . preparing and filing all tax returns of the partnership for or with respect to all taxable periods, or portions thereof,ending on or prior to the effective date of the merger;

      . using commercially reasonable efforts to obtain, as soon as practicable following the date of the merger agreement, confirmation by the manager of the partnership's and its subsidiary's inns that:

           - no net sales proceeds (as defined in the partnership's or its subsidiary's management agreement) will result from the merger and related transactions;

           - no contingent management fees (IMF) (as defined in the partnership's or its subsidiary's management agreement) will become payable under the management agreement as a result of the merger and related transactions or as a condition to the manager's agreement to grant the consents and confirmations required under the merger agreement to complete the merger;

           - the amount of adjusted capital contributions (as defined in the partnership's or its subsidiary's management agreement) will not decrease as a result of the merger and

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

                related transactions or as a condition to the manager's agreement to grant the consents and confirmations required under the merger agreement to complete the merger; and

           - the balances relating to capital contributions, adjusted capital contributions, additional inn investments and contingent management fees (IMF) (as each term is defined in the partnership's or its subsidiary's management agreement, as applicable) are correct as set forth in the merger agreement.

           Notwithstanding anything to the contrary in this provision, the partnership will not be obligated to make any payment to the manager in consideration for the manager's agreement to grant these confirmations to the partnership; and

      . forwarding to Apple Hospitality, promptly following their preparation or receipt, as applicable, all copies of (1) the partnership's quarterly and annual financial reports, (2) the periodic rent letters prepared by the manager of the partnership's inns and its subsidiary's inn relating to the partnership's inns and its subsidiary's inn, (3) the inn-level income statements prepared by the manager with respect to the partnership's inns and its subsidiary's inn and (4) any other financial or capital expenditure reports prepared by the manager and delivered to the partnership or its subsidiary.

      The general partner also has agreed to additional covenants relating to, among other things:

      . recommending to the limited partners the approval of the merger agreement, the merger and related transactions and seeking to obtain such limited partner approvals; and

      . (1) using commercially reasonable efforts to obtain, as soon as practicable following the date of the merger agreement, all consents of the partnership's lender, including, without limitation, consent to amend the operating agreement of the general partner as necessary to permit the general partner under the operating agreement to approve and consummate the merger and the other transactions contemplated by the merger agreement and (2) amending promptly (upon receipt of such consent) the operating agreement as contemplated by such consent.

      Apple Hospitality has agreed to additional covenants relating to, among other things:

      . providing the partnership in writing with all information relating to Apple Hospitality and AHT Res II Acquisition that is required to be included in the consent solicitation statement with respect to the Securities Exchange Act of 1934;

      . paying all taxes of the partnership for or with respect to the period commencing on the date following the effective date of the merger;

      . preparing and filing all tax returns of the partnership for tax periods which end on or after the date following the effective date of the merger (including for tax periods which begin before the effective date of the merger and end on or after the date following the effective date of the merger);

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

      . using commercially reasonable efforts to obtain all consents of the partnership's lender required to be obtained in connection with the transactions contemplated by the merger agreement; and

      . using commercially reasonable efforts to obtain, as soon as practicable following the date of the merger agreement:

              - the consent of the manager of the partnership's and its subsidiary's inns to the lease of the inns by the surviving partnership to one or two of its affiliates and the assignment of the management agreement to such affiliates;

              - the consent of the manager of the partnership's and its subsidiary's inns to the changes to the partnership's and its subsidiary's management agreements, pursuant to amended and restated management agreements between manager and the affiliates of the surviving partnership, which changes are identical to the changes made to the Management Agreement, dated March 29, 1988, between Marriott Residence Inn Limited Partnership and Residence Inn by Marriott, Inc. (except for the changes with respect to the parties to the agreement and transaction specific information) as reflected in the Amendment and Restatement of Management Agreement by and between Residence Inn by Marriott, Inc., as Manager, and AHM Res I Limited Partnership, dated as of March 29, 2002; and

              - the waiver by the manager of the partnership's and its subsidiary's inns of any rights it may have under section
                  18.01 of the management agreements with respect to the transactions contemplated by the merger agreement or which are necessary to implement AHT Res II Acquisition's proposed real estate investment trust structure.

              Notwithstanding anything to the contrary in this provision, Apple Hospitality will not be obligated to make any payment to the manager in consideration for the manager's agreement to grant these consents to Apple Hospitality.

         Each of the parties to the merger agreement has agreed to additional covenants relating to, among other things:

      . causing the conditions to the merger to be fulfilled and the merger to be completed, including making all required material filings and submissions with governmental entities, and obtaining any other required material consent or approval of any third party or any governmental entity;

      .       cooperating with each party regarding all filings with the SEC;

      . cooperating with each party and using commercially reasonable efforts to defend against any pending or threatened action by any governmental entity or other person challenging the merger or seeking damages in connection with the merger;

      . providing prompt written notification to the other parties of any event which would reasonably be expected to cause any of the representations or warranties of the parties to be materially untrue or inaccurate or that will or would reasonably be expected to result in the failure to satisfy any of the conditions to completion of the merger;

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

     . providing prompt written notification to the other parties of any failure of such party to perform or comply in any material respect with any covenant or other agreement required to be performed or complied with under the merger agreement;

     . providing prompt written notification to the other parties of any applicable update to the schedules to the merger agreement;

     . consulting with each other prior to issuing public announcements which address in any manner the transactions contemplated by the merger agreement;

     . coordinating in the preparation, execution and filing of documents related to transfer and gains taxes; and

     . cooperating with each other and providing such assistance as may be necessary or appropriate or reasonably requested by the other party to obtain the consents required to be obtained by such requesting party.

Indemnification by the General Partner and the Liquidating Trust

     Indemnification by the General Partner

     The general partner will indemnify Apple Hospitality, the surviving partnership and their affiliates and representatives against any damages and liabilities, including all reasonable attorneys' fees and expenses, which any indemnified party may sustain and which arise out of any claims, disputes, litigation or similar actions by a limited partner against the partnership or the general partner with respect to any matter or event occurring prior to the closing of the merger, other than any claims, disputes, proceedings, litigation or similar actions by a limited partner with respect to the transactions contemplated by the merger agreement.

     The general partner will not have any obligation to provide indemnification under the merger agreement for any losses which result from any claims, disputes, proceedings, litigation or similar actions by a limited partner for which the general partner has not received notice as required in the merger agreement prior to the second anniversary of the effective date of the merger.

     In addition, the general partner's liability under the indemnification provisions of the merger agreement will not exceed, in the aggregate, $500,000. Apple Hospitality will withhold the general partner's merger consideration until the second anniversary of the effective date of the merger in order to satisfy the general partner's indemnification obligations under the merger agreement. Apple Hospitality will deduct from the general partner's merger consideration, and following notice to the general partner, pay to an indemnified party the amount of any losses for which such indemnified party will be indemnified pursuant to the merger agreement. Provided that all claims for which the indemnified parties have sought indemnification have been definitively resolved, on the second anniversary of the effective date of the merger, Apple Hospitality will deliver to the general partner (1) the general partner's merger consideration, less any deductions provided for in the previous sentence, by cashier's or certified check payable to the order of, or by wire transfer to an account specified by, the general partner and (2) a statement indicating the amounts deducted from the general partner's consideration and a description of the losses for which the indemnified parties were indemnified.

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

     If the general partner merger consideration retained by Apple Hospitality is not sufficient to satisfy the general partner's indemnification obligations under the merger agreement, Apple Hospitality may request further payment from the general partner up to the $500,000 maximum.

     Indemnification by the Liquidating Trust

     The liquidating trust will indemnify Apple Hospitality, the surviving partnership and their affiliates and representatives against any damages and liabilities, including all reasonable attorneys' fees and expenses, which any of the indemnified parties may sustain and which result from certain litigation involving the partnership's inns or its subsidiary's inn which exists prior to the closing of the merger. The liquidating trust will not, however, have any obligation to provide indemnification under the merger agreement for any damages or liabilities which have been reserved for by the manager of the partnership's inns or its subsidiary's inn or which will be reimbursed or otherwise covered by the partnership's insurance. The liquidating trust's indemnification obligations under the merger agreement will terminate on the second anniversary of the effective date of the merger.

No Solicitation by the Partnership or the General Partner

     Except as set forth below, the partnership and the general partner have agreed that, prior to the effective time of the merger, neither the partnership nor the general partner will, nor will they permit any of their managers, directors, officers, affiliates, agents, investment bankers, financial advisors, attorneys, accountants, brokers, finders or other representatives retained by the partnership, which we collectively refer to as "partnership's representatives," to:

     . invite, initiate, solicit or encourage, directly or indirectly, any "acquisition proposal" (as defined below); or

     . engage in any discussions or negotiations concerning an acquisition proposal or provide any confidential or non-public information or data to any person relating to an acquisition proposal, or otherwise facilitate any effort or attempt to make or implement an acquisition proposal.

     The partnership and the general partner have agreed that they will:

     . immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties concerning any acquisition proposal;

     . use their commercially reasonable efforts to cause the partnership's representatives to immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties concerning any acquisition proposal; and

     . notify Apple Hospitality immediately if the partnership or the general partner receives an acquisition proposal, or any request for information, or to initiate or continue any negotiations or discussions related to any acquisition proposal.

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

     The merger agreement does not preclude the partnership or the general partner from furnishing information to or entering into discussions or negotiations with any person that makes a bona fide written acquisition proposal which was not invited, initiated, solicited or encouraged, directly or indirectly, by the partnership, the general partner or any of the partnership's representatives, provided that:

     . the general partner determines in good faith, after consultation with its independent financial advisors, that such acquisition proposal is likely to result in a "superior acquisition proposal" (as defined below);

     . the general partner determines in good faith, after consultation with its outside legal counsel, that such action is appropriate for the general partner to comply with its fiduciary duty to the limited partners imposed by Delaware law;

     . the partnership and the general partner comply with all of their obligations under the merger agreement;

     . before furnishing such information to, or entering into discussions or negotiations with, such person, the partnership or the general partner provides written notice to Apple Hospitality which states that it is furnishing information to, or entering into discussions with, such person;

     . the partnership or the general partner provides Apple Hospitality with a copy of such acquisition proposal and any subsequent written amendments thereto; and

     . the partnership enters into a confidentiality agreement with such person on terms no less favorable to the partnership, and no less restrictive to the person making such acquisition proposal, than those contained in the confidentiality agreement entered into with Apple Hospitality.

     If an acquisition proposal constitutes a superior acquisition proposal, the general partner may withdraw, modify, amend or qualify its recommendation of the merger agreement and the merger and recommend the superior acquisition proposal to the limited partners, provided that:

     . the general partner and the partnership comply fully with the non-solicitation provisions of the merger agreement and the general partner provides Apple Hospitality with at least three business days' prior written notice of its intent to withdraw, modify, amend or qualify its recommendation of the merger agreement or the merger;

     . if, during those three business days Apple Hospitality makes a counter proposal to the superior acquisition proposal, the general partner, taking into account the advice of its financial advisors, determines in good faith that Apple Hospitality's counter proposal is not as favorable to the partners as the superior acquisition proposal from a financial point of view; and

     . the general partner and the partnership terminate the merger agreement under the terms of the merger agreement and pay to Apple Hospitality the termination fee discussed under the heading "--Termination Fee."

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

     Under the merger agreement:

     . the term "acquisition proposal" means any inquiry, proposal, discussion, negotiation or offer (including, without limitation, any proposal or offer to the partners of the partnership) with respect to:

          - a merger, acquisition, tender offer, exchange offer, transaction resulting in the issuance of equity securities of the partnership; or

          - a consolidation, share exchange, business combination, sale, lease, exchange, mortgage, pledge, transfer or other disposition of the assets (other than in the ordinary course of business) or equity securities (including, without limitation, partnership interests) of the partnership;

     . the term "superior acquisition proposal" means a bona fide written acquisition proposal from a third party:

          - on terms which the general partner determines in good faith, after consultation with its independent financial advisors, are superior, from a financial point of view, to the general partner and limited partners to those provided for in the merger;

          - for which financing, to the extent required, in the reasonable judgment of the general partner is capable of being obtained; and

          - which the general partner determines in good faith is reasonably capable of being completed without undue delay.

     The merger agreement does not prohibit any disclosure that the partnership or the general partner may be compelled to make with respect to the receipt of an acquisition proposal in order to comply with its duties imposed by applicable law or Rule 14d-9 or 14e-2 promulgated under the Securities Exchange Act of 1934.

Conditions to Completion of the Merger

         The obligations of each party to complete the merger are subject to the satisfaction or waiver of each of the following conditions prior to the effective time of the merger:

     .    the limited partner approvals of the merger have been obtained;

     . no law, order or injunction has been enacted or issued which has the effect of preventing, or rendering illegal, completion of the merger or any other material transaction contemplated by the merger agreement;

     . all consents, authorizations, orders and approvals of any governmental entity required in connection with the completion of the merger have been obtained;

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

     . all required third-party consents to the merger and the other transactions contemplated in the merger agreement have been received, including, without limitation, certain consents of the manager of the partnership's and its subsidiary's inns, the consent of the partnership's lender (including consent to the amendment of the operating agreement of the general partner as described below) and the other consents required by the merger agreement; and

     . the operating agreement of the general partner has been amended to permit the general partner under the operating agreement to approve and complete the merger and the other transactions contemplated by the merger agreement and each other agreement in connection therewith to which the general partner is or will be a party.

     The obligations of the partnership and the general partner to complete the merger are subject to the satisfaction or waiver of each of the following conditions prior to the effective time of the merger:

     . the representations and warranties of Apple Hospitality and AHT Res II Acquisition must be true and correct in all respects as of the date of the merger agreement and the effective time of the merger as if made on and as of that date, except:

              - where the representations and warranties address matters only as of a particular date, in which case they must be true and correct as of that date; and

              - where the failure to be true and correct would not reasonably be expected to have, individually or in the aggregate, a "buyer material adverse effect" (as defined below), and the partnership receives a certificate to that effect from Apple Hospitality; and

     . each of Apple Hospitality and AHT Res II Acquisition, respectively, must have performed and complied in all material respects with its covenants and obligations required by the merger agreement to be performed or complied with by it at or prior to the effective time of the merger.

     As used in the merger agreement, a "buyer material adverse effect" means a material adverse effect on the business, financial condition or results of operations of Apple Hospitality or AHT Res II Acquisition.

     The obligations of Apple Hospitality and AHT Res II Acquisition to complete the merger are subject to the satisfaction or waiver of each of the following conditions prior to the effective time of the merger:

     . the representations and warranties of the partnership and the general partner must be true and correct in all respects as of the date of the merger agreement and the effective time of the merger as if made on and as of that date, except:

              - where the representations and warranties address matters only as of a particular date, in which case they must be true and correct as of that date; and

              - where the failure to be true and correct would not reasonably be expected to have, individually or in the aggregate, a "partnership material adverse effect" (as defined

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

                   below) and Apple Hospitality and AHT Res II Acquisition receive a certificate to that effect from the general partner signed on behalf of the partnership;

     . each of the partnership and the general partner, respectively, must have performed and complied in all material respects with its covenants and obligations required by the merger agreement to be performed or complied with by it at or prior to the effective time of the merger;

     . there has been no material adverse change in the business, financial condition or results of operation of the partnership and its subsidiaries, taken as a whole, other than adverse effects caused by increased competition in the limited service hotel industry or in specific inn markets, changes in the limited service hotel industry not specifically relating to the partnership and its subsidiaries or changes in the economy generally;

     . Apple Hospitality has received a certificate signed by the general partner on behalf of the partnership stating that, as of the closing date of the merger, the aggregate amount of partnership cash remaining in the partnership is not less than an amount equal to (1) $24,450,000 less (2) the sum of (A) any amount spent in accordance with the 2002 capital expenditure plan, (B) any capital expenditures required by reason of any law, ordinance, regulation or order of competent governmental authority or are otherwise required by the manager for the continued safe and orderly operation of the partnership's or its subsidiary's inns and (C) any other owner funded capital expenditures made prior to the closing date of the merger with the prior written approval of Apple Hospitality;

     . Hospitality Properties Trust has waived in writing any rights of first offer it may have under the Purchase-Sale and Option Agreement, dated February 3, 1995, by and among HMH Courtyard Properties, Inc., HMH Properties, Inc. and Hospitality Properties, Inc., as amended through the date of the merger agreement, with respect to the transactions contemplated by the merger agreement;

     . Apple Hospitality has received, to its reasonable satisfaction, evidence that the actions contemplated by provisions of the merger agreement relating to the liquidating trust have occurred; and

     . the partnership has, to the reasonable satisfaction of Apple Hospitality, corrected, settled, discharged, satisfied, or provided a bond with respect to, as the case may be, all material title deficiencies and all tax and judgment liens affecting the partnership, Bossier RIBM Two LLC, or their respective properties, except where the failure to correct such title deficiencies (other than tax and judgment liens) would not reasonably be expected to have a partnership material adverse effect.

     As used in the merger agreement, a "partnership material adverse effect" means a material adverse effect on the business, financial condition or results of operations of the partnership and its subsidiaries taken as a whole.

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Termination of the Merger Agreement

     The merger agreement may be terminated at any time prior to the effective time of the merger, even if the merger has been approved by the limited partners or the certificate of merger has been filed with the Secretary of State of the State of Delaware:

     .        by mutual written consent of the parties to the merger agreement;

     .        by either Apple Hospitality or the partnership if:

              - any judgment, injunction, order, decree or action preventing the completion of the merger becomes final and non-appealable;

              - the merger is not completed by September 27, 2002 (or any later date to which Apple Hospitality and the partnership may have extended the closing deadline); however, the right to terminate the merger agreement is not available to a party whose breach of its obligations under the merger agreement is the primary reason that the merger has not been completed;

              - the approvals of limited partners have not been obtained prior to the expiration of the solicitation period set forth in the consent solicitation statement (as the same may be extended by the partnership in its sole discretion);

              - the other party materially breaches any of its representations, warranties, covenants, obligations or agreements contained in the merger agreement, or if any of its representations or warranties becomes untrue, in either case such that the conditions to the obligations of the non-breaching party cannot be satisfied as of the date of such breach, which breach or failure to be true either is not capable of being cured or, if it is capable of being cured, has not been cured within 30 days following written notice to the non-breaching party of such breach; provided that a party in material breach of its own obligations under the merger agreement cannot terminate the agreement because of the material breach of the other party; or

              - Hospitality Properties Trust will not have waived, prior to the expiration of the solicitation period set forth in the consent solicitation statement (as the same may be extended by the partnership in its sole discretion), its rights of first offer, if any, under the Purchase-Sale and Option Agreement, dated February 3, 1995, by and among HMH Courtyard Properties, Inc., HMH Properties, Inc. and Hospitality Properties, Inc., as amended through the date of the merger agreement, with respect to the merger and related transactions; or

     .        by the partnership if:

              - (1) the general partner has withdrawn, amended, modified, or qualified in any manner adverse to Apple Hospitality its approval or recommendation of either of the merger or the merger agreement in connection with, or approved or recommended, any superior acquisition proposal, or (2) necessary to enter into a binding written agreement with respect to a superior acquisition proposal, provided that in either case the partnership and

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

                   the general partner have complied with the terms of the non-solicitation provisions of the merger agreement and the partnership has paid to Apple Hospitality the termination fee as provided in the merger agreement;

              - Apple Hospitality has not, within 45 days after the date of the merger agreement, obtained:

                   . the consent of the manager of the partnership's and its subsidiary's inns to the lease of the inns by the surviving partnership to one or two of its affiliates and the assignment of the management agreement to such affiliates;

                   . the consent of the manager of the partnership's and its subsidiary's inns to the changes to the partnership's and its subsidiary's management agreements, pursuant to amended and restated management agreements between manager and the affiliates of the surviving partnership, which changes are identical to the changes made to the Management Agreement, dated March 29, 1988, between Marriott Residence Inn Limited Partnership and Residence Inn by Marriott, Inc. (except for the changes with respect to the parties to the agreement and transaction specific information) as reflected in the Amendment and Restatement of Management Agreement by and between Residence Inn by Marriott, Inc., as Manager, and AHM Res I Limited Partnership, dated as of March 29, 2002; and

                   . the waiver by the manager of the partnership's and its subsidiary's inns of any rights it may have under section
                      18.01 of the management agreements with respect to the transactions contemplated by the merger agreement or which are necessary to implement AHT Res II Acquisition's proposed real estate investment trust structure;

                   provided however, the partnership, in its sole discretion, may extend the period of time during which such consents may be obtained for up to 30 days; or

              - Apple Hospitality has not, within 3 business days after the date of the merger agreement, deposited $3 million into escrow with the deposit escrow agent in accordance with the terms and conditions of the deposit escrow agreement; or

     .        by Apple Hospitality if:

              - (1) prior to the effective time of the merger, the general partner has withdrawn, modified, amended or qualified in any manner adverse to Apple Hospitality its approval or recommendation of either of the merger or the merger agreement in connection with, or approved or recommended, any superior acquisition proposal, (2) the partnership has entered into any agreement for any superior acquisition proposal or (3) the general partner has resolved to do any of the foregoing;

              - the weekly occupancy rate of the partnership's inns, as reported by the manager, is less than 55% for four consecutive weeks at any time prior to the closing of the merger;

              - the partnership has not, within 45 days after the date of the merger agreement, obtained confirmation from the manager regarding certain effects of the merger under the partnership's management agreement; provided, however, Apple Hospitality, in its sole

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

                  discretion, may extend the period of time during which the partnership consents may be obtained for up to 30 days;

              - the amounts confirmed by the manager pursuant to the merger agreement with respect to certain items identified in the merger agreement are different from the amounts of such items as originally set forth in the merger agreement; or

              - the merger is not completed by August 28, 2002 (or any later date to which Apple Hospitality may have extended the closing deadline); however, Apple Hospitality may not terminate the merger agreement for the foregoing reason if the partnership is not the cause of the failure to close the merger by August 28, 2002.

Termination Fee

         The partnership will pay to Apple Hospitality a termination fee of $250,000 if the merger agreement is terminated:

         .    by the partnership:

              - if the general partner has withdrawn, modified, amended or qualified in any manner adverse to Apple Hospitality its approval or recommendation of either of the merger or the merger agreement in connection with, or approved or recommended, any superior acquisition proposal; or

              - in order to enter into a binding written agreement with respect to a superior acquisition proposal.

         .    by Apple Hospitality, if:

              - prior to the effective time of the merger, the general partner has withdrawn, modified, amended or qualified in any manner adverse to Apple Hospitality its approval or recommendation of either of the merger or the merger agreement in connection with, or approved or recommended, any superior acquisition proposal;

              - the partnership has entered into any agreement for any superior acquisition proposal; or

              -   the general partner has resolved to do any of the foregoing.

In general, the partnership is obligated to pay any termination fee to Apple Hospitality within five business days after the termination event giving rise to the obligation.

         The partnership in certain circumstances will be obligated to pay to Apple Hospitality a termination fee of $250,000 concurrently with the completion of an acquisition proposal. This fee applies if the merger agreement is terminated by Apple Hospitality or AHT Res II Acquisition:

         . upon a willful and material breach on the part of the partnership or the general partner of any representation, warranty, covenant, obligation or agreement contained in the merger

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

              agreement, or if any of the partnership's or the general partner's representations or warranties becomes untrue, in either case such that the conditions to the obligations of Apple Hospitality or AHT Res II Acquisition cannot be satisfied as of the date of such breach, which breach or failure to be true either is not capable of being cured or, if it is capable of being cured, has not been cured within 30 days following written notice to Apple Hospitality from the partnership or general partner of such breach;

         . prior to such termination an acquisition proposal has been publicly announced, disclosed or communicated;

         . on the date of such termination, neither Apple Hospitality nor AHT Res II Acquisition is in material breach of the merger agreement; and

         . within nine months after such termination, the partnership completes or enters into an agreement with respect to such acquisition proposal or any subsequent acquisition proposal made in response to or in competition with such acquisition proposal.

Expenses

         The merger agreement provides that each party will pay its own fees and expenses incurred in connection with the merger agreement and the transactions contemplated by the merger agreement, except that:

         . the partnership will pay all fees and expenses associated with (1) the consent solicitation statement, (2) the solicitation of the manager's confirmation of certain effects of the merger under the partnership's or its subsidiary's management agreement and (3) the solicitation of any third-party consents (other than consent of the partnership's lender and the consent of the manager to be obtained by Apple Hospitality) required to be obtained from parties to contracts with the partnership in connection with the transactions contemplated by the merger agreement; and

         .    Apple Hospitality will pay all fees and expenses associated with:

              - the solicitation of any consents of the partnership's lender required to be obtained in connection with the transactions contemplated by the merger agreement;

              -   the solicitation of:

                  . the consent of the manager of the partnership's and its subsidiary's inns to the lease of the inns by the surviving partnership to one or two of its affiliates and the assignment of the management agreement to such affiliates;

                  . the consent of the manager of the partnership's and its subsidiary's inns to the changes to the partnership's and its subsidiary's management agreements, pursuant to amended and restated management agreements between manager and the affiliates of the surviving partnership, which changes are identical to the changes made to the Management Agreement, dated March 29, 1988, between Marriott Residence Inn

                      Limited Partnership and Residence Inn by Marriott, Inc. (except for the changes with respect to the parties to the agreement and transaction specific information) as reflected in the Amendment and Restatement of Management Agreement by and between Residence Inn by Marriott, Inc., as Manager, and AHM Res I Limited Partnership, dated as of March 29, 2002; and

                  . the waiver by the manager of the partnership's and its subsidiary's inns of any rights it may have under section
                      18.01 of the management agreements with respect to the transactions contemplated by the merger agreement or which are necessary to implement AHT Res II Acquisition's proposed real estate investment trust structure;

              - Apple Hospitality's due diligence investigation of the partnership; and

              -   all transfer and gains taxes.

Notwithstanding the foregoing, in the event that, following distribution of the consent solicitation statement to the limited partners, the partnership does not receive the limited partner approvals for the merger, the partnership will reimburse Apple Hospitality for up to $230,000 of its reasonable third-party due diligence expenses, including legal fees, incurred in connection with Apple Hospitality's due diligence review of the partnership, the partnership's and its subsidiary's inns.

         The partnership and Apple Hospitality will each pay one-half of all title insurance premiums, including additional premiums attributable to extended coverage, up to an aggregate amount of $100,000 each, and Apple Hospitality will pay the amount of such premiums that exceeds $200,000 in the aggregate.

Waiver and Amendment of the Merger Agreement

         At any time prior to the effective time of the merger, any party may:

         . extend the time for the performance of any of the obligations or other acts of the other parties;

         . waive any inaccuracies in the representations and warranties contained in the merger agreement or in any document delivered pursuant to the merger agreement; or

         . to the extent permitted by law, waive compliance with any of the agreements or conditions of any party contained in the merger agreement.

         The merger agreement may be amended by the parties in writing at any time before or after approval by the limited partners and prior to the effective time of the merger. However, once the limited partners approve the merger, they must also approve any subsequent amendment which by law requires the further approval of the limited partners.

Deposit Escrow Agreement

         The merger agreement required Apple Hospitality to deposit into escrow $3 million in cash. In connection with this requirement, the partnership, Apple Hospitality and Wachovia Bank, N.A., as deposit escrow agent, entered into a deposit escrow agreement as of May 3, 2002. Simultaneously with the execution and delivery of the deposit escrow agreement, Apple Hospitality deposited $3 million in cash into an escrow account established with Wachovia Bank, with $1 million of such amount and any interest earned thereon to be held as an earnest money deposit and $2 million of such amount and any interest earned thereon to be held as a financial deposit.

         Pursuant to the deposit escrow agreement, the deposit escrow agent has agreed to perform the following functions:

         . invest the deposit in such bonds, treasury notes and other evidences of indebtedness of the United States, and/or certificates of deposit in commercial banks and savings and loan associations organized under the laws of the United States or any state as Apple Hospitality may direct in writing prior to the closing of the merger; and

         . upon receiving written instructions, to deliver the deposit to the specified party in the following manner:

              - Release at closing of the merger - the deposit will be delivered to the paying agent by cashier's check within five business days after the receipt by the deposit escrow agent of written instructions from Apple Hospitality and the partnership to such effect;

              - Release to the partnership - the earnest money deposit will be delivered to the partnership within five business days after the receipt by the deposit escrow agent of written instructions from Apple Hospitality and the partnership to such effect. Pursuant to the merger agreement, in the event that the merger agreement is terminated by the partnership for a material breach by Apple Hospitality of its obligations and other provisions set forth in the merger agreement and such breach is either incapable of being cured or has not been cured in accordance with the merger agreement, the earnest money deposit will be delivered to the partnership;

              - Release to Apple Hospitality - the earnest money deposit will be delivered to Apple Hospitality within five business days after the receipt by the deposit escrow agent of written instructions from Apple Hospitality and the partnership to such effect. Pursuant to the merger agreement, in the event that the merger agreement is terminated in accordance with the terms of the merger agreement summarized under the heading "-Termination of the Merger Agreement" (other than a termination by the partnership for a material breach by Apple Hospitality of its obligations and other provisions set forth in the merger agreement where such breach is either incapable of being cured or has not been cured in accordance with the merger agreement), the earnest money deposit will be returned to Apple Hospitality. The financial deposit will be delivered to Apple Hospitality within five business days after the receipt by the deposit escrow agent of (a) Apple Hospitality's written certification to the deposit escrow agent that Apple Hospitality is entitled to receive the financial deposit because the merger agreement has been terminated and (b) evidence of delivery of a copy of such certification by Apple Hospitality to the partnership.


         Apple Hospitality and the partnership agreed to indemnify the deposit escrow agent and its officers, directors, employees and agents for, and hold them harmless against, any loss, liability or expense incurred without gross negligence or willful misconduct on the part of the deposit escrow agent arising out of or in connection with its entering into the deposit escrow agreement and carrying out its duties thereunder, including but not limited to reasonable attorney's fees and other costs and expenses of defending or preparing to defend against any claims of liability with respect thereto. This indemnification survives the termination of the deposit escrow agreement and the resignation of the deposit escrow agent. The deposit escrow agent will not be liable to anyone for any action taken or omitted to be taken by it under the deposit escrow agreement except in the case of the deposit escrow agent's gross negligence or willful misconduct in breach of the terms of the deposit escrow agreement.

         The deposit escrow agent's fee of $250 was paid upon execution of the deposit escrow agreement. Each of Apple Hospitality and the partnership agreed, jointly and severally, to reimburse the deposit escrow agent on demand for all reasonable costs and expenses incurred in connection with the administration of the deposit escrow agreement or the escrow created thereby or the performance or observance of its duties under the deposit escrow agreement which are in excess of its compensation for normal services under the deposit escrow agreement, including without limitation, payment of reasonable legal fees and expenses incurred in connection with resolution of any claim by any party under the deposit escrow agreement. Each of Apple Hospitality and the partnership agreed as between themselves that they share, one-half each, all amounts payable to the deposit escrow agent pursuant to the deposit escrow agreement, without altering or limiting the joint and several liability of each thereunder.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth each person that, to our knowledge, beneficially owned more than 5% of the total number of units of limited partnership interest as of July 3, 2002.

                                                                      Number of Units of         Percent of Total
                                                                     Limited Partnership         Units of Limited
          Name and Address of Beneficial Owner                            Interest              Partnership Interest
--------------------------------------------------------------      ---------------------       --------------------
Madison Investment group/(1)/                                               7,321.75/(1)/             10.47%

Prescott Associates LLC/(2)/                                                4,560.00                  6.51%

-----------------
(1) Based upon information provided by the Madison Investment group in Amendment No. 2 (Final) to Schedule TO filed with the SEC on April 25, 2002, a Schedule 13G and Amendment No. 1 to Schedule 13G filed with the SEC on February 15, 2002 and June 28, 2002, respectively, the Madison Investment group includes Madison Avenue Investment Partners, LLC, a Delaware limited liability company ("MAIP"); First Equity Realty, LLC, a New York limited liability company ("First Equity"); The Harmony Group II, LLC, a Delaware limited liability company ("Harmony"); Ronald
         M. Dickerman; Bryan E. Gordon; Madison Liquidity Investors 117, LLC, a Delaware limited liability company ("MLI 117"); MRI Partners, LLC ("MRI"); Madison Capital Management, LLC ("Madison"); Haberhill LLC ("Haberhill") and Douglas H.S. Greene. MLI 117 is owned by MRI, a joint venture between MAIP and Haberhill. Mr. Gordon and Mr. Dickerman are the Managing Directors of Madison. Mr. Greene is the Managing Director of Haberhill.

         The controlling members of MAIP are First Equity, of which Mr. Dickerman is the Managing Member, and Harmony, of which Mr. Gordon is the Managing Member. The business address of each of these persons except First Equity, Mr. Dickerman, Haberhill and Mr. Greene is P.O. Box 7533, Incline Village, Nevada 89452. The business address of First Equity and Mr. Dickerman is 410 Park Avenue, Suite 540, New York,
         New York 10022. The business address of Haberhill and Mr. Greene is 11790 Glen Road, Potomac, Maryland 20854.

         Based upon information provided by Madison Investment Group in Amendment No. 1 to Schedule 13G filed with the SEC on June 28, 2002, MAIP, Madison, Mr. Gordon and Mr. Dickerman beneficially own 20 units of limited partnership interests in addition to those listed in the table above.

(2) The business address of Prescott Associates LLC is 301 S. Center Street, Suite 120, Arlington, TX 76010.

         The general partner does not own any units of limited partnership interest in the partnership. The executive officers and managers of the general partner and their respective affiliates have reported to the partnership that they do not beneficially own any units of limited partnership interest as of July 3, 2002. The general partner owns a 1% general partner interest in the partnership. The general partner interest cannot be voted to consent to the merger agreement.

         Under the rules of the SEC, a person is deemed a "beneficial owner" of a security if such person has or shares the power to vote or direct the voting of such security or the power to dispose or direct the disposition of such security. A person also is deemed to be the beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days.

                            PRICE RANGE FOR THE UNITS

         There is currently no established public trading market for the units, and it is not anticipated that a public market for the units will develop. Transfers of units on the books of the partnership are limited to the first day of each fiscal quarter. As of July 3, 2002, there were 3,230 holders
(including holders of fractional units) of record of the 70,000 units.

         During 2000, 325 units were transferred at prices ranging from $362 to $540 per unit, with an average price of $485 per unit. On January 1, 2000, 225 units were transferred at prices ranging from $445 to $530 per unit, with an average price of $498 per unit. These transfers reflect units that were traded in the fourth quarter of 1999. On March 25, 2000, 100 units were transferred at prices ranging from $362 to $540 per unit, with an average price of $457 per unit. On each of June 17, 2000 and September 9, 2000, no sales of units were recorded.

         During 2001, 3,767.25 units were transferred at prices ranging from $50 to $531 per unit, with an average price of $206 per unit. On January 1, 2001, 1,126 units were transferred at prices ranging from $50 to $531 per unit, with an average price of $268 per unit. These transfers reflect units that were traded in the fourth quarter of 2000. On March 24, 2001, 356 units were transferred at prices ranging from $105 to $237, with an average price of $211 per unit. On June 16, 2001, 1,067.5 units were transferred at prices ranging from $145 to $205, with an average price of $160 per unit. On September 8, 2001, 1,217.75 units were transferred at prices ranging from $125 to $260 per unit, with an average price of $188 per unit.

         To date, during 2002, 8,936.75 units were transferred at prices ranging from $45 to $425 per unit, with an average price of $290.60 per unit. On January 1, 2002, 5,568.75 units were transferred at prices ranging from $45 to $295 per unit, with an average price of $265 per unit. These transfers reflect units that were traded in the fourth quarter of 2001. Included in the units transferred are 4,950.75 units that were purchased at $275 per unit pursuant to a tender offer. On March 23, 2002, 759 units were transferred at prices ranging from $200 to $425, with an average price of $312 per unit. On June 15, 2002, 2,609 units were transferred at prices ranging from $200 to $425, with an average price of $339 per unit.

         Except in the case of the tender offers, the partnership does not have any information regarding the circumstances surrounding any of the above sales and believes that these sales prices are not necessarily indicative of the market value of the units.

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

         The information incorporated by reference into this consent solicitation statement contains certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 that are subject to risks and uncertainties. Forward-looking statements include information relating to the partnership's intent, belief or current expectations, primarily, but not exclusively, with respect to:

         .    economic outlook

         .    capital needs and expenditures

         .    cost reductions

         .    cash flow

         .    operating performance

         .    financing activities

         . possible inability to comply with debt agreements and maintain brand standards or

         . related industry developments, including trends affecting the partnership's business, financial condition and results of operations.

         Forward-looking statements in the information incorporated by reference are identified by words or phrases such as "anticipate," "believe," "estimate," "expect," "intend," "may be," "objective," "plan," "predict," "project" and "will be" and similar words or phrases (or the negative thereof). Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, those discussed elsewhere in this consent solicitation statement.

         Information contained herein regarding Apple Hospitality and AHT Res II Acquisition, their business, affiliates, beliefs and intentions is based solely upon information provided by Apple Hospitality and AHT Res II Acquisition.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

         We file annual, quarterly and current reports and other information with the SEC under the Securities Exchange Act of 1934. You may read and copy any of this information at the following public reference rooms of the SEC:


         450 Fifth Street, N.W.                  560 West Madison Street                233 Broadway
         Room 1024                               Suite 1400                             New York, NY  10279
         Washington, D.C. 20549                  Chicago, IL  60661

         You may obtain information on the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330.

         The SEC also maintains an Internet Web site that contains these reports and other information regarding issuers, like the partnership, that file electronically with the SEC. The address of that site is http://www.sec.gov.

         The SEC allows the partnership to "incorporate by reference" information into this consent solicitation statement, which means that the partnership can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered part of this consent solicitation statement, except for any information superseded by information contained directly in this consent solicitation statement or in later filed documents incorporated by reference in this consent solicitation statement. This consent solicitation statement incorporates by reference the documents set forth below that the partnership has previously filed with the SEC. These documents contain important information about the partnership and its financial performance.

SEC Filings (File No. 33-24935)

         . Annual Report on Form 10-K for its fiscal year ended December 31, 2001, filed March 28, 2002

         . Quarterly Report on Form 10-Q for the quarterly period ended March 22, 2002, filed on May 6, 2002

         The partnership also incorporates by reference additional documents that it may file with the SEC between the date of this consent solicitation statement and the date that the merger is completed. These include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. If you are a limited partner, we may have sent you some of the documents incorporated by reference, but you can obtain any of them through the SEC or the SEC's Internet Web site as described above.

         Documents incorporated by reference are available from the partnership without charge, excluding all exhibits except that if the partnership has specifically incorporated by reference an exhibit in this consent solicitation statement, such exhibit will also be available without charge. Limited partners may obtain documents incorporated by reference in this consent solicitation statement and any exhibits filed herewith, including a copy of the merger agreement and the partnership agreement, from the partnership, without charge, by requesting them in writing or by telephone from the partnership at the following address:

              Marriott Residence Inn II Limited Partnership
              Department 903
              10400 Fernwood Road
              Bethesda, MD 20817
              Telephone: (301) 380-9000

         You should rely only on the information contained or incorporated by reference in this consent solicitation statement. We have not authorized anyone to provide you with information that is different from what is contained in this consent solicitation statement. This consent solicitation statement is dated July 5, 2002. You should not assume that the information contained in this consent solicitation statement is accurate as of any date other than that date. The mailing of this consent solicitation statement does not create any implication of the contrary.

         No person has been authorized to give any information or make any representation on behalf of the partnership, the general partner, Apple Hospitality, AHT Res II Acquisition or Host Marriott LP not contained herein, if given or made, such information or representation must not be relied on as having been authorized.



Date: July 5, 2002                                   RIBM TWO LLC
                                                     GENERAL PARTNER

                                   APPENDIX A
                          AGREEMENT AND PLAN OF MERGER

                          AGREEMENT AND PLAN OF MERGER

                                  by and among

                           APPLE HOSPITALITY TWO, INC.

                          AHT RES II ACQUISITION, L.P.

                                  RIBM TWO LLC

                                       AND

                  MARRIOTT RESIDENCE INN II LIMITED PARTNERSHIP


                              DATE: April 30, 2002

                                TABLE OF CONTENTS

                                                                                          Page
                                                                                          ----
1.   DEFINITIONS .........................................................................  1
2.   PLAN OF MERGER ......................................................................  2
     2.1.  The Merger ....................................................................  2
     2.2.  Certificate of Merger; Effective Time .........................................  2
     2.3.  Effects of Merger .............................................................  2
     2.4.  Escrow Deposit ................................................................  3
     2.5.  Closing .......................................................................  3
     2.6.  Exchange and Conversion of Partnership Interests ..............................  3
     2.7.  No Appraisal Rights ...........................................................  5
     2.8.  Approval of the Limited Partners ..............................................  5
3.   REPRESENTATIONS AND WARRANTIES OF THE PARTNERSHIP ...................................  6
     3.1.  Organization, Good Standing and Qualification .................................  6
     3.2.  Subsidiaries ..................................................................  6
     3.3.  Power, Authority and Enforceability ...........................................  7
     3.4.  Capitalization ................................................................  7
     3.5.  Noncontravention ..............................................................  8
     3.6.  Litigation ....................................................................  9
     3.7.  SEC Documents; Financial Statements; Liabilities ..............................  9
     3.8.  No Material Adverse Changes ...................................................  10
     3.9.  Indebtedness ..................................................................  11
     3.10. Default; Material Contracts ...................................................  11
     3.11. Tax Matters ...................................................................  12
     3.12. Employee Matters ..............................................................  13
     3.13. Compliance with Laws ..........................................................  13
     3.14. Environmental Compliance ......................................................  14
     3.15. Brokers Fees ..................................................................  15
     3.16. Potential Conflicts of Interest ...............................................  15
     3.17. Opinion of Financial Advisor ..................................................  15
     3.18. Vote Required .................................................................  15
     3.19. Properties ....................................................................  15
4.   REPRESENTATIONS AND WARRANTIES OF THE GENERAL PARTNER ...............................  16
     4.1.  Organization, Good Standing and Qualification .................................  16
     4.2.  Power, Authority and Enforceability ...........................................  16
     4.3.  Noncontravention ..............................................................  17
5.   REPRESENTATIONS AND WARRANTIES OF BUYER AND MERGER SUB ..............................  17
     5.1.  Organization, Good Standing and Qualification .................................  17

    5.2.   Power, Authority and Enforceability ........................................  18
    5.3.   Financial Statements .......................................................  18
    5.4.   Noncontravention ...........................................................  19
    5.5.   Litigation .................................................................  19
    5.6.   No Material Adverse Changes ................................................  20
    5.7.   Brokers Fees ...............................................................  20
6.  COVENANTS .........................................................................  20
    6.1.   Conduct of Business by the Partnership .....................................  20
    6.2.   Reasonable Efforts; Further Assurances; Cooperation; Notification ..........  22
    6.3.   No Solicitation ............................................................  25
    6.4.   Recommendation to the Limited Partners .....................................  28
    6.5.   Access to Information; Cooperation .........................................  28
    6.6.   Public Announcements .......................................................  28
    6.7.   Transfer and Gains Taxes ...................................................  29
    6.8.   Tax Matters ................................................................  29
    6.9.   [Intentionally Deleted] ....................................................  30
    6.10.  Lender Consent .............................................................  30
    6.11.  Manager Consents ...........................................................  30
    6.12.  Financial and Operational Reports ..........................................  31
    6.13.  Indemnification by the General Partner .....................................  31
    6.14.  Indemnification by the New Entity ..........................................  34
    6.15.  Adjustment Account .........................................................  34
7.  CONDITIONS TO CLOSING .............................................................  36
    7.1.   Conditions to Each Party's Obligations .....................................  36
    7.2.   Conditions to Obligations of the Partnership and the General Partner .......  37
    7.3.   Conditions to Obligations of Buyer and Merger Sub ..........................  37
8.  TERMINATION, EXPENSES, AMENDMENT AND WAIVER .......................................  39
    8.1.   Termination ................................................................  39
    8.2.   Break-Up Fee ...............................................................  41
9.  DEFINITIONS .......................................................................  42
10. GENERAL PROVISIONS ................................................................  49
    10.1.  No Survival ................................................................  49
    10.2.  Expenses ...................................................................  49
    10.3.  Amendment ..................................................................  50
    10.4.  Extension; Waiver ..........................................................  50
    10.5.  Notices ....................................................................  50
    10.6.  Assignment and Binding Effect ..............................................  51
    10.7.  Entire Agreement ...........................................................  52
    10.8.  Governing Law ..............................................................  52
    10.9.  Severability ...............................................................  52
    10.10. Further Assurances .........................................................  52
    10.11. Counterparts ...............................................................  52

Exhibit A          Certificate of Merger
Exhibit B          Deposit Escrow Agreement
Exhibit C          Buyer's Financial Statements
Exhibit D          Capital Expenditure Spreadsheet
Exhibit E          Renovation Letter dated February 1, 2002

                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------

          THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is entered into as of April 30, 2002, by and among Apple Hospitality Two, Inc., a Virginia corporation ("Buyer"), AHT Res II Acquisition, L.P., a Delaware limited partnership and a wholly owned indirect subsidiary of Buyer ("Merger Sub"), Marriott Residence Inn II Limited Partnership, a Delaware limited partnership (the "Partnership"), and RIBM Two LLC, a Delaware limited liability company and the sole general partner of the Partnership (the "General Partner").

          WHEREAS, the Partnership or a Subsidiary (as defined below) is the owner of the Residence Inn hotels listed on Schedule 1 attached hereto (the
                                            ----------
"Hotels"); and

          WHEREAS, AHT Res II GP, Inc., a Virginia corporation and the sole general partner of Merger Sub ("Merger Sub GP"), and the General Partner have deemed it advisable for their respective limited partnerships and the partners thereof that, upon the terms and subject to the conditions contained herein, Merger Sub shall merge with and into the Partnership (the "Merger"), with the Partnership being the surviving limited partnership (the "Surviving Partnership") and the outstanding units of limited partnership interest (the "Partnership Units") and the general partner interest in the Partnership (collectively, the "Partnership Interests") being converted into the right to receive the Merger Consideration and the General Partner Consideration, respectively (each as defined below).

          NOW, THEREFORE, for and in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth and other good and valuable consideration, the parties, each intending to be legally bound hereby, agree as follows:

1.   DEFINITIONS

          For all purposes of this Agreement, certain capitalized terms specified in Article 9 shall have the meanings specified or referred to in
Article 9, except as otherwise expressly provided.

2.   PLAN OF MERGER

     2.1. The Merger

          Upon the terms and subject to the conditions hereof, and in accordance with the provisions of Section 17-211 of the Delaware Revised Uniform Limited Partnership Act (the "DRULPA"), Merger Sub shall be merged with and into the Partnership at the Effective Time (as defined below), with the holders of Partnership Interests (the "Partners") receiving the Merger Consideration and the General Partner Consideration, as applicable, as set forth in Section 2.6 below, and with the partners in Merger Sub becoming the sole partners in the Partnership. The Partnership shall be the Surviving Partnership and the separate existence of Merger Sub shall cease. The Surviving Partnership shall continue its existence as a limited partnership under the laws of the State of Delaware, shall, by operation of law, succeed to all assets and liabilities of the Partnership, including all escrowed funds, reserves or other deposits and its name shall continue to be "Marriott Residence Inn II Limited Partnership."

     2.2. Certificate of Merger; Effective Time

          Upon the terms and subject to the conditions hereof, at or prior to the Closing (as defined below), the parties to this Agreement (each, a "Party," and collectively, the "Parties") shall execute a certificate of merger (the "Certificate of Merger") substantially in the form attached hereto as Exhibit A
                                                                      ---------
and the Partnership shall file the Certificate of Merger with the Office of the Secretary of State of the State of Delaware in accordance with the provisions of
Section 17-211(c) of the DRULPA. The Merger shall become effective on the time and date specified in the Certificate of Merger filed with the Secretary of State of the State of Delaware or, absent any such indication, upon acceptance of filing (the "Effective Time"). The date on which the Effective Time occurs is referred to herein as the "Effective Date."

     2.3. Effects of Merger

          The Merger shall have the effects set forth in the DRULPA. The sole general partner of the Surviving Partnership shall be Merger Sub GP, which is the general partner of Merger Sub, until it withdraws or is removed in accordance with the partnership agreement of the Surviving Partnership, and the limited partners of the Surviving Partnership shall be the limited partners of Merger Sub. The Agreement of Limited Partnership of Merger Sub shall be adopted as the partnership agreement of the Surviving Partnership from and after the Effective Time and shall continue in full force and effect after the Merger until further amended in accordance with the terms and conditions thereof and applicable Delaware law.

     2.4. Escrow Deposit

          (a) For and in partial consideration of the execution and delivery of this Agreement, within 3 business days of the date hereof, Buyer and the Partnership shall enter into an escrow agreement with the Deposit Escrow Agent in substantially the form attached hereto as Exhibit B and as may be reasonably
                                             ---------
modified by the Deposit Escrow Agent (the "Deposit Escrow Agreement").

          (b) Simultaneously with the execution and delivery of the Deposit Escrow Agreement, Buyer shall deposit in escrow with the Deposit Escrow Agent $3,000,000 in cash, such amount and any interest earned thereon to be held as a deposit (the "Deposit") in accordance with the terms and conditions of the Deposit Escrow Agreement. Pursuant to the terms of the Deposit Escrow Agreement, the Deposit shall be invested by the Deposit Escrow Agent in such bonds, treasury notes and other evidences of indebtedness of the United States, and/or certificates of deposit in commercial banks and savings and loan associations organized under the laws of the United States or any state thereof, as Buyer shall select.

          (c) In the event that this Agreement shall be terminated pursuant to
Section 8.1 (other than pursuant to Section 8.1(b)), Buyer shall be entitled to the immediate return of the Deposit.

          (d) In the event that this Agreement shall be terminated pursuant to
Section 8.1(b), $1,000,000 of the Deposit shall become the property of and be delivered to the Partnership and the remaining $2,000,000 of the Deposit shall be returned to Buyer.

     2.5. Closing

          The closing of the Merger (the "Closing") will take place as soon as practicable following the date on which the last condition in Section 7 required to be satisfied prior to the Closing is satisfied or waived or on such other date as the Parties may agree (the "Closing Date"), at the offices of Hogan & Hartson L.L.P., 555 13th Street, Washington, D.C. or such other place as the Parties may agree.

     2.6. Exchange and Conversion of Partnership Interests

          (a) At the Effective Time, the issued and outstanding Partnership Units shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive cash in an amount equal to $415 per Unit (the "Merger Consideration").

          (b) Prior to the Effective Time, Buyer shall designate a bank or trust company reasonably acceptable to the Partnership to act as Paying Agent in the Merger (the "Paying Agent") for the purpose of exchanging the Partnership Units for the Merger Consideration. At or before the Effective Time, (i) Buyer and the Partnership shall issue written instructions to the Deposit Escrow Agent to deliver the Deposit to the Paying Agent and (ii) Buyer shall deliver to the Paying Agent cash in an amount equal to the difference between (x) the aggregate Merger Consideration and (y) the Deposit (such amounts referred to in (i) and (ii) above collectively referred to herein as the "Exchange Fund").

          (c) Promptly after the Effective Time, Buyer shall cause the Paying Agent to mail to each Partner (i) a letter of transmittal and (ii) instructions for use in effecting the surrender of Partnership Units in exchange for the Merger Consideration. Upon surrender of Partnership Units to the Paying Agent, together with a duly executed letter of transmittal and such other documents as may reasonably be required by the Paying Agent, the holder of such Partnership Units shall be entitled to receive the Merger Consideration into which such Partnership Units shall have been converted pursuant to this Section 2.6. Until so surrendered, each Partnership Unit shall represent after the Effective Time for all purposes only the right to receive the Merger Consideration. In the event of a transfer of ownership of Partnership Units that is not registered in the transfer books of the Partnership, payment may be made to a person other than the person registered in the transfer books of the Partnership if the letter of transmittal is properly completed and the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of such Partnership Units or establish to the satisfaction of Buyer that such tax has been paid or is not applicable. No interest shall be paid or shall accrue on the cash payable upon surrender of any Partnership Unit.

          (d) All Merger Consideration delivered upon the surrender of Partnership Units in accordance with the terms of this Section 2.6 shall be deemed to have been paid in full satisfaction of all rights pertaining to such Partnership Units. At the Effective Time, the transfer books of the Partnership shall be closed, and there shall be no further registration of transfers on the transfer books of the Surviving Partnership of the Partnership Units that were outstanding immediately prior to the Effective Time. If, after the Effective Time, a Partnership Unit is presented to the Surviving Partnership or the Paying Agent for any reason, it shall be canceled and exchanged for the Merger Consideration as provided in this Section 2.6.

          (e) Promptly following the date which is 180 days after the Effective Date, the Paying Agent will deliver to Buyer all letters of transmittal and other documents in its possession relating to the transactions contemplated hereby, and the Paying Agent's duties will terminate. Any portion of the Exchange Fund

(including interest or other income received by the Paying Agent in respect thereof) that remains unclaimed by the holder of any Partnership Unit 180 days after the Effective Date shall be delivered to the Surviving Partnership, upon demand, and any such holder who has not exchanged such holder's Partnership Units prior to such time shall thereafter look only to the Surviving Partnership for payment of such holder's claim for Merger Consideration.

          (f) Buyer, the Surviving Partnership or the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Partnership Units such amounts as Buyer, the Surviving Partnership or the Paying Agent is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or any provision of state, local or foreign tax law. To the extent that amounts are so withheld and paid over to the appropriate taxing authority by Buyer, the Surviving Partnership or the Paying Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Partnership Units in respect of which such deduction and withholding was made by Buyer, the Surviving Partnership or the Paying Agent.

          (g) None of Buyer, the Surviving Partnership or the Paying Agent shall be liable to any person in respect of any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

          (h) At the Effective Time, the general partner interest in the Partnership shall, by virtue of the Merger and without any action on the part of the General Partner, be converted into the right to receive cash in an amount equal to $200,000 (the "General Partner Consideration"). Buyer shall deliver the General Partner Consideration to the General Partner in accordance with the terms of Section 6.13(g).

          (i) The Paying Agent shall invest the cash of the Exchange Fund, as directed by the Surviving Partnership, on a daily basis. Any interest and other income resulting from such investments shall be payable to the Surviving Partnership on demand.

     2.7. No Appraisal Rights

          The holders of Partnership Interests are not entitled under applicable law to appraisal rights as a result of the Merger.

     2.8. Approval of the Limited Partners

          The Partnership and the General Partner promptly shall seek the approval of the holders of a majority of the Partnership Units who have been admitted as limited partners of the Partnership to the Merger and the related transactions to the extent required by the Partnership Agreement to effectuate the transactions contemplated by this Agreement (collectively, the "Limited Partner Approvals").

3.   REPRESENTATIONS AND WARRANTIES OF THE PARTNERSHIP

          The Partnership represents and warrants to Buyer as of the date of this Agreement:

     3.1. Organization, Good Standing and Qualification

          The Partnership has been duly formed and is validly existing as a limited partnership in good standing under the DRULPA with the requisite partnership power and authority to own, lease and operate its properties, conduct the business in which it is engaged and perform its obligations under this Agreement. The Partnership is duly qualified to transact business and is in good standing under the laws of each jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, except where the failure to so qualify or be in good standing would not reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Partnership and its Subsidiaries (as defined below) taken as a whole (a "Partnership Material Adverse Effect"). The Partnership has furnished or made available to Buyer and Merger Sub correct and complete copies of its Certificate of Limited Partnership and its Partnership Agreement, as amended or supplemented to the date of this Agreement.

     3.2. Subsidiaries

          (a) Schedule 3.2 sets forth each corporation, partnership, limited
              ------------
liability company, joint venture or other legal entity of which the Partnership owns (either directly or through or together with another Subsidiary of the Partnership) either (i) a general partner, managing member or other similar interest, or (ii) voting capital stock or other voting equity interests of such corporation, partnership, limited liability company, joint venture or other legal entity (each such entity, a "Subsidiary," collectively, "Subsidiaries").

          (b) Except as set forth in Schedule 3.2, (i) all of the outstanding
                                     ------------
shares of capital stock of each Subsidiary that is a corporation have been duly authorized, validly issued and are (A) fully paid and nonassessable and not subject to preemptive rights, (B) owned by the Partnership or by another Subsidiary and (C) owned free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens") and (ii) all equity interests in each Subsidiary that is a partnership, joint venture, limited liability company or trust are owned by the Partnership or by another Subsidiary and are owned free and clear of all Liens. Each Subsidiary is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the requisite power and authority to own, operate, lease and encumber its properties and carry on its business as now being conducted. Each Subsidiary is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not reasonably be expected to have a Partnership Material Adverse Effect. Complete and correct copies of the articles of incorporation, bylaws, organization documents and partnership, joint venture and operating agreements of each Subsidiary, as amended to the date of this Agreement, have been previously delivered to Buyer and are listed on Schedule 3.2.
                  -------------

     3.3. Power, Authority and Enforceability

          The Partnership has the requisite partnership power and authority to enter into this Agreement and, subject to the requisite Limited Partner Approvals, to consummate the Merger and the other transactions contemplated by this Agreement (including, without limitation, each other agreement in connection therewith to which the Partnership is or will be a party). The execution and delivery of this Agreement by the Partnership and the consummation by the Partnership of the Merger and the other transactions contemplated by this Agreement (including, without limitation, each other agreement in connection therewith to which the Partnership is or will be a party) have been duly authorized by all necessary action on the part of the Partnership, except for and subject to the Limited Partner Approvals and the amendment of the Operating Agreement as contemplated by the Operating Agreement Consent. This Agreement has been, and each other agreement in connection therewith to which the Partnership is or will be a party has been or will be, duly executed and delivered by the Partnership and constitutes or will constitute the legal, valid and binding agreement of the Partnership enforceable against the Partnership in accordance with its terms, except as may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, and (b) equitable principles of general applicability relating to the availability of specific performance, injunctive relief or other equitable remedies.

     3.4. Capitalization

          As of the date hereof, 70,000 Partnership Units are currently issued and outstanding. Except as set forth in Schedule 3.4, all outstanding
                                        ------------
Partnership Units are, and all such units that may be issued prior to the Effective Time will be when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DRULPA, the Partnership Agreement or any contract, lease, license, indenture, note, bond or other agreement (a "Contract") to which the Partnership is a party. There are not any options, warrants, calls, rights, convertible or exchangeable securities, units, commitments, Contracts, arrangements or undertakings to which the Partnership is a party (x) obligating the Partnership to issue, deliver or sell, or cause to be issued, delivered or sold, additional Partnership Units or other equity interests in, or any security convertible or exercisable for or exchangeable into any Partnership Unit or other equity interest in, the Partnership or (y) obligating the Partnership to issue, grant, extend or enter into any such option, warrant, call, right, security, unit, commitment, Contract, arrangement or undertaking. As of the date of this Agreement, there are no outstanding contractual obligations of the Partnership to repurchase, redeem or otherwise acquire any Partnership Units. There are no agreements among Limited Partners, voting trusts or other agreements or understandings to which the Partnership is a party or to which it is bound relating to the holding, voting or disposition of the Partnership Units.

     3.5. Noncontravention

          (a) The execution, delivery and performance of this Agreement by the Partnership and the consummation by the Partnership of the Merger will not (i) violate the Partnership Agreement or any charter or similar organizational document adopted by any Subsidiary as in effect on the date hereof or immediately prior to the Effective Time or (ii) conflict with, or constitute a violation of or a default (or an event which with notice or lapse of time or both would become a violation of or a default) under, or grant to others any rights of termination, amendment, acceleration or cancellation of, any other material agreement, indenture or instrument to which the Partnership or any of its Subsidiaries is a party, or result in the creation of any Lien upon any of the properties or assets of the Partnership or any Subsidiary, or result in a violation of any statute, law, ordinance, regulation, rule, judgment, decree or order (collectively "Laws") of any federal, state or local government or any court, administrative or regulatory agency or commission or other governmental authority or agency having jurisdiction (a "Governmental Entity") applicable to the Partnership or any of its Subsidiaries or by which any of its property or assets is bound or affected, which conflict, default, grant or violation (A) except in the case of clause (i) above, would reasonably be expected to have a Partnership Material Adverse Effect, (B) would impair the ability of the Partnership to perform its obligations under this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement or (C) will not be avoided by the Partnership obtaining at or prior to the

Effective Time the consent of a third party (including, without limitation, the Limited Partner Approvals) as set forth on Schedule 3.5.
                                           -------------

          (b) No consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, or notice to, or permit from, any Governmental Entity is required to be obtained or made by or with respect to the Partnership or any Subsidiary in connection with the execution, delivery and performance of this Agreement or consummation of the Merger, other than (i) the filing with the SEC of a consent solicitation statement relating to the Limited Partner Approvals, (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of the other jurisdictions in which the Partnership is qualified to do business, (iii) such filings as may be required in connection with the Taxes described in Section 3.11 and (iv) filings under state securities laws.

     3.6. Litigation

          Except as set forth in Schedule 3.6, there is no suit, action or
                                 ------------
proceeding pending against or, to the Knowledge of the Partnership, threatened against the Partnership or any Subsidiary or any of their respective properties before any arbitrator, court or other Governmental Entity that, individually or in the aggregate, if determined adversely to such party, would reasonably be expected to have a Partnership Material Adverse Effect. As of the date hereof, there are no suits, actions or proceedings pending or, to the Knowledge of the Partnership, threatened against the Partnership or any Subsidiary that seek to prevent, hinder, modify or challenge the transactions contemplated by this Agreement. Neither the Partnership nor any Subsidiary is subject to any outstanding judgment against them or naming them as a party that, individually or in the aggregate, would reasonably be expected to have a Partnership Material Adverse Effect.

     3.7. SEC Documents; Financial Statements; Liabilities

          (a) The Partnership has filed all reports, schedules, forms, statements and other documents required to be filed with the Securities and Exchange Commission (the "SEC") since January 1, 1999 through the date hereof and will file all reports, schedules, forms, statements and other documents required to be filed with the SEC prior to the Effective Date, including, without limitation, the Consent Solicitation (as defined below) (the "Partnership SEC Documents"). The Partnership SEC Documents, as of their respective filing dates, complied or will comply in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act") and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in each case, the rules and regulations promulgated thereunder applicable to such Partnership SEC Documents. None of the Partnership SEC Documents at the time of filing contained or will contain any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent such statements have been modified or superseded by later Partnership SEC Documents filed and publicly available prior to the date hereof and with respect to which any such statement or omission would not reasonably be expected to have a Partnership Material Adverse Effect. The consolidated financial statements of the Partnership and its consolidated Subsidiaries, if any, included in the Partnership SEC Documents complied or will comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements, as permitted by the applicable rules and regulations of the SEC) applied on consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented, in accordance with the applicable requirements of GAAP and the applicable rules and regulations of the SEC, the consolidated financial position of the Partnership and its consolidated Subsidiaries, if any, in each case taken as a whole, as of the dates thereof and the consolidated results of operations and cash flow for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

          (b) Except as set forth in the most recent financial statements included in the Partnership SEC Documents or as incurred in the ordinary course of business since the respective dates thereof, neither the Partnership nor any Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required by GAAP to be reflected in the Partnership's financial statements.

     3.8. No Material Adverse Changes

          Except as disclosed in the Partnership SEC Documents that were filed and publicly available prior to the date of this Agreement or in the financial and other reports of the Partnership set forth on Schedule 3.8, since December
                                                  ------------
31, 2001, the Partnership and the Subsidiaries have conducted their respective businesses only in the ordinary course of business, and there has not been (a) any material adverse change in the business, financial condition or results of operations of the Partnership and its Subsidiaries taken as a whole, other than adverse effects caused by increased competition in the limited service hotel industry or in specific Hotel markets, changes in the limited service hotel industry not specifically relating to the Partnership and its Subsidiaries or changes in the economy generally (a "Partnership Material Adverse Change"), nor has there been any occurrence or circumstance affecting the Partnership or any of its Subsidiaries that with the passage of time or giving of notice would reasonably be expected to result in a

Partnership Material Adverse Change or would impair the ability of the Partnership to perform its obligations under this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement, (b) any damage, destruction or loss, whether or not covered by insurance that has had or would reasonably be expected to have a Partnership Material Adverse Effect, or
(c) any change in accounting methods, principles or practices by the Partnership materially affecting its assets, liabilities or business, except insofar as may have been disclosed in the Partnership SEC Documents or required by a change in GAAP. The Partnership has provided Buyer with certain financial information regarding the Hotels through Period 3 of the Manager's 2002 Fiscal Year. Buyer acknowledges that such information indicates a decline in the operating results of the Hotels over such period as compared to the operating results for the comparable period for the prior fiscal year, and that any continued decline in the operating results of the Hotels prior to the Closing shall not constitute a Partnership Material Adverse Change for purposes of this Agreement.

     3.9.  Indebtedness

           Schedule 3.9 sets forth a complete and correct list of all
           ------------
indebtedness of the Partnership and its Subsidiaries evidenced by a note (collectively, "Loans"), including, without limitation, all indebtedness secured by a mortgage, deed of trust or similar instrument encumbering any of the Hotels (collectively, "Mortgage Loans"), and sets forth (a) the date on which each Loan was executed and any amendments or modifications thereto, (b) the original principal amount, rate of interest, and outstanding principal amount of each such Loan and (c) if applicable, the Hotel(s) to which each Mortgage Loan relates.

     3.10. Default; Material Contracts

           Except for defaults, events or occurrences, the consequences of which, individually or in the aggregate, would not reasonably be expected to have a Partnership Material Adverse Effect, (a) neither the Partnership nor any of its Subsidiaries is in default or, to the Knowledge of the Partnership, alleged to be in default with respect to any judgment, order, writ, injunction or decree of any court or any Governmental Entity; (b) neither the Partnership nor any of its Subsidiaries is in breach or default or, to the Knowledge of the Partnership, alleged to be in breach or default under any agreement to which the Partnership or its Subsidiaries is a party, including the material contracts of the Partnership and its Subsidiaries set forth on Schedule 3.10 (the "Material
                                                  -------------
Contracts"), correct and complete copies of which have been furnished or made available to Buyer and Merger Sub, and (c) to the Knowledge of the Partnership, no condition or state of facts exists which reasonably would be expected to cause or create a default or defaults by the Partnership or any of its Subsidiaries under any such judgment, order, writ, injunction or decree or agreement (other than as set forth on Schedule 3.10).
                                                              -------------
All of the Material Contracts have been filed as exhibits to the Partnership's SEC Documents and are in full force and effect.

     3.11. Tax Matters

           Except as otherwise set forth in Schedule 3.11:
                                            --------------

          (a) Except where any failure to do so would not reasonably be expected to have a Partnership Material Adverse Effect, the Partnership and its Subsidiaries have filed when due (including extensions) with the appropriate Governmental Entity, all tax returns, estimates, information and reports ("Tax Returns") required to be filed by the Partnership or any of its Subsidiaries with respect to all federal, state, local or foreign taxes, levies, imposts, duties, licenses and registration fees, and similar charges, including, without limitation, income taxes, unemployment and social security withholding taxes, sales and use taxes, real estate transfer taxes, real estate and personal property taxes, franchise taxes, and interest, penalties and additions to tax with respect thereto ("Taxes"). Except where any failure to do so would not reasonably be expected to have a Partnership Material Adverse Effect, the Partnership and its Subsidiaries have paid all Taxes that have become due and payable and, to the extent of Taxes not yet due and payable, the Partnership and its Subsidiaries have made required estimated payments of or accrued or otherwise adequately reserved in accordance with GAAP for the payment of all Taxes. All such filed Tax Returns are correct and complete in all material respects. Neither the Partnership nor any of its Subsidiaries has received written notice from any Governmental Entity in a jurisdiction in which it does not file a Tax Return stating that it is or may be subject to taxation by that jurisdiction. Neither the Partnership nor any of its Subsidiaries is a party to or bound by any agreement providing for the allocation or sharing of Taxes.

          (b) No Taxes have been assessed or asserted in writing in respect of any Tax Returns filed by the Partnership or any of its Subsidiaries or claimed in writing to be due by any taxing authority or otherwise that are not accrued or adequately reserved for in accordance with GAAP. No Tax Return of the Partnership nor any of its Subsidiaries has been or, to the Knowledge of the Partnership, is currently being examined or audited by the IRS or other taxing authority (whether foreign or domestic). Neither the Partnership nor any of its Subsidiaries has executed or filed with the IRS or any other taxing authority any agreement, waiver, or other document extending, or having the effect of extending, the period for assessment or collection of any Taxes, which extension or waiver is still in effect. The Partnership has delivered to Buyer correct and complete copies of all examination reports, statements of deficiencies and similar documents prepared by the IRS or any other taxing authority with respect to the Partnership or any of its

Subsidiaries (if any). All final adjustments made by the IRS with respect to any Tax Return of the Partnership or any of its Subsidiaries have been reported to the relevant state, local, or foreign taxing authorities to the extent required by law, except where the failure to do so would not reasonably be expected to have a Partnership Material Adverse Effect. No requests for ruling or determination letters filed by the Partnership or any of its Subsidiaries are pending with any taxing authority.

           (c) Neither the Partnership nor any of its Subsidiaries (i) has a permanent establishment in any foreign country or operates or conducts a business through any branch in any foreign country, (ii) has agreed to or is required to make any adjustment pursuant to Section 481(a) of the Code or any similar provision of state, local or foreign law by reason of a change in the accounting method initiated by either the Partnership or any of its Subsidiaries, (iii) has any Knowledge that the IRS or any other Governmental Entity has proposed any such adjustment or change in accounting method, or (iv) has executed or entered into a closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of state, local or foreign law.

           (d) The performance of the transactions contemplated by this Agreement will not (either alone or upon the occurrence of any additional or subsequent event) result in any payment that would constitute an "excess parachute payment" within the meaning of Section 280G of the Code.

           (e) Copies of all Tax Returns required to be filed by the Partnership or any of its Subsidiaries (including any predecessors) for each of the last two (2) years, together with all schedules and attachments thereto, have been delivered to Buyer.

     3.12. Employee Matters

           Neither the Partnership nor any of its Subsidiaries has or ever has had any employees.

     3.13. Compliance with Laws

           (a) Except as disclosed in any Partnership SEC Documents and except for violations, noncompliances and defaults which would not reasonably be expected to have a Partnership Material Adverse Effect or that are expected to be remedied pursuant to the implementation of the Residence Inn Asset Protection Plan, a copy of which has been provided to Buyer, neither the Partnership nor any of its Subsidiaries has Knowledge that it has violated or failed to comply with any applicable Law or Permit (as defined below) of any Governmental Entity.

                (b) To the Knowledge of the Partnership, the Partnership and each Subsidiary has in effect all approvals, authorizations, certificates, filings, franchises, licenses (including, without limitation, liquor licenses), notices, permits and rights of or with all Governmental Entities ("Permits") necessary for it to own, lease or otherwise hold and to operate its properties and assets and to carry on its business and operations as now conducted, except for the failure to have such Permits that, individually or in the aggregate, has not had and would not reasonably be expected to have a Partnership Material Adverse Effect. To the Knowledge of the Partnership, there have occurred no defaults under, or violations of, any such Permits, except for such defaults and violations that, individually or in the aggregate, have not had and would not reasonably be expected to have a Partnership Material Adverse Effect. To the Knowledge of the Partnership, neither this Agreement nor the Merger, in and of itself, would cause the revocation or cancellation of any such Permit that, individually or in the aggregate, would reasonably be expected to have a Partnership Material Adverse Effect. Buyer acknowledges that the Manager is responsible for obtaining and maintaining Permits necessary to operate the properties and assets of the Partnership and its Subsidiaries and to carry on the business and operations of the Hotels as currently conducted, and that the Partnership's Knowledge of the matters referred to in this Section 3.13(b) is not deemed to include the Manager's Knowledge of such matters for purposes of this Agreement.

          3.14. Environmental Compliance

                Except as disclosed in the reports listed on Schedule 3.14, to
                                                             -------------
the Knowledge of the Partnership, (a) there has been no Release (as defined below) of Hazardous Materials at, on, under, or from the Hotel properties and
(b) none of the Hotels, the Partnership or any of its Subsidiaries have failed to comply with Environmental Laws (as defined below), which Release or failure would reasonably be expected to have a Partnership Material Adverse Effect.

                For the purposes of this Agreement, "Hazardous Materials" means any of the following: asbestos-containing materials, polychlorinated biphenyls, flammable materials, explosives, radioactive materials, petroleum products and any materials, wastes, substances, or chemicals that are deemed hazardous, toxic, or defined as a "hazardous substance" under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601, et seq.) ("CERCLA"), the Hazardous Materials Transportation
                     ------
Act, as amended (49 U.S.C. Section 1801, et seq.), the Resource Conservation and
                                         ------
Recovery Act of 1976, as amended (42 U.S.C. Section 6901, et seq.), in the
                                                          ------
regulations adopted or publications promulgated pursuant thereto, or in any other applicable Laws of any Governmental Entity in effect on the date hereof relating to protection of public health, safety or the environment (each such law, ordinance, rule or regulation, an "Environmental Law"). For purposes of this Agreement, "Release" shall have the meaning set forth in CERCLA.

     3.15. Brokers Fees

           Except for fees payable to Merrill Lynch & Co. by the Partnership prior to the Closing in connection with the transactions contemplated by this Agreement, no Person acting on behalf of the Partnership is, or will be, entitled to any commission, broker's, finder's or investment banking fees from any of the Parties or from any Person controlling, controlled by or under common control with any Party, in connection with the transactions contemplated by this Agreement. A true, correct and complete copy of the agreement with Merrill Lynch & Co. pursuant to which such fees are payable has been provided to Buyer prior to the date of this Agreement.

     3.16. Potential Conflicts of Interest

           Except as disclosed in the Partnership SEC Documents, there have been no transactions, agreements, arrangements or understandings between the Partnership or General Partner, on the one hand, and its affiliates, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

     3.17. Opinion of Financial Advisor

           The General Partner has received the opinion of Merrill Lynch & Co., the Partnership's financial advisor, on or prior to the date of this Agreement, to the effect that, as of the date of such opinion, the proposed Merger Consideration to be received by the Limited Partners pursuant to the Merger is fair to the Limited Partners from a financial point of view.

     3.18. Vote Required

           The affirmative vote of the holders of a majority of the outstanding Partnership Units is the only vote of the holders of Partnership Interests required to approve the Merger.

     3.19. Properties

           The real property listed on Schedule 3.19 is the only real property
                                       -------------
currently or previously owned by the Partnership or any Subsidiary.

4.   REPRESENTATIONS and warranties of The General Partner

          The General Partner represents and warrants to Buyer as of the date of this Agreement:

     4.1. Organization, Good Standing and Qualification

          The General Partner has been duly formed and is validly existing as a limited liability company in good standing under the applicable laws of its jurisdiction of formation with the requisite limited liability company power and authority to own, lease and operate its properties, conduct the business in which it is engaged and perform its obligations under this Agreement. The General Partner is duly qualified to transact business and is in good standing under the laws of each jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, except where the failure to so qualify or be in good standing would not reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the General Partner. The General Partner has furnished or made available to Buyer correct and complete copies of its certificate of formation and operating agreement, as amended or supplemented to the date of this Agreement (the "Operating Agreement").

     4.2. Power, Authority and Enforceability

          The General Partner has the requisite limited liability company power and authority to enter into this Agreement and, subject to amendment of the Operating Agreement as contemplated by the Operating Agreement Consent, to approve and consummate the Merger and the other transactions contemplated by this Agreement and each other agreement in connection therewith to which the General Partner is or will be a party. The execution and delivery of this Agreement by the General Partner and the consummation by the General Partner of the transactions contemplated by this Agreement and each other agreement in connection therewith to which the General Partner is or will be a party have been duly authorized by all necessary action on the part of the General Partner. This Agreement has been, and each other agreement in connection therewith to which the General Partner is or will be a party has been or will be, duly executed and delivered by the General Partner and constitutes or will constitute the legal, valid and binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms, except as may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, and (b) equitable principles of general applicability relating to the availability of specific performance, injunctive relief, or other equitable remedies.

     4.3. Noncontravention

          (a) Except as set forth in Schedule 4.3, the execution, delivery and
                                     ------------
performance of this Agreement by the General Partner will not (i) violate the certificate of formation and operating agreement of the General Partner, as in effect on the date hereof or as in effect as of the Effective Time, or (ii) conflict with, or constitute a violation of or a default (or an event which with notice or lapse of time or both would become a violation of or a default) under, or grant to others any rights of termination, amendment, acceleration or cancellation of, any other material agreement, indenture or instrument to which the General Partner is a party or by which any of its property or assets is bound or affected, or result in the creation of any Lien upon any of the properties or assets of the General Partner, or result in a violation of any Law of any Governmental Entity applicable to the General Partner or by which any of its property or assets is bound or affected, which conflict, default, grant or violation (A) except in the case of clause (i) above, would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the General Partner, (B) would impair the ability of the General Partner to perform its obligations under this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement or (C) will not be avoided by the General Partner obtaining at or prior to the Effective Time the consent of a third party as set forth in Schedule 4.3.
                                                            -------------

          (b) No consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, or notice to, or permit from, any Governmental Entity is required to be obtained or made by or with respect to the General Partner in connection with the execution, delivery and performance of this Agreement or consummation of the Merger, other than (i) the filing with the SEC of a consent solicitation statement relating to the Limited Partner Approvals, (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (iii) such filings as may be required in connection with the Taxes described in Section 3.11 and (iv) filings under state securities law.

5.   REPRESENTATIONS AND WARRANTIES OF BUYER AND MERGER SUB

          Buyer and Merger Sub, jointly and severally, represent and warrant to the Partnership as of the date of this Agreement:

     5.1. Organization, Good Standing and Qualification

          Each of Buyer and Merger Sub has been duly formed and is validly existing as a corporation or partnership in good standing under the applicable laws of its respective jurisdiction of formation with the requisite corporate or partnership power and authority to own, lease and operate its respective properties, conduct the business in which it is engaged and perform its obligations under this Agreement. Each of Buyer and Merger Sub is duly qualified to transact business and is in good standing under the laws of each jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, except where the failure to so qualify or be in good standing would not reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of Buyer or Merger Sub (a "Buyer Material Adverse Effect"). Each of Buyer and Merger Sub has furnished or made available to the Partnership correct and complete copies of its articles of incorporation and bylaws or certificate of limited partnership and partnership agreement, as the case may be, as amended or supplemented to the date of this Agreement.

     5.2. Power, Authority and Enforceability

          Each of Buyer and Merger Sub has the requisite corporate or partnership power and authority to enter into this Agreement and to consummate the Merger and the other transactions contemplated by this Agreement (including, without limitation, each other agreement in connection therewith to which Buyer or Merger Sub, as the case may be, is or will be a party). The execution and delivery of this Agreement by each of Buyer and Merger Sub and the consummation by each of Buyer and Merger Sub of the Merger and the other transactions contemplated by this Agreement (including, without limitation, each other agreement in connection therewith to which Buyer or Merger Sub, as the case may be, is or will be a party) have been duly authorized by all necessary action on the part of Buyer and Merger Sub, as the case may be. This Agreement has been, and each other agreement in connection therewith to which Buyer or Merger Sub is or will be a party has been or will be, duly executed and delivered by Buyer and Merger Sub, as the case may be, and constitutes or will constitute the legal, valid and binding agreement of Buyer and Merger Sub, as the case may be, enforceable against each of Buyer and Merger Sub in accordance with its terms, except as may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, and (b) equitable principles of general applicability relating to the availability of specific performance, injunctive relief, or other equitable remedies.

     5.3. Financial Statements

          Attached hereto as Exhibit C are the financial statements of Buyer and
                             ---------
its consolidated subsidiaries, if any, for the period of January 17, 2001 through December 31, 2001 (collectively the "Buyer's Financial Statements"). Buyer's Financial Statements comply as to form in all material respects with applicable accounting requirements, have been prepared in accordance with GAAP applied on consistent basis during the periods involved (except as may be indicated in the notes thereto), are correct and complete and fairly present, in accordance with the applicable requirements of GAAP, the consolidated financial position of Buyer and its consolidated subsidiaries, if any, taken as a whole, as of the dates thereof, and are consistent with the books and records of Buyer (which books and records are materially correct and complete), and the consolidated results of operations and cash flow for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

     5.4. Noncontravention

          (a) Except as set forth in Schedule 5.4, the execution, delivery and
                                     ------------
performance of this Agreement by each of Buyer and Merger Sub and the consummation by each of Buyer and Merger Sub of the Merger will not (i) violate the articles of incorporation, bylaws or the partnership agreement, as the case may be, of Buyer or Merger Sub, as in effect on the date hereof or immediately prior to the Effective Time, or (ii) conflict with, or constitute a violation of or a default (or an event which with notice or lapse of time or both would become a violation of or a default) under, or grant to others any rights of termination, amendment, acceleration or cancellation of, any other material agreement, indenture or instrument to which any of Buyer or Merger Sub is a party or by which any of their property or assets is bound or affected, or result in the creation of any Lien upon any of the properties or assets of Buyer or Merger Sub or result in a violation of any Law of any Governmental Entity applicable to any of Buyer or Merger Sub or by which any of their property or assets is bound or affected, which conflict, default, grant or violation (A) except in the case of clause (i) above, would reasonably be expected to have a Buyer Material Adverse Effect, (B) would impair the ability of either Buyer or Merger Sub to perform its obligations under this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement or (C) will not be avoided by Buyer or Merger Sub obtaining at or prior to the Effective Time the consent of a third party as set forth in Schedule 5.4(a).
                                             ---------------

          (b) No consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, or notice to, or permit from, any Governmental Entity is required to be obtained or made by or with respect to Buyer or Merger Sub in connection with the execution, delivery and performance of this Agreement or consummation of the Merger, other than (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and (ii) such filings as may be required in connection with the Taxes described in Section 3.11.

     5.5. Litigation

          Except as set forth in Schedule 5.5, there is no suit, action or
                                 ------------
proceeding pending against or, to the Knowledge of Buyer or Merger Sub, threatened against Buyer or Merger Sub or any of their respective properties before any arbitrator, court or other Governmental Entity that, individually or in the aggregate, if determined adversely to such party, would reasonably be expected to impair the ability of either Buyer or Merger Sub to perform its obligations under this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement. As of the date hereof, there are no suits, actions or proceedings pending against Buyer or Merger Sub that seek to prevent, hinder, modify or challenge the transactions contemplated by this Agreement. Neither Buyer nor Merger Sub is subject to any outstanding judgment against them or naming them as a party that, individually or in the aggregate, would reasonably be expected to impair the ability of either Buyer or Merger Sub to perform its obligations under this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement.

     5.6. No Material Adverse Changes

          Since December 31, 2001, Buyer has conducted its business only in the ordinary course of business and there has not been any material adverse change in the business, financial condition or results of operations of Buyer and its consolidated subsidiaries (if any) taken as a whole (a "Buyer Material Adverse Change"), nor has there been any occurrence or circumstance affecting Buyer or its subsidiaries that with the passage of time or giving of notice would reasonably be expected to result in a Buyer Material Adverse Change or would impair the ability of either Buyer or Merger Sub to perform its obligations under this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement.

     5.7. Brokers Fees

          Except as disclosed to the Partnership in writing prior to the date hereof, no Person acting on behalf of Buyer or Merger Sub is, or will be, entitled to any commission, broker's, finder's or investment banking fees from any of the Parties or from any Person controlling, controlled by or under common control with any Party, in connection with the transactions contemplated by this Agreement.

6.   COVENANTS

     6.1. Conduct of Business by the Partnership

          From the date of this Agreement to the Effective Time, except as required in connection with the Merger and the other transactions contemplated by this Agreement or unless the Partnership obtains the prior written consent of Buyer, the Partnership shall and shall cause each of its Subsidiaries to:

          (a) carry on its business as currently conducted and only in the usual and ordinary course;

          (b) make no amendment to the Material Contracts or any charter or similar organizational document adopted by any Subsidiary;

          (c) use its commercially reasonable efforts to preserve its business organization intact and cause the Manager to continue to (i) operate the Hotels in a good and businesslike fashion consistent with past practices and in accordance with the terms of the Management Agreement, (ii) maintain the Hotels in good working order and condition in a manner consistent with past practices and in accordance with the terms of the Management Agreement and (iii) maintain the level of insurance with respect to the Hotels that is required under the Management Agreement;

          (d) not incur any material liability or make any material commitment (including, without limitation, making or entering into any new Loan) or enter into any other material transaction except in the ordinary and usual course of business or pursuant to agreements existing on the date hereof;

          (e) not issue, deliver, sell, grant, pledge, transfer (other than a transfer in the transfer books of the Partnership to reflect a transfer of ownership of Partnership Units by a Limited Partner in accordance with the Partnership Agreement) or otherwise encumber or dispose of or subject to any Lien, (i) any Partnership Interests or (ii) any options or rights to purchase Partnership Interests or securities convertible into or exchangeable for Partnership Interests and not redeem, purchase or otherwise acquire any of its Partnership Interests;

          (f) not organize any subsidiary and not acquire or enter into an agreement to acquire, by merger, consolidation or purchase of stock, interests in or assets of, any business or entity;

          (g) not enter into, modify, amend or terminate any material agreement with respect to any of the Hotels, other than in the ordinary course of business or pursuant to agreements existing on the date hereof, which would encumber or be binding upon the Hotels from and after the Effective Time;

          (h) not make any distributions to the Partners except for distributions of Partnership Cash made after receipt of the Limited Partner Approvals, provided the condition set forth in Section 7.3(d) can continue to be satisfied following any such distribution of Partnership Cash;

          (i) not make or change any material Tax election or settle or compromise any material Tax liability or refund;

          (j) not adopt a plan or agreement of, or resolutions providing for or authorizing, complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

          (k) not make any change in accounting methods, principles or practices affecting the reported assets, liabilities or results of operations of the Partnership or any Subsidiary, except as required by a change in GAAP;

          (l) not (i) incur, assume or prepay any indebtedness for borrowed money or guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for any indebtedness or obligation of another person or issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Partnership or any Subsidiary, or (ii) make or forgive any loans, advances or capital contributions to, or investments in, any other person;

          (m) not pay, discharge, settle or satisfy any claims, liabilities, obligations or litigation of or against the Partnership, other than the payment, discharge, settlement or satisfaction, in the ordinary course of business or in accordance with their terms, of liabilities reflected or reserved against in the most recent financial statements (or the notes thereto) of the Partnership included in the Partnership SEC Documents or incurred since the date of such financial statements in the ordinary course of business; and

          (n) not authorize, or commit or agree to take, any of the foregoing actions or take any action that would make any representation or warranty in
Article III hereof untrue or incorrect in any material respect.

          Nothing set forth in this Section 6.1 shall restrict (a) the right of the Manager under the Management Agreement to enter into, terminate, amend or otherwise modify any contracts or agreements related to the Hotels (or the Partnership or a Subsidiary entering into, terminating, amending or otherwise modifying any such contracts or agreements where required by the Manager based on the Manager's right under the Management Agreement to effect the same), or take any other actions related to the Hotels permitted by the Management Agreement, except that the Partnership or a Subsidiary shall not consent to, approve of or execute the same (to the extent that the Partnership or a Subsidiary has the right under the Management Agreement to withhold such consent or approval) except in accordance with the requirements of this Section 6.1 or
(b) the funding of any expenses for the Capital Expenditure Plan.

     6.2. Reasonable Efforts; Further Assurances; Cooperation; Notification

          Subject to the terms and conditions hereof, each of the Parties shall use its commercially reasonable efforts to take, or cause to be taken or do, or cause to be done, all things necessary, proper or advisable under applicable Law to obtain all required regulatory approvals and shall cooperate fully with each other and their respective managers, directors, officers, general partners, employees, agents, counsel, accountants and other designees in connection with any steps required to be taken as a part of its obligations under this Agreement. Each Party shall do such things as may be reasonably requested by the other Parties in order to more effectively consummate the Merger and the other transactions contemplated by this Agreement, including, without limitation:

          (a) As promptly as practicable after the date of this Agreement, the Partnership shall prepare and file with the SEC under the Exchange Act a consent solicitation statement relating to the consent of the Limited Partners with respect to the Limited Partner Approvals (the "Consent Solicitation"); provided,
                                                                       --------
however, the Partnership shall not be required to mail the Consent Solicitation
-------
to the Limited Partners prior to receipt by the Partnership of (i) evidence of the Buyer Consents from the Manager and (ii) evidence of the Partnership Consents from the Manager. The Partnership will cause the Consent Solicitation to comply as to form in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder. The information supplied by the Partnership and its Subsidiaries for inclusion in the Consent Solicitation shall not, at the date the Consent Solicitation (or any amendment thereof or supplement thereto) is first mailed to the Limited Partners or at the termination of the consent solicitation period, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

          (b) The Partnership and General Partner shall use their commercially reasonable efforts to respond as promptly as practicable to any comments of the SEC with respect to the Consent Solicitation as filed in preliminary form. The Partnership shall notify the Buyer promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Consent Solicitation or for additional information and shall supply Buyer with copies of all correspondence between the Partnership or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Consent Solicitation. If at any time prior to the termination of the consent solicitation period, there shall occur any event that should be set forth in an amendment or supplement to the Consent Solicitation, the Partnership shall promptly prepare and mail to the Limited Partners such an amendment or supplement. No filing of, or amendment to, the Consent Solicitation will be made by the Partnership or General Partner without providing the Buyer the opportunity to review and comment thereon. Subject to the provisions of Section 6.2(a), the Partnership shall use its commercially reasonable efforts to cause the Consent Solicitation to be mailed to the Limited Partners as promptly as practicable after the SEC has completed its review of the Consent Solicitation.

          (c) In connection with the preparation of the Consent Solicitation, Buyer will provide the Partnership in writing with all information relating to Buyer and Merger Sub that is required to be included in the Consent Solicitation pursuant to the Exchange Act and the rules and regulations thereunder and any other applicable Law. The written information supplied by Buyer and Merger Sub for inclusion in the Consent Solicitation shall not, at the date the Consent Solicitation (or any amendment thereof or supplement thereto) is first mailed to the Limited Partners or at the termination of the consent solicitation period, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the termination of the consent solicitation period any event or circumstance relating to Buyer or Merger Sub should be discovered by Buyer or Merger Sub which should be set forth in an amendment or a supplement to the Consent Solicitation, Buyer shall promptly inform the Partnership.

          (d) The Partnership and Buyer shall promptly make their respective required material filings and submissions with Governmental Entities and shall take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable under applicable material Laws to obtain any required material consent or approval of any third party or any Governmental Entity necessary to perform their respective obligations under this Agreement.

          (e) The Partnership and Buyer shall cooperate and keep each other informed regarding all filings with the SEC.

          (f) If any claim, action, suit, investigation or other proceeding by any Governmental Entity or other Person is commenced which questions the validity or legality of the Merger or any of the other transactions contemplated by this Agreement or seeks damages in connection therewith, the Parties shall cooperate and use commercially reasonable efforts to defend against such claim, action, suit, investigation or other proceeding and, if an injunction or other order is issued in any such action, suit or other proceeding, to use commercially reasonable efforts to have such injunction or other order lifted, and to cooperate reasonably regarding any other impediment to the consummation of the Merger or any of the other transactions contemplated by this Agreement.

          (g) Each Party shall give prompt written notice to the others of (i) the occurrence, or failure to occur, of any event which occurrence or failure causes or would reasonably be expected to cause any representation or warranty of such Party contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date of this Agreement to the Effective Time or that will or is reasonably expected to result in the failure to satisfy any of the conditions specified in Article 7 of this Agreement, (ii) any failure of such Party to perform or comply, in any material respect with any covenant or other agreement required to be performed or compiled with under this Agreement and
(iii) any applicable update to the schedules to this Agreement; provided,
                                                                --------
however, that no such notification or update shall affect the representations,
-------
warranties, covenants, agreements or schedules of the Parties or the conditions to the obligations of the Parties under this Agreement.

          (h) The Partnership shall use commercially reasonable efforts to obtain from its accountants access to all work papers relating to audits of the Partnership performed by its accountants, and the continued cooperation of its accountants with regard to the preparation of consolidated financial statements for the Surviving Partnership.

          (i) The Partnership agrees to use commercially reasonable efforts to include the Buyer in any discussions with the Manager with respect to the renovation approval process as referred to in the Renovation Letter attached hereto as Exhibit E, and to the extent approval of the Partnership is required
          ---------
to undertake such renovation projects, the Partnership will obtain the concurrence of the Buyer.

          (j) The Partnership agrees to use commercially reasonable efforts to assist Buyer in obtaining a letter from the Environmental Protection Agency, addressed to both the Partnership and the Buyer, relating to Bossier City Residence Inn, that the owner of Bossier City Residence Inn is not a potentially responsible party to environmental issues at that hotel, and the Environmental Protection Agency does not intend to pursue the owner of Bossier City Residence Inn in the matter at this time.

     6.3. No Solicitation

          (a) Prior to the Effective Time, except as otherwise permitted hereby:

               (i) neither the Partnership nor the General Partner shall invite, initiate, solicit or encourage, directly or indirectly, any inquiries, proposals, discussions or negotiations or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to the partners of the Partnership) with respect to a merger, acquisition, tender offer, exchange offer, transaction resulting in the issuance of equity securities of the Partnership, consolidation, share exchange, business combination, sale, lease, exchange, mortgage, pledge, transfer or other disposition of the assets (other than in the ordinary course of business) or equity securities (including, without limitation, Partnership Interests) of the Partnership, other than the transactions contemplated by this Agreement (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal"), or engage in any discussions or negotiations concerning or provide any confidential or non-public information or data to any Person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal;

          (ii) neither the Partnership nor the General Partner shall permit any of its managers, directors, officers, affiliates, agents, investment bankers, financial advisors, attorneys, accountants, brokers, finders or other representatives retained by the Partnership to engage in any of the activities described in Section 6.3(a)(i);

          (iii) the Partnership and the General Partner shall immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing and will use their commercially reasonable efforts to cause the individuals or entities referred to in Section 6.3(a)(ii) to immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing; and

          (iv) the Partnership or the General Partner shall notify Buyer immediately if the Partnership or the General Partner receives any such inquiry or proposal, or any request for such information, or if any such negotiations or discussions are sought to be initiated or continued with the Partnership.

     (b) Notwithstanding Section 6.3(a), the Partnership and the General Partner shall not be prohibited from furnishing information to or entering into discussions or negotiations with any Person that makes a bona fide written Acquisition Proposal to the Partnership or the General Partner after the date hereof which was not invited, initiated, solicited or encouraged, directly or indirectly, by the Partnership, the General Partner or any individual or entity referred to in Section 6.3(a)(ii) if (i) the General Partner determines in good faith, after consultation with its independent financial advisors of nationally recognized reputation, that such Acquisition Proposal is reasonably likely to result in a Superior Acquisition Proposal (as defined herein), (ii) the General Partner determines in good faith, after consultation with its outside legal counsel, that such action is appropriate for the General Partner to comply with its fiduciary duty to the Limited Partners imposed by Delaware law; (iii) the Partnership and the General Partner comply with all of their obligations under this Agreement, (iv) prior to furnishing such information to, or entering into discussions or negotiations with, such Person, the Partnership or the General Partner provides written notice to Buyer to the effect that it is furnishing information to, or entering into discussions with such Person, (v) the Partnership or the General Partner provides Buyer with a copy of such Acquisition Proposal and any subsequent written amendments thereto, and (vi) the Partnership enters into a confidentiality agreement with such Person the material terms of which are (without regard to the terms of such Acquisition Proposal) in all material respects no less favorable to the Partnership, and no less restrictive to the Person making such Acquisition Proposal, than those contained in the Confidentiality Agreement, dated April 6, 2001, between the Partnership and Buyer (the "Confidentiality Agreement").

          (c) Notwithstanding anything to the contrary set forth in Section 6.3(a) or 6.3(b), in the event that an Acquisition Proposal constitutes a Superior Acquisition Proposal, nothing contained in this Section 6.3 shall prohibit the General Partner from withdrawing, modifying, amending or qualifying its recommendation of this Agreement and the Merger as required under Section
6.4 hereof and recommending such Superior Acquisition Proposal to the Partners:
(i) if but only if, (A) the General Partner and the Partnership comply fully with this Section 6.3 and (B) the General Partner provides Buyer with at least three (3) business days' prior written notice of its intent to withdraw, modify, amend or qualify its recommendation of this Agreement or the Merger, (ii) if, in the event that during such three (3) business days Buyer makes a counter proposal to such Superior Acquisition Proposal (any such counter proposal being referred to in this Agreement as the "Buyer Counter Proposal"), the General Partner in good faith, taking into account the advice of its outside financial advisors of nationally recognized reputation, determines that the Buyer Counter Proposal is not at least as favorable to the Partners as the Superior Acquisition Proposal, from a financial point of view, and (iii) the General Partner and the Partnership shall have terminated this Agreement in accordance with Section 8.1(g).

          (d) For all purposes of this Agreement, "Superior Acquisition Proposal" means a bona fide written proposal made by a third party to acquire, directly or indirectly, the Partnership pursuant to a tender or exchange offer, merger, share exchange, consolidation or sale of all or substantially all of the assets of the Partnership or otherwise (i) on terms which the General Partner determines in good faith, after consultation with its independent financial advisors of nationally recognized reputation, are superior, from a financial point of view, to the Partners to those provided for in the Merger, (ii) for which financing, to the extent required, in the reasonable judgment of the General Partner is capable of being obtained and (iii) which the General Partner determines in good faith is reasonably capable of being consummated without undue delay.

          (e) Any disclosure that the Partnership or the General Partner may be compelled to make with respect to the receipt of an Acquisition Proposal in order to comply with its duties imposed by applicable Law or Rule 14d-9 or 14e-2 of the Exchange Act will not constitute a violation of this Section 6.3.

     6.4. Recommendation to the Limited Partners

          The General Partner shall, as soon as practicable following the date of this Agreement (but in no event sooner than 20 business days following the date the Consent Solicitation is mailed to the Limited Partners), seek to obtain the Limited Partner Approvals. The General Partner shall recommend to the Limited Partners approval of this Agreement, the Merger and the transactions contemplated by this Agreement and include such recommendation in the Consent Solicitation; provided, however, that prior to the expiration of the
              --------  -------
solicitation period for the Limited Partner Approvals (as the same may be extended by the Partnership in its sole discretion), such recommendation may be withdrawn, modified or amended in accordance with Section 6.3.

     6.5. Access to Information; Cooperation

          The Partnership shall afford to the other Parties and to the officers, employees, accountants, counsel, financial advisors and other representatives of such other Parties, reasonable access during normal business hours prior to the Effective Time to all of its respective properties, books, agreements, commitments, personnel and records; provided, Buyer shall give the Partnership reasonable prior notice of its intent to visit and inspect any of the Hotels. The Partnership agrees to use commercially reasonable efforts to cooperate with Buyer during the 30 day period following the Closing Date with respect to the filing with the SEC (a) of a Current Report on Form 8-K reporting the acquisition of the Partnership and (b) if a filing of a supplement to a prospectus of Buyer is required, the filing of such prospectus supplement. The General Partner also shall provide to the Surviving Partnership's representatives a signed representation letter, in form and substance reasonably acceptable to General Partner, to enable an independent public accountant to render an opinion on the financial statements related to the Partnership and its Subsidiaries in connection with the filing of such Current Report on Form 8-K and prospectus supplement.

     6.6. Public Announcements

          Each Party will consult with each other Party before issuing, and provide each other the opportunity to review and comment upon, any press release or other written public statements which address in any manner the transactions contemplated by this Agreement, and shall not issue any such press release or make any such written public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange.

     6.7. Transfer and Gains Taxes

          Each Party shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees and any similar taxes which become payable in connection with the transactions contemplated by this Agreement (together with any related interests, penalties or additions to tax, "Transfer and Gains Taxes").

     6.8. Tax Matters

          The following provisions shall govern the allocation of responsibility as between Buyer, the Partnership and the New Entity with respect to the payment of Taxes and the filing of Tax Returns from and after the Closing Date:

          (a) The Partnership shall be responsible for the payment of all Taxes of the Partnership for or with respect to the period ending on or before the Effective Date, and Buyer shall be responsible for the payment of all Taxes of the Partnership for or with respect to the period commencing on the date following the Effective Date. Taxes owed by the Partnership with respect to periods ending on or before the Effective Date that are not paid by the Partnership at or prior to Closing or pursuant to Section 6.8(b) shall be paid by the New Entity in accordance with Section 6.15(e).

          (b) The Partnership on or prior to the Effective Date, and the New Entity, on behalf of the Partnership, after the Effective Date, shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Partnership for or with respect to all taxable periods (or portions thereof) ending on or before the Effective Date. The Partnership on or prior to the Effective Date, and the New Entity, on behalf of the Partnership, after the Effective Date, shall pay all Taxes, if any, at the time that any related Tax Return is filed, and, in any event, on or prior to the date such Taxes are due, including extensions; provided, however, that income Tax Returns for the taxable
                      --------  -------
period in 2002, if any, ending on the Effective Date shall be filed by the Partnership or the New Entity, as applicable, within 105 days after the Effective Date.

          (c) Buyer shall prepare or cause to be prepared and file or cause to be filed all Tax Returns of the Partnership for Tax periods which end on or after the date following the Effective Date (including for Tax periods which begin before the Effective Date and end on or after the date following the Effective Date). All determinations of tax items and the timing thereof shall be made in a manner consistent with prior tax practices of the Partnership.

     6.9.  [Intentionally Deleted]

     6.10. Lender Consent

           (a) Buyer shall use its commercially reasonable efforts to take, or cause to be taken, or do, or cause to be done, all things necessary, proper or advisable, including permitting Merrill Lynch & Co. and/or the General Partner to assist Buyer in its efforts, to obtain, as soon as practicable following the date of this Agreement, all consents of the Partnership's lender set forth on
Schedule 6.10, which consents are required to be obtained in connection with the
-------------
transactions contemplated by this Agreement.

           (b) The General Partner shall use its commercially reasonable efforts to take, or cause to be taken, or do, or cause to be done, all things necessary, proper or advisable to obtain, as soon as practicable following the date of this Agreement, all consents of the Partnership's lender, including, without limitation, consent to amend the Operating Agreement, necessary to permit the General Partner under the Operating Agreement to approve and consummate the Merger and the other transactions contemplated by this Agreement and each other agreement in connection therewith to which the General Partner is or will be a party (the "Operating Agreement Consent"). Upon receipt of the Operating Agreement Consent, the General Partnership shall promptly amend the Operating Agreement as contemplated by the Operating Agreement Consent.

     6.11. Manager Consents

           (a) Buyer shall use its commercially reasonable efforts to take, or cause to be taken, or do, or cause to be done, all things necessary, proper or advisable, to obtain, as soon as practicable following the date of this Agreement, (i) the consent of the Manager to the lease of the Hotels by the Surviving Partnership to one or two affiliates of the Surviving Partnership ("Lessees"), and the assignment of the Management Agreement to such Lessees,
(ii) the consent of the Manager to changes to the Management Agreement, pursuant to amended and restated management agreements between Manager and the Lessees, which changes are identical to the changes made to the Management Agreement, dated March 29, 1988, between Marriott Residence Inn Limited Partnership and Residence Inn by Marriott, Inc. (except for changes with respect to the parties to the agreement and transaction specific information) as reflected in the Amendment and Restatement of Management Agreement by and between Residence Inn by Marriott, Inc., as Manager, and AHM Res I Limited Partnership, dated as of March 29, 2002, and (iii) the waiver by the Manager of any rights it may have under Section 18.01 of the Management Agreement with respect to the transactions (the "Proposed Transactions") contemplated by this Agreement or which are necessary to implement Merger Sub's proposed real estate investment trust structure (collectively, the "Buyer Consents"). Notwithstanding anything to the contrary in this Section 6.11(a), Buyer shall not be obligated to make any payment to the Manager in consideration for the Manager's agreement to grant the Buyer Consents.

           (b) The Partnership shall use its commercially reasonable efforts to take, or cause to be taken, or do, or cause to be done, all things necessary, proper or advisable, to obtain, as soon as practicable following the date of this Agreement, (i) confirmation by the Manager addressed to each of the Partnership and the Buyer that no Net Sales Proceeds (as that term is defined in the Management Agreement) will result from the Proposed Transactions, and no Contingent Management Fees (IMF) (as that term is defined in the Management Agreement) will become payable under the Management Agreement as a result of the Proposed Transactions or as a condition to the Manager's agreement to grant the Buyer Consents or the Partnership Consents, (ii) confirmation by the Manager addressed to each of the Partnership and the Buyer that the amount of Adjusted Capital Contributions (as that term is defined in the Management Agreement) shall not decrease as a result of the Proposed Transactions or as a condition to the Manager's agreement to grant the Buyer Consents or the Partnership Consents and (iii) confirmation by the Manager addressed to each of the Partnership and the Buyer of the amount of each item set forth on Schedule 6.11(b) as of the date set forth therein with respect to such item (collectively, the "Partnership Consents"). Notwithstanding anything to the contrary in this Section 6.11(b), the Partnership shall not be obligated to make any payment to the Manager in consideration for the Manager's agreement to grant the Partnership Consents.

           (c) Buyer and the Partnership shall cooperate with each other and provide such assistance as may be necessary or appropriate or reasonably requested by the other Party to obtain the Buyer Consents and the Partnership Consents.

     6.12. Financial and Operational Reports

           Promptly following their preparation or receipt, as applicable, the Partnership will forward to Buyer copies of (i) the Partnership's quarterly and annual financial reports, (ii) the periodic rent letters prepared by the Manager relating to the Hotels, (iii) the Hotel level income statements prepared by the Manager with respect to the Hotels and (iv) any other financial or capital expenditure reports prepared by the Manager and delivered to the Partnership or its Subsidiaries.

     6.13. Indemnification by the General Partner

           (a) The General Partner (the "Indemnifying Party") shall indemnify and hold harmless Buyer, Merger Sub, the Surviving Partnership, the general partners of Merger Sub and the Surviving Partnership and any of their assignees and all of their respective officers, directors, employees and representatives and all of their respective heirs, legal representatives and successors (each, an "Indemnified Party," collectively, the "Indemnified Parties") from and against any and all Losses (as defined below) which any of the Indemnified Parties may sustain. "Losses" means all damages, liabilities, losses, costs and expenses, including all reasonable attorneys' fees and expenses, resulting from complaints, actions, suits, proceedings, hearings, investigations, claims, demands, judgments, orders, decrees, stipulations or injunctions asserted against or imposed upon any Indemnified Party arising out of any claims, disputes, proceedings, litigation or similar actions by a Limited Partner against the Partnership or the General Partner with respect to any matter or event occurring prior to the Closing Date other than any claims, disputes, proceedings, litigation or similar actions by a Limited Partner with respect to the transactions contemplated by this Agreement.

          (b) Any Indemnified Party proposing to assert the right to indemnification under this Section 6.13 shall, promptly after receipt of notice of commencement of any action against such Indemnified Party in respect of which a claim is to be made under this Section 6.13, notify the Indemnifying Party of the commencement of such action, enclosing a copy of all papers served; provided, however, that the failure to provide such notice shall not affect the
--------  -------
obligations of the Indemnifying Party except to the extent such failure to notify materially prejudices the Indemnifying Party. Thereafter, the Indemnified Party shall deliver to the Indemnifying Party, promptly (and in any event within 10 days thereof) after the Indemnified Party's receipt, delivery or filing thereof, copies of all notices and documents (including court papers) received, delivered or filed by the Indemnified Party relating to such action.

          (c) If any such action is brought against any Indemnified Party, the Indemnified Party shall assume the defense or settlement of such action, and the Indemnifying Party may participate therein at its sole cost and expense. If the Indemnified Party does not proceed diligently to defend such action, the Indemnifying Party shall have the right, but not the obligation, to undertake the defense of such action.

          (d) The Indemnified Party and the Indemnifying Party shall cooperate in defending any action for which indemnification is sought pursuant to this
Section 6.13, and the Indemnifying Party shall provide to the Indemnified Party reasonable access to the books, records and personnel in the possession or control of the Indemnifying Party that are pertinent to such defense.

          (e) Notwithstanding anything to the contrary set forth in this Agreement, the Indemnifying Party (i) shall not be liable for any settlement effected without its prior written consent, which consent shall not be unreasonably withheld; provided, however, that if the Indemnified Party is Buyer, the
          --------  -------
Surviving Partnership or the general partner of the Surviving Partnership, such action may be settled without the consent of the Indemnifying Party on 10 days' prior written notice to the Indemnifying Party if such action is then materially interfering with the business or operations of the Surviving Partnership and the settlement is commercially reasonable under the circumstances, and (ii) shall not have any obligation hereunder to any Indemnified Party to the extent that a court of competent jurisdiction shall determine in a final and non-appealable order that such indemnification is not required under this Agreement or is prohibited by applicable law.

          (f) Notwithstanding the foregoing provisions of this Section 6.13, the Indemnifying Party shall have no obligation to provide indemnification under this Section 6.13 for any Losses which result from any claims, disputes, proceedings, litigation or similar actions by a Limited Partner for which the Indemnifying Party has not received notice pursuant to Section 6.13(b) prior to the second anniversary of the Effective Date (the "Termination Date").

          (g) Notwithstanding the foregoing provisions of this Section 6.13, the Indemnifying Party's liability under this Section 6.13 shall not exceed, in the aggregate, $500,000. Buyer shall withhold the General Partner Consideration until the Termination Date in order to satisfy the Indemnifying Party's obligations under this Section 6.13. Buyer shall deduct from the General Partner Consideration, and following notice to the General Partner, pay to an Indemnified Party, the amount of any Losses for which such Indemnified Party shall be indemnified pursuant to this Section 6.13. On the Termination Date, Buyer shall deliver to the General Partner (i) the General Partner Consideration, less any deductions provided for in the previous sentence, by cashier's or certified check payable to the order of, or by wire transfer to an account specified by, the General Partner and (ii) a statement indicating the amounts deducted from the General Partner Consideration and a description of the Losses for which the Indemnified Parties were indemnified. If a claim with respect to which an Indemnified Party has asserted its right to indemnification pursuant to Section 6.13(b) has not been definitively resolved prior to the Termination Date, Buyer may continue to withhold after the Termination Date that amount of the General Partner Consideration that it reasonably believes in good faith to be equal to the value of such claim. Promptly after the definitive resolution of such claim, Buyer shall pay to the General Partner that amount of the General Partner Consideration withheld after the Termination Date that is not needed to satisfy the Indemnifying Party's obligations with respect to such claim. Any Losses for which the Indemnified Parties shall be indemnified pursuant to this Section 6.13 that exceed the General Partner Consideration in the aggregate shall be paid directly by the Indemnifying Party.

           (h) If the General Partner Consideration retained by Buyer is not sufficient to satisfy the Indemnifying Party's obligation under this Section 6.13, an Indemnified Party shall request payment from the Indemnifying Party pursuant to this Section 6.13 by delivering to the Indemnifying Party written notification of the need for indemnification. Such notification shall indicate
(i) the amount of the Losses for which the Indemnified Party shall be indemnified and (ii) a description of the Losses for which indemnification is being requested.

     6.14. Indemnification by the New Entity

           (a) The New Entity shall indemnify and hold harmless the Indemnified Parties from and against any and all damages, liabilities, losses, costs and expenses, including all reasonable attorneys' fees and expenses, which any of the Indemnified Parties may sustain and which result from complaints, actions, suits, proceedings, hearings, investigations, claims, demands, judgments, orders, decrees, stipulations or injunctions asserted against or imposed upon any Indemnified Party in any of the litigation set forth on Schedule 3.6 hereof,
                                                            ------------
as may be subsequently amended pursuant to Section 6.2(g); provided, however,
                                                           --------  -------
the New Entity shall have no obligation to provide indemnification under this
Section 6.14(a) for any damages, liabilities, losses, costs and expenses which have been reserved for by the Manager or which shall be reimbursed or otherwise covered by the Partnership's insurance.

           (b) Notwithstanding the foregoing provisions of this Section 6.14, the New Entity's obligations under this Section 6.14 shall terminate on the Termination Date.

     6.15. Adjustment Account

           (a) Prior to the Closing, the Partnership shall establish a statutory business trust under the Delaware Business Trust Act which will be managed by the General Partner as its trust manager (the "New Entity"), the purpose of which is to hold certain contingent assets of the Partnership and to facilitate certain post-Closing actions of the Parties.

           (b) Promptly after the establishment of the New Entity and prior to the Closing, the Partnership shall assign all of the Partnership's right, title and interest in the Contingent Assets (as defined below) to the New Entity. Following such assignment and prior to the Closing, the Partnership shall distribute to the Limited Partners the beneficial interests in the New Entity on a pro rata basis based upon each Limited Partner's ownership of Partnership Units as of the time of such distribution. Immediately prior to such distribution, the Partnership shall contribute $300,000 of Partnership Cash to the New Entity to enable the New Entity to pursue certain Contingent Assets and to satisfy certain obligations of the

Partnership. As the trust manager of the New Entity, the General Partner shall not permit the New Entity to take any actions that would cause this amount to be used for any purpose other than to (i) pursue certain Contingent Assets, (ii) satisfy the Partnership's obligations to the General Partner under the Partnership Agreement and (iii) satisfy the obligations of the New Entity under this Agreement; provided, however, the New Entity may distribute such amount to
                --------  -------
its beneficiaries once such obligations are satisfied.

           (c) For purposes of this Section 6.15, "Contingent Assets" shall include (i) the Final Net Profit Payment, (ii) the Prorated Tax Adjustment (as defined below), if positive, (iii) the Refunded Litigation Reserves, (iv) any Other Manager Payments (as defined below) and (v) all claims or demands of any nature whatsoever, known or unknown, anticipated or unanticipated, accrued or unaccrued, which have been or may be asserted by or on behalf of the Partnership, and which arise out of events occurring prior to the Closing with respect to the Material Contracts.

           (d) Promptly after receipt from the Manager or Servicer, as applicable, the Surviving Partnership shall deliver or pay to the New Entity (i) the Final Net Profit Payment, (ii) the Refunded Litigation Reserves and (iii) any other payments received by the Surviving Partnership or any of its subsidiaries from the Manager or the Servicer, as applicable, ("Other Manager Payments") that represent refunds or returns of money to the Partnership or any of its Subsidiaries as a result of overpayment by the Partnership or any of its Subsidiaries or underpayment by the Manager, of such amount during the period prior to the Closing (if the Surviving Partnership or any of its subsidiaries is required to make any payments to the Manager as a result of an underpayment by the Partnership or any of its Subsidiaries or overpayment by the Manager with respect to the period prior to the Closing, Buyer shall request in writing that the New Entity pay such amount to Buyer and the New Entity shall, after receipt of such documentation from Buyer that the New Entity reasonably believes is necessary to support such request, promptly pay such amount to Buyer).

           (e) Promptly after the Surviving Partnership's tax liability for the period in 2002 ending on the Effective Date, if any, is determined, the Surviving Partnership shall deliver or pay to the New Entity the difference, if positive, between the prorated Taxes paid or accrued by the Partnership at or prior to the Closing for the respective period and the actual amount of such Taxes due and payable by the Partnership for such period (if the prorated Taxes paid or accrued at or prior to the Closing are less than the actual amount of such Taxes due and payable for the relevant period, Buyer shall request in writing that the New Entity pay the difference to Buyer and the New Entity shall, after receipt of such documentation from Buyer that the New Entity reasonably believes is necessary to support such request, promptly pay such amount to Buyer) (the "Prorated Tax Adjustment").

           (f) In addition to any other obligations or commitments described herein to be performed or satisfied by the New Entity, the New Entity shall pay, discharge, perform and satisfy those obligations to be paid, discharged, performed and satisfied by the Partnership for the benefit of the Limited Partners, as determined by the General Partner, which arise prior to or in connection with the Merger but which by their nature cannot be performed until the Merger has been completed, including, without limitation, preparing and distributing to the Limited Partners Schedules K-1 for the period(s) prior to the Merger pursuant to the requirements of the Code and payment of any outstanding costs related to the Closing.

7.   CONDITIONS TO CLOSING

     7.1.  Conditions to Each Party's Obligations

           The obligations of each Party to effect the Merger and to consummate the other transactions contemplated by this Agreement to occur at the Effective Time shall be subject to satisfaction at or prior to the Effective Time of the following conditions:

           (a) The Limited Partner Approvals shall have been obtained.

           (b) No Law shall have been enacted by any Governmental Entity that makes the consummation of the Merger or any other material transaction contemplated by this Agreement illegal.

           (c) At the Effective Time, no temporary restraining order, preliminary or permanent injunction or other order, legal restraint or prohibition issued by any Governmental Entity preventing the consummation of the Merger or any of the other material transactions contemplated by this Agreement shall be in effect.

           (d) All consents, authorizations, orders and approvals of (or filing or registration with) any Governmental Entity required in connection with the consummation of the Merger and the other transactions contemplated by this Agreement shall have been obtained.

           (e) All required third-party consents to the Merger and the other transactions contemplated by this Agreement shall have been received, including, without limitation, (i) the Buyer Consents, (ii) the Partnership Consents, (iii) the

Operating Agreement Consent and (iv) those required consents set forth on
Schedule 7.1.
------------

          (f) The Operating Agreement shall have been amended as contemplated by the Operating Agreement Consent.

     7.2. Conditions to Obligations of the Partnership and the General Partner

          The obligations of the Partnership and the General Partner to effect the Merger and to consummate the other transactions contemplated by this Agreement to occur at the Effective Time shall be subject to satisfaction at or prior to the Effective Time of each of the following further conditions:

          (a) Each of the representations and warranties of Buyer and Merger Sub set forth in this Agreement, disregarding all qualifications and exceptions contained therein relating to materiality or a Buyer Material Adverse Effect, shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent that such representations and warranties are expressly limited by their terms to another date, in which case such representations and warranties shall be true and correct as of such other date), except where the failure of such representations and warranties to be true and correct would not, individually or in the aggregate, reasonably be expected to have a Buyer Material Adverse Effect, and the Partnership shall have received a certificate (which certificate may be qualified by Knowledge to the same extent as such representations and warranties of Buyer and Merger Sub contained herein are so qualified) signed on behalf of Buyer by the chief executive officer or the chief financial officer of Buyer, in such capacity, to such effect.

          (b) Buyer and Merger Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Effective Time.

     7.3. Conditions to Obligations of Buyer and Merger Sub

          The obligations of Buyer and Merger Sub to effect the Merger and to consummate the other transactions contemplated by this Agreement to occur at the Effective Time shall be subject to satisfaction at or prior to the Effective Time of each of the following further conditions:

          (a) Each of the representations and warranties of the Partnership and the General Partner set forth in this Agreement, disregarding all qualifications and exceptions contained therein relating to materiality or a Partnership Material Adverse Effect, shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent that such representations and warranties are expressly limited by their terms to another date, in which case such representations and warranties shall be true and correct as of such other date), except where the failure of such representations and warranties to be true and correct would not, individually or in the aggregate, reasonably be expected to have a Partnership Material Adverse Effect, and Buyer and Merger Sub shall have received a certificate (which certificate may be qualified by Knowledge to the same extent as such representations and warranties of the Partnership or the General Partner contained herein are so qualified) signed on behalf of the Partnership by the General Partner, in such capacity, to such effect.

          (b) The Partnership and General Partner shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Effective Time.

          (c) Since the date of this Agreement, there shall have been no Partnership Material Adverse Change.

          (d) Buyer shall have received a certificate signed by the General Partner on behalf of the Partnership stating that, as of the Closing Date, the aggregate amount of Partnership Cash remaining in the Partnership is not less than an amount equal to (i) $24,450,000 less (ii) the sum of (A) any amount spent in accordance with the Capital Expenditure Plan, (B) any capital expenditures required by reason of any law, ordinance, regulation or order of competent governmental authority or are otherwise required by the Manager for the continued safe or orderly operation of a Hotel and (C) any other owner funded capital expenditures made prior to the Closing Date with the prior approval of Buyer.

          (e) Hospitality Properties Trust shall have waived in writing any rights of first offer it may have under the Purchase-Sale and Option Agreement, dated February 3, 1995, by and among HMH Courtyard Properties, Inc., HMH Properties, Inc. and Hospitality Properties, Inc., as amended through the date hereof, with respect to the transactions contemplated by this Agreement.

          (f) Buyer shall have received, to its reasonable satisfaction, evidence that the actions contemplated by Section 6.15(b) with respect to the New Entity shall have occurred.

          (g) The Partnership shall have, to the reasonable satisfaction of Buyer, corrected, settled, discharged, satisfied or provided a bond with respect to, as the case may be, all material title deficiencies and all tax and judgment liens affecting the Partnership, Bossier RIBM Two LLC, or their respective properties, except where the failure to correct such title deficiencies (other than tax and judgment liens) would not reasonably be expected to have a Partnership Material Adverse Effect.

8.   TERMINATION, EXPENSES, AMENDMENT AND WAIVER

     8.1. Termination

          This Agreement may be terminated at any time prior to the Effective Time, whether before or after the Limited Partner Approvals are obtained or the Certificate of Merger has been filed with the Delaware Secretary of State (provided the Effective Time has not yet occurred):

          (a)  by mutual written consent of the Parties;

          (b) by the Partnership, upon a breach of any representation, warranty, covenant, obligation or agreement on the part of Buyer or Merger Sub set forth in this Agreement, or if any representation or warranty of Buyer or Merger Sub shall become untrue, in either case such that the conditions set forth in Section 7.2(a) or Section 7.2(b), as the case may be, would be incapable of being satisfied as of the date of such breach, which breach or failure to be true either is not capable of being cured or, if it is capable of being cured, has not been cured within 30 days following written notice to the Partnership from Buyer or Merger Sub of such breach; provided that the Partnership may not terminate this Agreement pursuant to this Section 8.1(b) if the Partnership or the General Partner is then in material breach of its obligations under this Agreement;

          (c) by Buyer, upon a breach of any representation, warranty, covenant, obligation or agreement on the part of the Partnership or the General Partner set forth in this Agreement, or if any representation or warranty of the Partnership or the General Partner shall become untrue, in either case such that the conditions set forth in Section 7.3(a) or Section 7.3(b), as the case may be, would be incapable of being satisfied as of the date of such breach, which breach or failure to be true either is not capable of being cured or, if it is capable of being cured, has not been cured within 30 days following written notice to the Buyer from the Partnership or General Partner of such breach; provided that Buyer may not terminate this Agreement pursuant to this Section 8.1(c) if Buyer or Merger Sub is then in material breach of its obligations under this Agreement;

          (d) by either Buyer or the Partnership, if any judgment, injunction, order, decree or action by any Governmental Entity of competent authority preventing the consummation of the Merger shall have become final and non-appealable;

          (e) by either Buyer or the Partnership, if the Merger shall not have been consummated within 150 days after the date hereof (or such later date to which Buyer and the Partnership may have extended the Closing deadline); provided, however, that a Party may not terminate pursuant to this clause (e) if
--------  -------
the terminating Party shall have breached in any material respect its obligations under this Agreement in any manner that shall have been the primary cause of the occurrence of the failure referred to in this clause;

                 (f) by either Buyer or the Partnership if the Limited Partner Approvals shall not have been obtained prior to the expiration of the solicitation period set forth in the Consent Solicitation (as the same may be extended by the Partnership in its sole discretion);

                 (g) by the Partnership (i) if the General Partner shall have withdrawn, modified, amended or qualified in any manner adverse to Buyer its approval or recommendation of either of the Merger or this Agreement in connection with, or approved or recommended, any Superior Acquisition Proposal, or, (ii) in order to enter into a binding written agreement with respect to a Superior Acquisition Proposal, provided that, in each case, the Partnership and the General Partner shall have complied with the terms of Section 6.3 and, prior to terminating pursuant to this Section 8.1(g), the Partnership has paid to Buyer (provided the Partnership is not entitled to terminate this Agreement pursuant to Section 8.1(b)) the Break-Up Fee (as defined below) as provided by
Section 8.2 hereof;

                 (h) by Buyer, if (i) prior to the Effective Time, the General Partner shall have withdrawn, modified, amended or qualified in any manner adverse to Buyer its approval or recommendation of either of the Merger or this Agreement in connection with, or approved or recommended, any Superior Acquisition Proposal, (ii) the Partnership shall have entered into any agreement for any Superior Acquisition Proposal, or (iii) the General Partner shall have resolved to do any of the foregoing;

                 (i) by Buyer, if the weekly occupancy rate of the Hotels, as reported by Manager, is less than 55% for four consecutive weeks at any time prior to the Closing;

                 (j) by the Partnership, if Buyer has not, within 45 days after the date hereof, obtained the Buyer Consents; provided, however, the
                                              --------  -------
Partnership, in its sole discretion, may extend the period of time during which the Buyer Consents may be obtained for up to 30 days;

                 (k) by Buyer, if the Partnership has not, within 45 days after the date hereof, obtained the Partnership Consents; provided, however, Buyer, in
                                                    --------  -------
its sole discretion, may extend the period of time during which the Partnership Consents may be obtained for up to 30 days;

                 (l) by Buyer, if the amount confirmed by the Manager pursuant to Section 6.11(b)(iii) with respect to any item set forth on Schedule 6.11(b)
                                                              ----------------
is different than the amount set forth on Schedule 6.11(b) with respect to such
                                          ----------------
item;

                 (m) by either Buyer or the Partnership, if Hospitality Properties Trust shall not have waived, prior to the expiration of the solicitation period set forth in the Consent Solicitation (as the same may be extended by the Partnership in its sole discretion), its rights of first offer, if any, under the Purchase-Sale and Option Agreement, dated February 3, 1995, by and among HMH Courtyard Properties, Inc., HMH Properties, Inc. and Hospitality Properties, Inc., as amended through the date hereof, with respect to the transactions contemplated by this Agreement;

                 (n) by the Partnership, if Buyer has not, within 3 business days after the date hereof, deposited the Deposit into escrow with the Deposit Escrow Agent in accordance with the terms and conditions of the Deposit Escrow Agreement; or

                 (o) by the Buyer if the Merger shall not have been consummated within 120 days after the date hereof (or such later date to which Buyer may have extended the Closing deadline); provided however, that the Buyer may not terminate pursuant to this clause (o) if the Partnership is not the cause of the failure to consummate the Merger within such time period.

        8.2.     Break-Up Fee

                 (a) If this Agreement shall be terminated pursuant to Section 8.1(g) or 8.1(h), then the Partnership thereupon shall pay to Buyer (provided that the Partnership was not entitled to terminate this Agreement pursuant to
Section 8.1(b) at the time of such termination) a fee equal to the Break-Up Fee. The payment of the Break-Up Fee shall be compensation for the loss suffered by Buyer as a result of the failure of the Merger to be consummated (including, without limitation, out-of-pocket costs and expenses) and to avoid the difficulty of determining damages under the circumstances. The Break-Up Fee shall be paid by the Partnership to Buyer, in immediately available funds, within five (5) business days after the date the event giving rise to the obligation to make such payment occurred (except as otherwise provided in Section 8.1(g)). As used in this Agreement, "Break-Up Fee" shall be an amount equal to $250,000.

                 (b) In the event that (i)(A) this Agreement is terminated by the Buyer or Merger Sub pursuant to Section 8.1(c) (where the breach by the Partnership is willful), (B) prior to such termination an Acquisition Proposal has been publicly announced, disclosed or communicated and (C) on the date of such termination, neither Buyer nor Merger Sub is in material breach of this Agreement, and (ii) within nine months after such termination pursuant to clause
(i)(A), the Partnership shall consummate or enter into an agreement with respect to such Acquisition Proposal or any subsequent Acquisition Proposal made in response to or in competition with such Acquisition Proposal, the Partnership shall pay to Buyer the Break-Up Fee concurrently with the consummation of such transaction.

        9.   DEFINITIONS

                  "Accounting Period" shall have the meaning set forth in the Management Agreement.

                  "Acquisition Proposal" shall have the meaning set forth in
Section 6.3(a) of this Agreement.

                  "Agreement" shall mean this Agreement and Plan of Merger.

                  "Break-Up Fee" shall be an amount equal to $250,000.

                  "Buyer" shall mean Apple Hospitality Two, Inc., a Virginia corporation.

                  "Buyer's Financial Statements" shall have the meaning set forth in Section 5.3 of this Agreement.

                  "Buyer Consents" shall have the meaning set forth in Section 6.11(a) of this Agreement.

                  "Buyer Counter Proposal" shall have the meaning set forth in
Section 6.3(c) of this Agreement.

                  "Buyer Material Adverse Change" means any material adverse change in the business, financial condition or results of operations of Buyer and its consolidated subsidiaries (if any) taken as a whole.

                  "Buyer Material Adverse Effect" shall have the meaning set forth in Section 5.1 of this Agreement.

                  "Capital Expenditure Plan" shall mean (a) the Partnership's plan, which has been approved by the Manager, to fund $3,244,064 for repairs, alterations, improvements, renewals and replacements at the Hotels as set forth in Exhibit D attached hereto and (b) the renovation plan for the Hotels set
   ---------
forth in the Renovation Letter to the Manager dated February 1, 2002 which is attached hereto as Exhibit E to the extent funded by the Partnership.
                   ---------

                  "CERCLA" shall have the meaning set forth in Section 3.14 of this Agreement.

          "Certificate of Limited Partnership" shall mean the Certificate of Limited Partnership of the Partnership.

          "Certificate of Merger" shall have the meaning set forth in Section
2.2 of this Agreement.

          "Closing" shall have the meaning set forth in Section 2.5 of this Agreement.

          "Closing Date" shall have the meaning set forth in Section 2.5 of this Agreement.

          "Code" shall mean the Internal Revenue Code of 1986, as amended.

          "Confidentiality Agreement" means the confidentiality agreement between Buyer and the Partnership, dated April 6, 2001.

          "Consent Solicitation" shall have the meaning set forth in Section 6.2(a) of this Agreement.

          "Contingent Assets" shall have the meaning set forth in Section 6.15(c) of this Agreement.

          "Contract" shall have the meaning set forth in Section 3.4 of this Agreement.

          "Deposit" shall have the meaning set forth in Section 2.4 of this Agreement.

          "Deposit Escrow Agent" means First Union National Bank or such other escrow agent to the Deposit Escrow Agreement as shall be mutually determined by the Parties.

          "DRULPA" shall mean the Delaware Revised Uniform Limited Partnership Act.

          "Effective Date" shall have the meaning set forth in Section 2.2 of this Agreement.

          "Effective Time" shall have the meaning set forth in Section 2.2 of this Agreement.

          "Environmental Law" shall have the meaning set forth in Section 3.14 of this Agreement.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          "Exchange Fund" shall have the meaning set forth in Section 2.6(b) of this Agreement.

          "Final Net Profit Payment" shall mean the aggregate amount of Operating Profit, less any applicable debt service deducted pursuant to the terms of the Loan Agreement, delivered or paid by the Manager or the Servicer, as applicable, to the Surviving Partnership pursuant to the terms of the Management Agreement with respect to the last full Accounting Period (and any portion of the subsequent Accounting Period) occurring prior to the Closing. For purposes of this definition, the amount of Operating Profit attributable to the partial Accounting Period occurring prior to the Closing Date shall equal (x) the amount of Operating Profit transferred or paid by the Manager or the Servicer, as applicable, to the Partnership and its Subsidiaries for such Accounting Period multiplied by (y) the quotient of (A) the number of days in the partial Accounting Period divided by (B) twenty-eight.

          "Fiscal Year" shall have the meaning set forth in the Management Agreements.

          "GAAP" shall mean generally accepted accounting principles.

          "General Partner" shall mean RIBM Two LLC, a Delaware limited liability company and the sole general partner of the Partnership.

          "General Partner Consideration" shall have the meaning set forth in
Section 2.6(i) of this Agreement.

          "Governmental Entity" shall mean any federal, state or local government or any court, administrative or regulatory agency or commission or other governmental authority or agency having jurisdiction applicable to the Partnership or any of its Subsidiaries (if any).

          "Hazardous Materials" shall have the meaning set forth in Section 3.14 of this Agreement.

          "Hotels" shall mean the Residence Inn hotels owned by the Partnership or any of its Subsidiaries and which are described on Schedule 1 to this
                                                      ----------
Agreement.

          "Indemnifying Party" shall have the meaning set forth in Section 6.13(a) of this Agreement.

          "Indemnified Party" or "Indemnified Parties" shall have the meaning set forth in Section 6.13(a) of this Agreement.

          "IRS" means the Internal Revenue Service.

          "Knowledge" with respect to Buyer, shall mean information which is actually known by an executive officer of such Person with responsibility for the matters in question or which a prudent individual in such position would reasonably be expected to discover with due inquiry. With respect to the Partnership, Knowledge shall mean information which is actually known by an executive officer of the Partnership, the General Partner or any of the Subsidiaries with responsibility for the matters in question or which a prudent individual in such position would reasonably be expected to discover with due inquiry.

          "Laws" shall have the meaning set forth in Section 3.5(a) of this Agreement.

          "Liens" shall have the meaning set forth in Section 3.2(b) of this Agreement.

          "Limited Partners" shall mean the holders of Partnership Units who have been admitted as limited partners of the Partnership prior to the Effective Time.

          "Limited Partner Approvals" shall mean the approval of the holders of a majority of the Partnership Units who have been admitted as limited partners of the Partnership to the Merger and the related transactions to the extent required by the Partnership Agreement to effectuate the transactions contemplated by this Agreement.

          "Loan Agreement" shall mean that certain Loan Agreement between the Partnership and Nomura Asset Capital Corporation (now Capital Company of America), dated March 22, 1996, for an aggregate original principal amount of $140 million, as amended by that certain Letter Agreement, dated December 10, 1998, between the Partnership and AMRESCO Services, L.P., as assigned to LaSalle National Bank, trustee, under that certain Pooling and Servicing Agreement, dated as of April 1, 1996, among Nomura Asset Securities Corporation, AMRESCO Management, Inc., LaSalle National Bank and ABN AMRO Bank N.A., pursuant to that certain General Assignment, executed as of April 1, 1996, from Nomura Asset Capital Corporation to LaSalle National Bank.

          "Loans" shall have the meaning set forth in Section 3.9 of this Agreement.

          "Losses" shall have the meaning set forth in Section 6.13(a) of this Agreement.

          "Manager" shall mean Residence Inn by Marriott, Inc., the manager of the Hotels.

          "Management Agreement" shall mean that certain Amended and Restated Management Agreement, dated March 22, 1996, between the Partnership and Residence Inn by Marriott, Inc., the manager of the Hotels, as amended by that certain Letter Agreement, dated October 9, 1998, by and between the Partnership and Residence Inn by Marriott, Inc., regarding modifications to the Management Agreement, or, with respect to the Hotel owned by Bossier RIBM Two LLC, a wholly owned subsidiary of the Partnership, the Management Agreement, dated March 22, 1996, between Bossier RIBM Two LLC, as owner, and Residence Inn by Marriott, Inc., as manager.

          "Material Contracts" shall have the meaning set forth in Section 3.10 of this Agreement.

          "Merger" shall mean the merger of Merger Sub with and into the Partnership pursuant to the terms and conditions of this Agreement.

          "Merger Consideration" shall have the meaning set forth in Section 2.6(a) of this Agreement.

          "Merger Sub" shall mean AHT Res II Acquisition, L.P., a Delaware limited partnership and a wholly owned indirect subsidiary of Buyer.

          "Merger Sub GP" shall mean AHT Res II GP, Inc., a Virginia corporation and a wholly owned indirect subsidiary of Buyer.

          "Mortgage Loans" shall have the meaning set forth in Section 3.9 of this Agreement.

          "New Entity" shall have the meaning set forth in Section 6.15 of this Agreement.

          "Operating Agreement" shall have the meaning set forth in Section 4.1 of this Agreement.

          "Operating Agreement Consent" shall have the meaning set forth in
Section 6.10 of this Agreement.

          "Operating Profit" shall have the meaning set forth in the Management Agreement.

          "Other Manager Payments" shall have the meaning set forth in Section 6.15(d) of this Agreement.

          "Parties" or "Party" shall have the meaning set forth in Section 2.2 of this Agreement.

          "Partners" shall mean the General Partner and the Limited Partners of the Partnership.

          "Partnership" shall mean Marriott Residence Inn II Limited Partnership, a Delaware limited partnership.

          "Partnership Agreement" shall mean the Amended and Restated Agreement of Limited Partnership of the Partnership, as amended by the First Amendment to Amended and Restated Agreement of Limited Partnership of the Partnership, dated April 1, 1989, First Amendment to Amended and Restated Agreement of Limited Partnership of the Partnership, dated December 28, 1998 and Amended and Restated Second Amendment to Amended and Restated Agreement of Limited Partnership of the Partnership, effective as of December 28, 1998.

          "Partnership Cash" shall mean all cash of the Partnership except for
(a) amounts available in the Partnership's FF&E reserve accounts at Closing, (b) any escrowed funds, reserves or other deposits made by the Partnership or a Subsidiary pursuant to any Loan or Mortgage Loan and held by the Partnership's lender and/or the Manager at Closing and (c) all petty cash and working capital funds held in accounts of the Hotels.

          "Partnership Interests" shall mean the partnership interests in the Partnership.

          "Partnership Material Adverse Change" shall have the meaning set forth in Section 3.8 of this Agreement.

          "Partnership Consents" shall have the meaning set forth in Section 6.11(b) of this Agreement.

          "Partnership Material Adverse Effect" shall have the meaning set forth in Section 3.1 of this Agreement.

          "Partnership SEC Documents" shall have the meaning set forth in
Section 3.7(a) of the Agreement.

          "Partnership Units" shall mean the outstanding units of limited partnership interest in the Partnership.

          "Paying Agent" shall have the meaning set forth in Section 2.6(b) of this Agreement.

          "Permits" shall have the meaning set forth in Section 3.13(b) of this Agreement.

          "Person" means any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization or other form of business or legal entity.

          "Proposed Transactions" shall have the meaning set forth in Section 6.11(a) of this Agreement.

          "Prorated Tax Adjustment" shall have the meaning set forth in Section 6.15(e) of this Agreement.

          "Release" shall have the meaning set forth in Section 3.14 of this Agreement.

          "Refunded Litigation Reserves" shall mean the amount, if any, of the cash reserves retained by the Manager with respect to any damages, liabilities, losses, costs and expenses described in Section 6.14(a) that is returned by the Manager to the Surviving Partnership or any subsidiary of the Surviving Partnership after the Closing.

          "SEC" shall mean the Securities and Exchange Commission.

          "Securities Act" shall mean the Securities Act of 1933, as amended.

          "Servicer" shall mean CapMark Services, LP, the servicer under the Loan Agreement.

          "Subsidiaries" or "Subsidiary" shall have the meaning set forth in
Section 3.2(a) of this Agreement.

          "Superior Acquisition Proposal" shall have the meaning set forth in
Section 6.3(d) of this Agreement.

          "Surviving Partnership" shall mean the surviving entity of the Merger.

          "Tax Returns" shall have the meaning set forth in Section 3.11(a) of this Agreement.

          "Taxes" shall have the meaning set forth in Section 3.11(a) of this Agreement.

                  "Termination Date" shall have the meaning set forth in Section 6.13(f) of this Agreement.

                  "Transfer and Gains Taxes" shall have the meaning set forth in
Section 6.7 of this Agreement.

10.      GENERAL PROVISIONS

         10.1.    No Survival

                  None of the representations, warranties, covenants or agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time; provided, however, the foregoing
                                            --------  -------
shall not limit any covenant, agreement or indemnity of any Party which by its terms contemplates performance after the Effective Time, including, without limitation, Section 6.13, Section 6.14 and Section 6.15.

         10.2.    Expenses

                  (a) All fees and expenses incurred in connection with the negotiation, preparation and execution of this Agreement and the performance of the transactions contemplated hereby shall be paid by the Party incurring such expenses, including, without limitation, any finder's fees, investment banking fees, attorneys' fees or other professional fees, provided that (i) the Partnership shall pay all fees and expenses associated with (A) the Consent Solicitation, (B) the solicitation of the Partnership Consents and (C) the solicitation of any third-party consents, other than lender consents and the Buyer Consents, required to be obtained from parties to contracts with the Partnership in connection with the transactions contemplated by this Agreement, and (ii) Buyer shall pay all fees and expenses associated with (A) the solicitation of any consents of the Partnership's lender required to be obtained in connection with the transactions contemplated by this Agreement, (B) the solicitation of the Buyer Consents, (C) Buyer's due diligence investigation of the Partnership and (D) all Transfer and Gain Taxes. Notwithstanding the foregoing, in the event that, following distribution of the Consent Solicitation to the Limited Partners, the Partnership does not receive the Limited Partner Approvals, the Partnership shall reimburse Buyer for up to $230,000 of its reasonable third-party due diligence expenses (including legal fees) incurred in connection with Buyer's due diligence review of the Partnership and the Hotels. The Partnership and Buyer shall each pay one-half of all title insurance premiums (including additional premiums attributable to extended coverage) up to an aggregate amount of $100,000 each, and Buyer shall pay the amount of such premiums that exceeds $200,000 in the aggregate.

          (b) If any Party fails to promptly pay any amounts due pursuant to this Agreement (including, without limitation, pursuant to Section 2.6 and Section 8.2) and, for the purpose of obtaining payment, a Party commences a suit which results in a judgment against another Party for any amounts owed pursuant hereto, the losing party shall pay to the prevailing party its costs and expenses (including reasonable attorneys' fees and expenses) in connection with such suit.

   10.3.  Amendment

          This Agreement may be amended by the Parties in writing at any time before or after any Limited Partner Approvals are obtained and prior to the Effective Time; provided, however, that, after the Limited Partner Approvals are obtained, no such amendment shall be made which by law requires the further approval of the Limited Partners without first obtaining such further approval.

   10.4.  Extension; Waiver

          At any time prior to the Effective Time, the Parties may (a) extend the time for the performance of any of the obligations or other acts of the other Parties, (b) waive any inaccuracies in the representations and warranties of the other Parties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 10.3 and to the extent lawful, waive compliance with any of the agreements or conditions of any Party contained in this Agreement. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party and then only to the extent expressly specified therein. The delay or failure of any Party to exercise or assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

   10.5.  Notices

          All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be delivered personally, sent by overnight courier (providing proof of delivery) to the Parties or sent by telecopy (providing confirmation of transmission) at the following addresses or telecopy numbers (or at such other address or telecopy number for a Party as shall be specified by like notice):

               (a)   if to the Partnership
                     or the General Partner to:

                            Marriott Residence Inn II Limited Partnership c/o Host Marriott Corporation
                            10400 Fernwood Road
                            Bethesda, MD 20817
                            Attention:  Robert Parsons
                            Facsimile:  (301) 380-5188

                            and

                            Attention:  Elizabeth Abdoo
                            Facsimile:  (301) 380-3588

                     with a copy (which shall not constitute notice) to:

                            Hogan & Hartson L.L.P.
                            555 13th Street, N.W.
                            Washington, D.C. 20004
                            Attention:  J. Warren Gorrell, Jr.
                            Facsimile:  (202) 637-5910

               (b)   if to Buyer
                     or Merger Sub to:

                            Apple Hospitality Two, Inc.
                            10 South Third Street
                            Richmond, VA 23219
                            Attention:  Justin Knight
                            Facsimile:  (804) 344-8129


                      with a copy (which shall not constitute notice) to:

                            Jenkens & Gilchrist, P.C.
                            1445 Ross Avenue, Suite 3200
                            Dallas, TX  75202
                            Attention:  Tom Davis
                            Facsimile:  (214) 855-4300

   10.6.  Assignment and Binding Effect

          This Agreement and the rights and obligations of the Parties hereunder may not be assigned by any Party without the prior written consent of each of the other Parties. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and assigns.

     10.7.  Entire Agreement

            This Agreement, the Confidentiality Agreement, the Deposit Escrow Agreement and the other agreements entered into in connection with the Merger constitute the entire agreement and supersede all prior agreements (except the Confidentiality Agreement) and understandings, both written and oral, between the Parties with respect to the subject matter of this Agreement.

     10.8.  Governing Law

            This Agreement, the rights and obligations of the Parties, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of Delaware (excluding the choice of law rules thereof).

     10.9.  Severability

            If any part of any provision of this Agreement shall be invalid or unenforceable in any respect, such part shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts of such provision or the remaining provisions of this Agreement.

     10.10. Further Assurances

            In connection with this Agreement and the transactions contemplated hereby, each Party shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate or reasonably requested by another Party to effectuate and perform the provisions of this Agreement and such transactions.

     10.11. Counterparts

            To facilitate execution, this Agreement may be executed in as many counterparts as may be required. It shall not be necessary that the signatures of, or on behalf of, each Party, or that the signatures of all persons required to bind any Party, appear on each counterpart; but it shall be sufficient that the signature of, or on behalf of, each Party, or that the signatures of the persons required to bind any Party, appear on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in making proof of this Agreement to produce or account for more than a number of counterparts containing the respective signatures of, or on behalf of, all of the Parties. Facsimile signatures shall be deemed as effective as inked originals.

                            [Signatures on Next Page]

     IN WITNESS WHEREOF, the Parties have duly executed this Agreement and Plan of Merger, or have caused this Agreement and Plan of Merger to be duly executed on their behalf, as of the day and year first above written.

                              APPLE HOSPITALITY TWO, INC.

                                By:  /s/ Glade M. Knight
                                     -------------------------------------------
                                Name:    Glade M. Knight
                                         ---------------------------------------
                                Title:  President
                                        ----------------------------------------

                              AHT RES II ACQUISITION, L.P.

                                By: AHT Res II GP, its general partner

                                By:  /s/ Glade M. Knight
                                     --------- ---------------------------------
                                Name:    Glade M. Knight
                                         ---------------------------------------
                                Title:  President
                                        ----------------------------------------

                              MARRIOTT RESIDENCE INN II LIMITED PARTNERSHIP

                                By: RIBM TWO LLC, its sole general partner

                                By:  /s/ Robert E. Parsons
                                     -------------------------------------------
                                Name:    Robert E. Parsons, Jr.
                                Title:  President and Manager

                             RIBM TWO LLC

                                By:  /s/ Robert E. Parsons
                                     -------------------------------------------
                                Name:    Robert E. Parsons, Jr.
                                         ---------------------------------------
                                Title:  President
                                        ----------------------------------------

                                   APPENDIX B
                         OPINION OF MERRILL LYNCH & CO.

                           [MERRILL LYNCH LETTERHEAD]

                                                   April 29, 2002


Board of Managers of RIBM Two LLC,
as sole General Partner of:
Marriott Residence Inn II Limited Partnership
10400 Fernwood Road
Bethesda, Maryland 20817

Board of Managers:

     Marriott Residence Inn II Limited Partnership (the "Partnership"), RIBM Two LLC, the sole general partner of the Partnership (the "General Partner" and together with the Partnership, the "Company"), Apple Hospitality Two, Inc. (the "Acquiror"), and AHT Res II Acquisition, L.P., a wholly owned indirect subsidiary of Acquiror (the "Acquisition Sub"), propose to enter into an Agreement and Plan of Merger (the "Agreement") pursuant to which Acquisition Sub would be merged with and into the Partnership in a merger (the "Merger") in which the general partner interest in the Partnership would be converted into the right to receive $200,000 in cash, subject to certain indemnification obligations, and each issued and outstanding unit of limited partnership interest in the Partnership (each, a "Limited Partnership Unit") would be converted into the right to receive $415 in cash (the "Limited Partnership Consideration"). Pursuant to the Agreement, the Partnership would establish, and, prior to consummation of the Merger, contribute $300,000 and certain contingent assets to, a new entity (the "New Entity"). Following such contribution, and prior to consummation of the merger, the Partnership would distribute to the holders of the Limited Partnership Units all of the Partnership's interest in the New Entity (the "New Entity Interest") on a pro rata basis based upon each limited partner's ownership of the Limited Partnership Units. The activities of the New Entity would be limited to pursuing certain contingent assets, satisfying certain Partnership obligations and satisfying the obligations of the New Entity pursuant to the Agreement; provided, however, that once such obligations are satisfied, the New Entity would be entitled to make a distribution to its members. Pursuant to the Agreement, the New Entity would indemnify Acquiror, Acquisition Sub, the limited partnership surviving the Merger (the "Surviving Partnership") and certain of their related parties from liabilities incurred with respect to scheduled litigation matters and, following consummation of the Merger, (i) the Surviving Partnership would make certain payments to the New Entity representing refunded and returned tax and manager payments, litigation reserves and debt service payments due to the Partnership and (ii) the New Entity would make payment to the Surviving Partnership for certain returns and underpayments of tax and manager payments due from the Partnership for periods prior to the closing of the Merger. The terms and conditions of the Merger are more fully set forth in the Agreement. In addition, it is our understanding that the Partnership intends to make a certain distribution to the holders of Limited Partnership Units of certain unrestricted Partnership cash after the payment of closing costs, which excess cash is not expected to be significant.

     You have asked us whether, in our opinion, the Limited Partnership Consideration to be received by the holders of the Limited Partnership Units who are limited partners of the Partnership immediately prior to the effective time of the Merger (the "Limited Partners") pursuant to the Merger, exclusive of the distribution of the New Entity Interest, and any distributions of available unrestricted Partnership cash, is fair from a financial point of view to such Limited Partners.

     In arriving at the opinion set forth below, we have, among other things:

     (1) Reviewed certain publicly available business and financial information relating to the Partnership that we deemed to be relevant;

     (2) Reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities, capital requirements and prospects of the Partnership furnished to us by the General Partner;

     (3) Conducted discussions with members of senior management of the General Partner concerning the matters described in clauses 1 and 2 above;

     (4) Performed various valuation analyses that we deemed relevant, including a "cap rate" analysis, discounted cash flow analysis, analysis of the secondary market transfer prices for the Limited Partnership Units and analysis of recent third-party tender offer prices for the Limited Partnership Units;

     (5) Reviewed the results of operations of the Partnership and compared them with those of certain publicly traded companies that we deemed to be relevant;

     (6) Participated in certain discussions and negotiations among representatives of the General Partner and Acquiror and their legal advisors;

     (7) Reviewed drafts of the Agreement, including the draft dated as of April 28, 2002;

     (8) Conducted a "market test" regarding the sale of the Partnership to other potential acquirors, including public and private hotel companies, real estate opportunity funds and other financial buyers; and

     (9) Reviewed such other financial studies and analyses and took into account such other matters as we deemed necessary, including our assessment of general economic, market and monetary conditions and specific economic and market conditions affecting the domestic lodging industry as a result of the September 11, 2001 terrorist attacks in the United States.

     In preparing our opinion, we have assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to us, discussed with or reviewed by or for us, or publicly available, and we have not assumed any responsibility for independently verifying such information or undertaken an independent evaluation or appraisal of any of the assets or liabilities of the Partnership or been furnished with any such evaluation or appraisal. In addition, we have not assumed any obligation to conduct any physical inspection of the properties or facilities of the Partnership. With respect to the financial forecast information furnished to or discussed with us by the General Partner, we have assumed that they have been reasonably prepared and reflect the best currently available estimates and judgment of the General Partner as to the expected future financial performance of the Partnership. In addition, we have assumed the effectiveness of the proposed amendments to the management agreement pursuant to which the Partnership's inns are managed, as furnished to us verbally by the General Partner in February 2002 and described in the consent solicitation statement. We have also assumed that the final form of the Agreement will be substantially similar to the last draft reviewed by us.

     Our opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated on, and on the information made available to us as of, the date hereof.

     We are acting as financial advisor to the Company in connection with the Merger and will receive a fee from the Company for our services, a significant portion of which is contingent upon the delivery of this opinion and consummation of the Merger. In addition, the Partnership has agreed to indemnify us for certain liabilities arising out of our engagement. These indemnity obligations have been guaranteed by Host Marriott, L.P., the managing member of the General Partner ("Host L.P."). Merrill Lynch acted as financial advisor to Marriott Residence Inn Limited Partnership ("Residence Inn Partnership") and RIBM One LLC in connection with the merger of AHT Res Acquisition, L.P., a wholly owned indirect subsidiary of the Acquiror, with and into Residence Inn Partnership, for which services Merrill Lynch received compensation. In addition, we are currently providing, and have in the past provided, financial advisory and financing services to the Partnership, Host L.P. and Host Marriott Corporation, the general partner of Host L.P. ("Host Corp."), and their affiliates and may continue to do so and have received, and may receive, fees for the rendering of such services. Furthermore, in the ordinary course of our business, we may engage in transactions involving the Limited Partnership Units and the securities of Host L.P., Host Corp. and/or their affiliates for our own account or for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

     This opinion is for the use and benefit of the General Partner. It is understood that this opinion will not be reproduced, summarized, described or referred to or given to any person without our prior written consent which shall not be unreasonably withheld, except that this opinion may be included in the consent solicitation statement to be filed with the Securities and Exchange Commission and mailed to the limited partners of the Partnership to solicit their consent to the Merger provided that our opinion is reproduced in full and any description of or reference to us or summary of our opinion therein is in a form acceptable to us and our counsel. Our opinion does not address the merits of the underlying decision by the Partnership to engage in the Merger and does not constitute a recommendation to any limited partners of the Partnership as to how such limited partners should vote on the proposed Merger or any matter related thereto.

     On the basis of and subject to the foregoing, we are of the opinion that, as of the date hereof, the Limited Partnership Consideration to be received by the Limited Partners pursuant to the Merger, exclusive of the distribution of the New Entity Interest, and any distributions of available unrestricted Partnership cash, is fair from a financial point of view to such Limited Partners.

                                      Very truly yours,

                                      MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                  INCORPORATED

                                  CONSENT FORM

      THIS WRITTEN CONSENT IS SOLICITED BY THE GENERAL PARTNER OF MARRIOTT
      RESIDENCE INN II LIMITED PARTNERSHIP FOR ACTION BY WRITTEN CONSENT OF
          LIMITED PARTNERS TO BE EFFECTIVE AS SET FORTH IN THE CONSENT
             SOLICITATION STATEMENT ACCOMPANYING THIS CONSENT FORM.

          This Consent Form ("Consent Form") must be completed and returned by every limited partner who wishes to vote for or against the proposal (the "Proposal") to approve the Agreement and Plan of Merger, dated as of April 30, 2002, among the Partnership, RIBM Two LLC, Apple Hospitality Two, Inc. and AHT Res II Acquisition, L.P., as described in the Consent Solicitation Statement accompanying this Consent Form.

          This Consent Form must be returned to and received by:

                                     GEMISYS
                                Proxy Department
                            7103 South Revere Parkway
                              Englewood, CO 80112
                          By Facsimile: 1-800-387-7365

prior to 2:00 p.m., New York City time, on Thursday, August 8, 2002, or such later date and time as may be designated in a mailing to all limited partners (the "Expiration Date"). The Consent Form will be effective only when it is actually received by GEMISYS. A self-addressed return envelope has been provided for your convenience.

          All Consent Forms that are properly executed and returned to GEMISYS prior to the Expiration Date will be voted in accordance with the election set forth therein. Abstentions or failure to return a signed Consent Form will have the same effect as a vote AGAINST the Proposal. Properly executed Consent Forms that are not marked will be voted FOR the Proposal.

          Before completing this Consent Form, you and your advisor, if any, should carefully review the Consent Solicitation Statement. The terms of the proposed merger and the merger agreement, including the text of the merger agreement, are set forth in detail in the Consent Solicitation Statement.

          After careful consideration, the general partner has determined that the merger agreement and the merger are fair to and in the best interests of the partnership and the limited partners and the general partner recommends that you vote "FOR" approval of the merger agreement by checking the "FOR" box on the opposite side of this Consent Form.

          If you have any questions regarding the Proposal or if you would like assistance in completing this Consent Form, please contact Georgeson Shareholder Communications, Inc. at (866) 761-0261.

          Consent Forms may be withdrawn at any time prior to the Expiration Date. In addition, you may change your vote subsequent to the submission of a Consent Form, but prior to the Expiration Date. For a withdrawal or change of vote to be effective, you must execute and deliver, prior to the Expiration Date, a subsequently dated Consent Form or a written notice stating that the consent is revoked to GEMISYS at the address set forth above. Consent Forms and notices of withdrawal or change of vote dated after the Expiration Date will not be valid.

                                     CONSENT

The undersigned, with respect to each Unit in Marriott Residence Inn II Limited Partnership held of record by the undersigned on July 3, 2002, hereby sets forth his, her or its vote in connection with the written consent solicited by the general partner of the Partnership as described in the Consent Solicitation Statement accompanying this Consent Form. You may vote for, against, or abstain from voting on the Proposal by marking the appropriate box set forth below. In order to effect the Proposal, it must be approved by limited partners holding a majority of the outstanding Units, excluding Units held by the general partner and its affiliates. Accordingly, abstentions on the Proposal will have the same effect as voting AGAINST the Proposal.

Proposal No. 1:     Approval of Agreement and Plan of Merger, dated as of
                    April 30, 2002, among Marriott Residence Inn II Limited
                    Partnership, RIBM Two LLC, Apple Hospitality Two, Inc. and
                    AHT Res II Acquisition, L.P.


                    [_] FOR             [_]  AGAINST            [_]  ABSTAIN


The undersigned hereby acknowledges receipt of the Consent Solicitation Statement, dated July 5, 2002. If Units are owned jointly, all joint owners must sign below.

                                        Date:  _________________________________


                                        Signature of Owner:  ___________________


                                        Signature of Joint Owner:  _____________


                                        Please date and sign here exactly as
                                        your name or names appear on this
                                        Consent Form. Each executor,
                                        administrator, trustee, guardian,
                                        attorney-in-fact or other fiduciary
                                        should sign and indicate his or her full title.